       As filed with the Securities and Exchange Commission on December 27, 2000
                                            Registration Statement No. 333-86331
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                  FORM SB-2/A
                                Amendment No. 1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                --------------
                                UNIVERSE2U INC.
            (Exact Name of Registrant as Specified in its Charter)


     Nevada                           1731                       88-0433489
--------------------------------------------------------------------------------
 (State or other             Industrial Class Code            (I.R.S. Employer
 jurisdiction                                               Identification No.)
  of incorporation)

          30 West Beaver Creek Rd. - Suite 109
          Richmond Hill, Ontario, Canada                          L4B 3K1
--------------------------------------------------------------------------------
       (Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code:  (905) 881-3284
                                --------------
                                   Kim Allen
                            Chief Executive Officer
                                Universe2U Inc.
                     30 West Beaver Creek Rd. - Suite 109
                    Richmond Hill, Ontario, Canada L4B 3K1
                                (905) 881-3284
--------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                               Travis L. Gering
                             Wuersch & Gering LLP
                        11 Hanover Square - 21st Floor
                               New York NY 10005
                           Telephone: (212) 509-5050
                              Fax: (212) 509-9559
                                --------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------


                                            CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                           Proposed
                                                                            maximum      Proposed
                                                      Amount of             offering      maximum       Amount of
Title of each class of                            securities to be         price per     aggregate     registration
securities to be registered                          registered              share     offering price      fee (6)
-------------------------------------------------------------------------------------------------------------------
Common stock (1)                                  621,500 shares           $ 5.28     $ 3,281,520        $  867
-------------------------------------------------------------------------------------------------------------------

Common stock underlying warrants (2)              621,500 shares           $ 5.00 (3) $ 3,107,500        $  819
-------------------------------------------------------------------------------------------------------------------
Common stock underlying
exchangeable shares (4)                           833,000 shares           $ 5.28     $ 4,398,240        $1,162
-------------------------------------------------------------------------------------------------------------------

TOTAL                                             2,076,000 shares (5)                $10,787,260        $2,848
-------------------------------------------------------------------------------------------------------------------

(1) The amount of the registration fee with respect to such securities has been calculated in accordance with Rule 457(c).

(2) The number of shares of the registrant's common stock to be registered in connection with the exercise of outstanding warrants has been determined based upon outstanding warrants to purchase up to 621,500 shares of the registrant's common stock.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g).

(4) The number of shares of the registrant's common stock to be registered in connection with the exercise of exchangeable shares has been determined based upon outstanding securities issued by an Ontario, Canada subsidiary of the registrant which are exchangeable for 833,000 shares of the registrant's common stock.

(5) Under Rule 416 under the Securities Act this registration statement also registers such number of additional securities that may be offered as a result of stock splits, stock dividends and antidilution provisions in accordance with the terms and conditions of the warrants, of which the underlying shares of common stock are registered hereby.

(6) Of such fee, $2,459 was previously paid in the Registration Statement on Form SB-2 filed with the Commission on September 18, 2000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                            DATED DECEMBER 27, 2000

                                  PROSPECTUS

                           [LOGO OF UNIVERSE2U INC.]

                       2,076,000 Shares of Common Stock

                                --------------

This Registration Statement covers the registration for resale by selling security holders of up to an aggregate of 2,076,000 shares of restricted common stock of Universe2U Inc., a Nevada corporation. Such shares are being registered on behalf of purchasers of restricted securities in private placements of the registrant. Such shares to be registered for resale consist of the following:
(a) 621,500 shares of common stock, (b) 833,000 shares of common stock to be issued to the holders of outstanding exchangeable securities upon exercise of such exchange that were issued by an Ontario, Canada subsidiary of the company, and (c) up to 621,500 shares of common stock following the issuance of such common stock to the holders of outstanding warrants upon the exercise of such warrants.

The prices at which the selling security holders may sell the securities will be determined by the prevailing market price for the shares or through negotiated transactions. We will not receive any of the proceeds from the resale of the shares of commons stock underlying the securities, however, we are paying for the costs of registering the shares of common stock covered by this prospectus.

The selling security holders will receive all of the amounts received upon any sale by them of the securities, less any brokerage commissions or other expenses incurred by them. We will not receive any proceeds from the resale of shares of common stock offered in this prospectus. We will not receive any proceeds from the issuance of shares of common stock to the holders of outstanding exchangeable securities that were issued by an Ontario, Canada subsidiary of the company upon exercise of such exchange rights. We will receive $5.00 per share upon the issuance of shares of common stock to holders of 621,500 warrants following exercise of such warrants, but we will not receive any proceeds from the resale of the underlying shares of common stock under such warrants that are offered in this prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

See "Risk Factors" beginning on page 5 about risks you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The common stock of Universe2U Inc. trades under the symbol "UTOU" on the Over-The-Counter Bulletin Board (OTC/BB).

                             --------------------
                               TABLE OF CONTENTS
                             --------------------

                                                                            Page
                                                                            ----
Prospectus Summary.......................................................     1
Risk Factors.............................................................     5
Use of Proceeds..........................................................    30
Dilution.................................................................    30
Market for Common Equity and Related Stockholder Matters.................    30
Dividend Policy..........................................................    31
Selling Security Holders.................................................    32
Plan of Distribution.....................................................    34
Selected Financial Data..................................................    37
Management's Discussion and Analysis of Financial Condition and Results
    of Operations........................................................    38
Business.................................................................    46
Management...............................................................    68
Principal Stockholders...................................................    75
Certain Relationships and Related Transactions...........................    77
Description of Capital Stock.............................................    80
Shares Eligible for Future Sale..........................................    81
Legal Matters............................................................    84
Experts..................................................................    84
Additional Information...................................................    84
Definitions of Terms ....................................................    85
Where You Can Find Additional Information................................    91
Index to Financial Statements............................................   F-1

PART II

Other Expenses of Issuance and Distribution..............................  II-1
Indemnification of Directors and Officers................................  II-1
Recent Sales of Unregistered Securities..................................  II-2
Exhibits .................... ...........................................  II-2
Undertakings.............................................................  II-3
Signatures...............................................................  II-5

                              PROSPECTUS SUMMARY

The following summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus and the financial statements.

                                  OUR COMPANY

Universe2U Inc.
----------------

We are a Nevada corporation. We were incorporated as Paxton Mining Corporation on June 19, 1999. Our company is the product of an acquisition, completed on May 17, 2000, in which Paxton Mining Corporation, our predecessor company, acquired all of the outstanding shares of Universe2U Inc. Upon completion of the acquisition, we changed our corporate name to Universe2U Inc. (the "company").

Prior to the acquisition, under the name Paxton Mining Corporation, we were a very early stage development stage company originally organized to acquire, explore and develop mining properties. Due to disappointing results, we decided to pursue another line of business. We acquired Universe2U Inc., an Ontario, Canada corporation. We subsequently changed the name to Universe2U Canada Inc. Following the acquisition, we ceased our mining-related activities.

Our company provides electronic connectivity solutions to communities, communications carriers, utilities, building owners, and corporate and government customers in North America. The Company is a facilities-based provider of advanced fiber optic and "managed broadband" solutions. We provide open access networks that are available to all service providers, however, we are not a carrier nor do we provide regulated telecommunications services.

Our telecommunications operations focus on the following areas:

 .  engineering and design;
 .  infrastructure installation and maintenance;
 .  marketing services; and
 .  network servicing.

We are currently pursuing a two-prong business strategy:

 .  to design and build fiber optic networks and market telecommunication services for major telephone and cable television companies; and . to be a pioneer in developing infostructure "SmartCommunities" networks in partnership with local governments; "SmartBuilding" networks in partnership with institutions and businesses; and "SmartLinks" in partnership with rights-of-way owners.

We believe that our two-prong business strategy exploits growth opportunities in tier 2 and tier 3 communities, where roughly two-thirds of the North American population is located, as well as high population density urban areas where most investment in high-speed network infrastructure has been focused to date. In addition, our strategy enables us to pursue the growth areas of in-building networks and linking networks to connect communities together.

We believe that our independence, network architecture and turnkey solutions provide attractive and competitive attributes for our business. We expect to enable our customers to establish and maintain a strong competitive position in providing services to their own respective end users.

Our business strategy focuses on the concept that each of our operations is responsible for establishing and growing its own unique profitable organization. We achieve this through the development of relationships in their core strength area, introduction of best practices and the provision of contractual services. The individual operations may act as service providers to other telecommunications companies.

As a solutions integrator, our operations are integrated business units which provide turnkey solutions. In this case, instead of contractual project clients, we expect to target strategic alliances, partnerships and joint ventures where equity ownership is an integral component of the deal structure. We intend that our Smart Community networks, SmartBuilding networks and Smart Network Link models all be approached on this basis. Where initially the primary revenue stream may be from our individual operating companies, we expect the longer term profitability to be driven by our equity/partnership model in all three network applications.

We believe that we are well positioned for growth as demand for greater bandwidth continues to escalate throughout North America. Just as the expectation for universal service drove the rapid expansion of telephone and electrical networks during the last century, we believe that businesses, communities, institutions and individuals will demand universal high-speed broadband telecom access to gain overall improvement in the quality of life. We believe that there is growing demand for fiber optic capacity and related network elements to transmit and service high-bandwidth data, voice and video. This growing demand is being accelerated by new applications and services and by improvements in "last mile" technology such as digital subscriber line and cable modems. In this changing market environment, we believe that we are in a favorable competitive position to satisfy this demand relative to other service providers due to our integrated technologies and flexible network architecture.

Our operations are conducted through our wholly-owned subsidiaries:

 .  F.O.C.C., Fiber Optics Corporation of Canada Inc. ("FOCC") (fiber optic construction and maintenance);
 . Canadian Cable Consultants Inc. ("Canadian Cable") (sales and marketing); . Photonics Engineering & Design Inc. ("Photonics") (network and system design);
 .  Coastal Networks Inc. ("Coastal") (fiber optic network installation);
 .  MultiLink Networks Inc. ("MultiLink") (network sales);
 . CableTec Communications Inc. ("CableTec")(underground construction); and . Universe2U Rights-of-Way Agency Inc. (rights-of-way broker).

In addition, Universe2U Rights-of-Way Agency Inc. owns a 49% interest in T-E Realty & Right-of-Way Agency, L.L.C.

The address of our principal executive offices is 30 West Beaver Creek Road, Suite 109, Richmond Hill, Ontario, Canada L4B 3K1 and our telephone number is 905-881-3284, our fax number is 905-881-1152. Our website address is www.universe2u.com. Two of our subsidiaries also maintain websites: Canadian Cable Consultants' website is www.canadiancable.com and Fiber Optics Corporation of Canada's website is www.fiberopticscorp.com. The information contained in our website and the websites of our subsidiaries is not a part of this prospectus.

For the convenience of the reader, a glossary of technical terms is included herein under the caption "Definitions of Terms."

THE OFFERING

This prospectus relates to the offering for resale by selling security holders of the following shares of common stock:

 . 621,500 shares of our common stock, on behalf of purchasers who purchased these shares in our private placement;

 . 833,000 shares of our common stock, on behalf of private placement purchasers who hold securities in our Ontario, Canada subsidiary that are exchangeable for shares of common stock in our company; and

 . 621,500 shares of our common stock to be issued to holders of outstanding warrants upon exercise of those warrants.

All information in this prospectus regarding shares of common stock and per share amounts has been adjusted to reflect our 19-for-1 stock dividend effective May 25, 2000.

See "THE OFFERING" and "DESCRIPTION OF CAPITAL STOCK."

                               ----------------

We have not authorized anyone to give any information or make any representation about us that differs from, or adds to, the information in this prospectus or in our documents that are publicly filed with the Securities and Exchange Commission. The information contained in this prospectus speaks only as of our date unless the information specifically indicates that another date applies.

                               ----------------

                       SUMMARY OF FINANCIAL INFORMATION

You should read the following summary of financial information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes, all of which appear elsewhere in this Registration Statement.

In connection with the acquisition of Universe2U Canada Inc., formerly Universe2u Inc. (Ontario), and the name change from Paxton Mining Corporation to Universe2U Inc., we changed our fiscal year end to December 31 of each year.

The acquisition of Universe2U Canada Inc. by Universe2U Inc. (formerly Paxton Mining Corporation) on May 17, 2000, is considered a reverse acquisition for accounting purposes with Universe2U Canada Inc. considered to be the acquirer and Universe2U Inc. the acquiree. As a result of this accounting treatment, ongoing results are presented as a recapitalization of Universe2U Canada Inc. and historical results presented are those of Universe2U Canada Inc.

The acquisition of CableTec (formerly Bernie Tan Investments Inc.) on May 31, 2000, has been accounted for under the purchase method of accounting. As a result of this accounting treatment, revenues and expenses of CableTec have been included only from the acquisition date.

Financial information does not purport to be indicative of results which may be obtained in the future.

                                                           Nine Months Ended                    Year Ended
                                                    ------------------------------      -----------------------------
                                                     September 30,    September 30,       Dec. 31,        Dec. 31,
                                                         2000             1999              1999             1998
                                                                                                              (1)
OPERATING DATA:
     Revenue                                        $  4,207,056      $   404,436       $ 1,614,496      $   472,569

     Income (loss) from continuing operations        ($2,101,622)      ($ 416,894)       ($ 537,718)     $   (49,596)

     Net income (loss) for the period                ($2,119,964)      ($ 327,928)        ($426,723)      ($  39,540)

     Net income (loss) per common share                   ($0.06)          ($0.01)           ($0.01)               -

     Weighted average number of common shares         35,751,974       35,204,000        35,204,000       35,204,000

     Cash dividends per common share                           -                -                 -                -

BALANCE SHEET DATA:

     Total assets                                   $  4,373,056      $   646,615       $ 1,301,758      $   512,401

     Working capital                                $  1,225,272       ($ 609,658)      $   130,808      $   101,577

     Long-term obligations                          $     34,854      $   282,748       $ 1,116,233      $   386,824

     Deficit                                         ($2,586,227)      ($ 367,468)        ($466,263)      ($  39,540)

(1)  The company commenced operations in August 1998.

                                  RISK FACTORS

RISK FACTORS RELATING TO OUR BUSINESS

You should carefully consider the information below in addition to all other information provided to you in this prospectus, the accompanying Prospectus and the documents incorporated by reference in deciding whether to invest in the securities offered herein, including information in the section entitled "forward looking statements."

WE HAVE A LIMITED HISTORY OF OPERATIONS

You will have limited historical financial information upon which to base your evaluation of our performance. Our company has a limited operating history. We currently have a limited number of customers. Accordingly, you must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. We expect to incur losses.

Our business has grown rapidly and our business model is still evolving, which makes it difficult to evaluate our prospects. We have grown our business rapidly and have experienced losses in our efforts to penetrate our market. We will continue to make substantial capital expenditures to deploy SmartLink networks before we know whether our business plan can be successfully executed. As a result, there is a risk that our business will fail. Additionally, our limited operating history makes it difficult to evaluate the execution of our business model thus far. Furthermore, because the market for services of turnkey infrastructure providers is not well established, it is difficult for you to compare our company with our competitors.

We are an early-stage company in an unproven industry and if we do not grow rapidly or obtain additional capital we will not succeed.

WE HAVE INCURRED LOSSES AND NEGATIVE CASH FLOWS, AND WE ANTICIPATE OUR LOSSES TO INCREASE AND CONTINUE FOR THE FORESEEABLE FUTURE

We have to date incurred operating losses and negative cash flows from operating activities. Through September 30, 2000, we had an accumulated deficit of approximately $2.6 million. We have not been able to sustain profitability. During the fiscal year ended December 31, 1999, we incurred net losses of approximately $0.5 million. During the nine months ended September 30, 2000, we incurred a net loss of $0.06 per share applicable to our common stockholders. We expect to make significant expenditures in connection with the development of our business, acquisitions, and expansion of our networks, services and systems. As a result, we expect our losses to continue and increase in the foreseeable future, and we expect to incur significant future operating losses and negative cash flows from operating activities. If our revenue growth is slower than we anticipate or our operating expenses are higher than expected, our losses will increase significantly. We cannot assure you that we will achieve or sustain profitability or generate positive cash flow sufficient to meet our working capital requirements, which could increase our costs of capital and increase our losses substantially that would have a material adverse effect on our business, financial condition and operating results.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY BECAUSE WE DEPEND ON FACTORS BEYOND OUR CONTROL, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

Our future largely depends on our ability to implement our business strategy and proposed expansion. We intend to take an equity position in some of the networks we build. Our strategy relies on growth through acquisition. Our results of operations will be adversely affected if our equity positions do not provide a reasonable rate of return. Our results of operations will be adversely affected if we cannot fully implement our business strategy or do not complete the acquisitions we need. Our results of operations will be adversely affected if we cannot persuade the rights-of-way owners (the communities, the utilities and the building owners) of the merits of building telecommunication networks on their rights-of-way. Successful implementation depends on numerous factors beyond our control, including:

 .  economic and political factors;
 .  other companies and any new emerging companies that will try to replicate our model;
 .  the willingness of the communities to establish public-private partnerships and compete directly with other private sector companies;
 .  addressing competitive market conditions quickly and cost effectively;
 .  negotiating reasonable rates of return for use of rights-of-way;
 .  obtaining regulatory approvals and permits (each community requires permits before starting construction, usually a lengthy process);
 .  telecommunications regulations placed on content provider;
 .  franchise rights granted by some communities, which have a typical expiration date of 5 to 10 years;
 .  obtaining rights-of-way on reasonable terms;
 .  attracting and retaining high-quality operating personnel and management;
 .  continuing to implement and improve our operational systems;
 .  shortages of materials, equipment or skilled labor;
 .  unforeseen design, engineering, environmental or geological problems;
 . work stoppages, weather interference and floods; and . unanticipated cost increases.

OUR INABILITY TO IMPLEMENT OUR NETWORKS STRATEGY AND MANAGE OUR GROWTH COULD IMPAIR OUR OPERATING RESULTS

Our success will depend upon our ability to secure a market for our SmartLink networks. We must also obtain and maintain contractual and other relationships with telecommunications service providers, Internet service providers, application service providers, storage service providers, municipalities, utilities and large organizations with enterprise network needs. If we are unable to enter into contracts, comply with the terms of contracts or maintain relationships with these constituencies, our operations would be materially and adversely affected. Some of our current contracts to supply fiber capacity will allow the buyer or lessee to terminate the contracts and provide for liquidated damages if we do not supply the stated fiber capacity by a specified time. Terminating any of these contracts would adversely affect our operations and financial results.

We intend to expand our range of services by providing various network services to carriers and other service providers. We may enter into joint ventures where we or our partners supply the venture with ducts, dark fiber by facilitating the involvement of third party suppliers, vendors and contractors. We cannot assure you that a market will develop for any new services, that implementing these services will be technically or economically feasible, that we can successfully develop or market them or that we can operate and maintain our new services profitably.

We are continually evaluating potential joint ventures and strategic opportunities to expand our network, enhance our connectivity and add traffic to our network. Any investments, strategic alliances or related efforts are accompanied by risks such as:

     . the difficulty of identifying appropriate joint venture partners or opportunities;

     . the time our senior management must spend negotiating agreements and monitoring joint venture activities;

     . potential regulatory issues applicable to telecommunications businesses;

     . the possibility that we may not be able to reach agreement on definitive agreements, including those agreements for our proposed co-location acquisitions;

     . the investment of our capital or fiber assets and the loss of control over the return of this capital or assets;

     . the inability of management to capitalize on the growth opportunities presented by joint ventures; and

     .    the insolvency of any joint venture partner.

We cannot assure you that we would be successful in overcoming these risks or any other problems encountered with these joint ventures, strategic alliances or related efforts.

In order to reach our operating and financial goals, we must substantially increase the revenue generated from our infostructure. If we do not develop long-term commitments with new large-volume customers, we will be unable to increase the use of our infostructure, which would adversely affect our profitability.

A CHANGE IN ACCOUNTING STANDARDS MAY REQUIRE US TO CHANGE OUR TIMING OF RECOGNIZING REVENUES

Effective May 2000, the Financial Accounting Standards Board issued EITF Issue No. 00-13, which requires that sales of integral equipment be accounted for in accordance with real estate accounting rules. We will follow the EITF recommendation and classify dark fiber cables in the ground as integral equipment. "Dark fiber" is fiber optic cable without any of the electronic or optronic equipment necessary to use the fiber for transmission. This change in the accounting for dark fiber sales will not change any of the economics of the contracts. It will require us, however, to recognize the revenue from some sales contracts as operating leases over the term of the contract as opposed to the current method of recognizing revenue during the period over which we deliver the fiber. As a result, this change in accounting treatment will reduce the revenue and income that we will recognize in the earlier years of the contract and spread it out over the life of the contract regardless of when the cash is received or the delivery date of the fiber. Please refer to "Management's Discussion and Analysis of Financial

Condition and Results of Operations--General."

WE MAY BE UNABLE TO RAISE ADDITIONAL FINANCING

We expect to be able to raise money through private placements to finance our operations until the company can become profitable and to reduce our need to rely on debt financing, however, there can be no assurance in this regard. We have no assurance that future equity or debt financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing will result in additional dilution to existing stockholders.

We plan to use the net proceeds from our recent private placements to fund operating requirements and to build out of networks, including the funding needed to establish MultiLink, our SmartLink sales company. This includes perfecting the rights-of-way on a Detroit-Chicago route. We expect the need to obtain additional and alternative sources of financing to complete the construction of our networks, as the cost of the build-out for this network could exceed $50,000,000, which may not be available on acceptable terms, if at all. Rights-of-way owners generally expect the network builder to fund the construction of the network. Failure or delay in locating an acceptable financing source could slow our growth and have a material adverse affect on us.

We need a significant infusion of new capital to sustain our business. We may need significant amounts of additional capital to complete the build-out of our planned fiber optic communications networks, to expand network infrastructure and to meet our long-term business strategies, including acquisitions, expanding our operations to additional communities and constructing our networks. Our inability to raise additional funds will have an adverse effect on our operations and will effect our ability to continue as a going concern. If we decide to raise additional funds by incurring debt, we may become subject to restrictive financial covenants and financial ratios.

Our ability to arrange financing and the cost of financing depends upon many factors, including:

 .  general economic and capital markets conditions;
 .  conditions in the telecommunications and Internet markets;
 .  regulatory developments;
 .  credit availability from banks or other lenders;
 .  investor confidence in the telecommunications and Internet industries and in us;
 . the success of our infostructure; and . provisions of tax and securities laws that are conducive to raising capital.

WE MAY NOT BE ABLE TO EFFICIENTLY MANAGE OUR GROWTH, WHICH COULD HARM OUR
BUSINESS

Future expansion and acquisitions will place significant additional strains on our personnel, financial and other resources. The failure to efficiently manage our growth could adversely affect the quality of our services, our business and our financial condition. Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel. The competition for qualified sales, technical and managerial personnel in the communications industry is intense, and we may not be able to hire and retain sufficient qualified personnel. In addition, we may not be able to maintain the quality of our operations, to control our costs, to maintain compliance with all applicable regulations, and to expand our internal management, technical, information and accounting systems in order to support our desired growth.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD ADVERSELY AFFECT OUR BUSINESS

Our business is managed by a small number of key management and operating personnel. We believe that the success of our business strategy and our ability to operate profitably depend on the continued employment of our senior management team led by Kim Allen, Chief Executive Officer and Angelo Boujos, Chairman of the Board of Directors. Our business and financial results could be materially affected if Mr. Allen, Mr. Boujos or other members of our senior management team became unable or unwilling to continue in their present positions. Our acquisition strategy includes retaining the key management and operating personnel, the loss of which may adversely affect performance of the operating company and thus adversely affect the results of Universe2U.

Currently, we do not have key man life insurance for any of our personnel. Although we have applied for a key man life insurance policy, there is no assurance that such insurance will be made available to us with respect to our key personnel. The loss of any of our key personnel without key man life insurance in place could adversely affect our business, financial condition and results of operations.

OUR BUSINESS IS LABOR INTENSIVE, AND IF WE CANNOT ATTRACT AND RETAIN QUALIFIED EMPLOYEES WE MAY NOT BE ABLE TO IMPLEMENT OUR GROWTH STRATEGY

Labor shortages or increased labor costs could have a material adverse effect on our ability to implement our growth strategy and our operations. Our business is labor intensive, and many of our operations experience a high rate of employee turnover. The relatively low unemployment rates in Canada and the United States have made it more difficult for us to find qualified personnel at low cost in some areas where we operate. As we offer new services and pursue new customer markets we will also need to increase our executive and support personnel. We cannot assure you that we will be able to continue to hire and retain a sufficient skilled labor force necessary to operate efficiently and to support our growth strategy or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel.

WE MAY NOT BE ABLE TO SUCCESSFULLY IDENTIFY, MANAGE AND ASSIMILATE FUTURE ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

We have in the past, and may in the future, acquire, make investments in, or enter into strategic alliances, including joint ventures in which we hold less than a majority interest, with companies which have customer bases, switching capabilities, existing networks or other assets in our current markets or in areas into which we intend to expand our networks. Any acquisitions, investments, strategic alliances or related efforts will be accompanied by risks such as:

 .  the difficulty of identifying appropriate acquisition candidates;
 . the difficulty of assimilating the operations of the respective entities; . the potential disruption of our ongoing business;
 .  the loss of key management and operating personnel;
 . the potential inability to successfully manage joint ventures especially those in which we hold less than a majority interest;

 .  the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts;
 .  the failure to successfully incorporate licensed or acquired technology and rights into our services,
 .  the inability to maintain uniform standards, controls, procedures and policies, and
 . the impairment of relationships with employees and customers as a result of changes in management.

We cannot assure you that we would be successful in overcoming these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts.

We believe that our acquisition approach of requiring management from the companies we are acquiring to sign multi-year employment contracts, and the clustering of companies with similar focus to capture the "best practices" of these companies, will result in benefits to the combined companies, including the expansion of our product and service offerings and the combination of our infostructure and connectivity solutions. If we are not able to effectively integrate our technology, operations and personnel in a timely and efficient manner, then the benefits of our acquisitions will not be realized and, as a result, our operating results may be adversely affected.

In addition, the attention and effort devoted to the integration of the companies will significantly divert management's attention from other important issues, and could significantly harm the combined companies' business and operating results.

We intend to consider acquisitions of, or investments in, complementary businesses, technologies, services or products. Acquisitions and investments involve numerous risks, if the integration is not successful:

 .  the diversion of management attention;
 .  difficulties in assimilating the acquired business;
 . potential loss of key employees, particularly those of the acquired business; . difficulties in transitioning key customer relationships;
 .  risks associated with entering markets in which we have no or limited prior experience; and
 .  unanticipated costs.

Any difficulties we encounter in integrating the businesses we acquire could reduce the earnings we generate from that business, which may have a material adverse effect on our revenue and net income. As an example, the integration process may require us to change the acquired businesses' operating methods and strategies. The integration of an acquired business may also divert the attention of the management of the acquired business from its day-to-day responsibilities. We may also become responsible for liabilities of an acquired business that we may not have discovered prior to an acquisition.

WE MAY HAVE DIFFICULTY IDENTIFYING AND FINANCING ACQUISITIONS, WHICH COULD DISRUPT OUR GROWTH STRATEGY

Our growth strategy is dependent on additional acquisitions. Increased competition for acquisition candidates has raised prices for these targets and lengthened the time period required to recoup our investment. Our acquisition strategy presents the risks inherent in assessing the value, strengths and weaknesses of growth opportunities and evaluating the costs and uncertain returns of expanding our operations. We cannot assure you that:

 .  we will be able to continue to identify and acquire appropriate businesses on favorable terms, or at all;
 .  we will be able to obtain financing for acquisitions on favorable terms if at all; or
 .  the companies that we acquire will perform as we expect.

Our future acquisitions could also result in:

 .  issuing additional shares of our capital stock, which would dilute our existing shareholders;
 . increasing our debt to finance the acquisitions, which could require us to agree to restrictive covenants and which might limit our operational and financial flexibility;
 .  using our cash, which would reduce the funds we have available for other corporate purposes; or
 . increased amortization or depreciation expense related to such acquisitions, which would decrease our operating income.

Any of these factors could materially harm our business or our operating results.

IF ONE OR MORE OF OUR SUBSIDIARIES FAILS TO PERFORM, IT MAY DAMAGE THE REPUTATION OF UNIVERSE2U

Universe2U has adopted a strategy of conducting operations, including acquired operations, as distinct competitive entities. These businesses will build their own market share, however, they are expected to participate in integrated network builds where several of our Universe2U group of operations are involved. If one of these businesses fails to perform adequately on an integrated project the reputation and creditability of Universe2U and the other operations may be damaged.

WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY COMPLETE THE CONSTRUCTION OF OUR NETWORKS

The construction of future networks facilities entail significant risks, including management's ability to effectively control and manage these projects, shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference, floods and unanticipated cost increases. The failure to obtain necessary licenses, permits and authorizations could prevent or delay the completion of construction of all or part of our infostructure or increase completion costs. In addition, the establishment and maintenance of interconnections with other network providers at various public and private points is necessary to provide cost efficient services. We cannot assure you that the budgeted costs of our current and future projects will not be exceeded or that these projects will commence operations within the contemplated schedules, if at all.

WE CANNOT ASSURE YOU THAT A MARKET FOR OUR CURRENT OR FUTURE SERVICES WILL
DEVELOP

The practice of leasing dark fiber, which is fiber optic cable without any of the electronic or optronic equipment necessary to use the fiber for transmission, is not widespread and we cannot assure you that the market will develop or that we will be able to enter into contracts, comply with the terms of these contracts or maintain relationships with communications carriers and corporate, utility and government customers. We also cannot assure you that these contracts or relationships will be on economically favorable terms or that communications carriers and corporate, utility and government customers will not choose to compete against, rather than cooperate with us. If we are unable to enter into contracts, comply with the terms of the contracts or maintain relationships with these constituencies, our operations would be materially and adversely affected. We cannot predict whether providing services to governments will evolve into a significant market because governments usually control existing rights-of-way and often build their own communications infrastructure.

We will need to strengthen our marketing efforts and increase our staff to handle future marketing and sales requirements. If we fail to obtain significant, widespread commercial and public acceptance of our infostructure and access to sufficient buildings, our visibility in the telecommunications market could be jeopardized. We cannot assure you that we will be able to secure customers for the commercial use of our proposed networks or access to such buildings in each market. In addition, the market for co-location and Internet services is new and evolving. We cannot assure you that services will achieve widespread acceptance in this new market. Further, success depends in large part on growth in the use of the Internet. The growth of the Internet is highly uncertain and depends on a variety of factors.

We may expand the range of services that we offer. These services may include assisting customers with the integration of their leased dark fiber with appropriate electronic and optronic equipment by facilitating the involvement of third party suppliers, vendors and contractors. We cannot assure you that a market will develop for our new services, that implementing these services will be technically or economically feasible, that we can successfully develop or market them or that we can operate and maintain our new services profitably.

NETWORK DISRUPTIONS AND LACK OF INSURANCE COULD ADVERSELY AFFECT OUR OPERATING RESULTS

Our success will require that our infostructure provide competitive reliability, capacity and security. Some of the risks to our infostructure include:

 .  physical damage;
 .  power loss;
 .  capacity limitations;
 .  hardware and software defects;
 .  breaches of security; and
 .  disruptions beyond our control.

These disruptions may cause interruptions in service or reduced capacity for customers, any of which could have an adverse effect on our ability to retain customers. The failure of any equipment or facility on our infostructure could result in the interruption of customer service until we make necessary repairs or install replacement equipment. Any of these events could have an adverse impact on our revenues and our ability to secure customers in the future. We do not possess adequate insurance to cover losses we could incur as a result of the factors enumerated above.

WE CANNOT ASSURE YOU OF THE COMMODITY PRICE FOR DUCT, DARK FIBER OR BANDWIDTH LEASES

We expect that the posting offers by sellers and bids by buyers for the use of telecommunications networks will become common place. Bandwidth Market, Ltd., started in July of 1998, was one of the first Internet telecom brokers, posting offers by sellers and bids by buyers. Its website lists more circuits than any other Internet site or public source. It uses a complex search engine to sort offers and bids by city of origin or destination or speed of circuit.

Our customers, the telephone companies, Internet Service Providers ("ISPs"), utilities and businesses lease phone and data lines from each other as well as leasing our networks. Previously, these services were provided at regulated prices or fixed prices were negotiated. The quantity of bandwidth in some areas is exploding. The price is dropping dramatically. The reason for the quantity explosion and the price implosion is in the growth in the bandwidth requirements and improvements in technology. We expect these trends to continue.

We expect that bandwidth trading will become like trading of any other commodity and will be done over the Internet. We expect our infostructure and selling/leasing approach to be convenient and efficient for buyers and sellers. We anticipate that prices for our products and services and capacity will continue to decline over the next several years, due primarily to the following:

 .  price competition as various network providers complete construction of networks that will compete with our network;
 .  installation by us and our competitors of fiber capacity in excess of actual demand for some regional networks;
 .  recent technological advances that enable substantial increases in the transmission capacity of both new and existing fiber optic networks; and . purchasing alliances may increase our customers' purchasing power.

Any of the foregoing factors could cause material adverse effects on our results of operations. We expect to have some contracts to supply leased fiber capacity, which allow the lessee to terminate the contracts and/or provide for liquidated damages if we do not supply the stated fiber capacity by a specified time. Terminating any of these contracts could adversely affect our operating results.

COMPETITORS OFFER SERVICES SIMILAR TO OURS IN OUR CURRENT OR PLANNED MARKETS WHICH WOULD AFFECT OUR RESULTS OF OPERATIONS

The telecommunications industry is extremely competitive, particularly with respect to price and service, which may adversely affect our results of operations. A significant increase in industry capacity or reduction in overall demand would adversely affect our ability to maintain or increase prices. In addition, facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large end-users with private networks, offer contracting services similar to those offered by us. Also, the business in which we compete is highly competitive due to a lack of barriers to entry and high price sensitivity. Many of our competitors have greater financial, research, development, and other resources than we do.

Some of our principal competitors already own fiber optic cables as part of their telecommunications networks. Accordingly, any of these carriers, some of which already have franchise and other agreements with local and state governments and have substantially greater resources and more experience than us, could directly compete with us in the market for leasing fiber capacity, if they are willing to offer this capacity to their customers. In addition, some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as numerous personnel and substantial resources to construct their networks. If communications carriers and local cable companies decide to equip their networks with fiber optic cable, they could become significant competitors. Franchise and other agreements with the municipalities and other local and state governments typically are not exclusive. Potential competitors with greater resources and more experience than us could enter into franchise and other agreements with local and state governments and compete directly with us. Other companies may choose to compete with us in our current or planned markets, by leasing fiber capacity, including dark fiber, to our targeted customers. This additional competition could materially and adversely affect our operations.

Our success will depend upon our ability to quickly obtain agreements and install our networks. This is crucial in order to establish a first-mover advantage. We may not be able to accomplish this. Each building in which we do not build a network is particularly vulnerable to competitors. In addition, future expansions and adaptations of our infostructures may be necessary to respond to growth in the number of customers served and increased capacity demands and changes to our services; otherwise, other companies could be encouraged to compete in buildings where we have installed networks.

In addition, future expansion will require us to outsource a significant portion of the installation of our networks. Any delays in obtaining, or interruption in, the services of these third party installers could delay our plans to install in-building networks, impair our ability to acquire or retain customers and harm our business generally.

We face competition from many communications providers with significantly greater financial resources, well-established brand names, larger customer bases and diverse strategic plans and technologies. Intense competition has led to declining prices and margins for many communications services. We expect this trend to continue as competition intensifies in the future. We expect significant competition from traditional and new communications companies, including local, long distance, cable modem, Internet, digital subscriber line, fixed and mobile wireless and satellite data service providers, some of which are described in more detail below. If these potential competitors successfully focus on our market, we may face intense competition, which could harm our business. In addition, we may also face severe price competition for building access rights, which could result in higher sales and marketing expenses and lower profit margins.

Some competitors, such as Allied Riser Communications, Broadband Office and OnSite Access, are attempting to gain access to office buildings in our target markets. To the extent these competitors are successful, we may face difficulties in building our networks and marketing our services within some of our target buildings. Because our agreements to use utility shaft space within buildings are generally not exclusive, owners of such buildings could also give similar rights to our competitors. Certain competitors already have rights to install networks in some of the buildings in which we expect to install our infostructure. It is not clear whether it will be profitable for two or more different companies to operate networks within the same building. Therefore, it is critical that we build our networks in our target buildings quickly, before our competitors do so. If a competitor installs a network in a building in which we operate, there will likely be substantial price competition.

We expect increased competition and the resulting increase in investment in infrastructure and content by telecommunications and other service providers to result in further concerns about the quality and reliability of infrastructure providers. We expect that our customers will increasingly seek comprehensive end-to-end solutions to their infrastructure needs by turning to fewer qualified infrastructure service providers who have the size, financial capability and technical expertise to deliver a quality and reliable network on time. These customers are seeking service providers that can design, build out and maintain large and complex networks quickly, with a high level of quality and who can rapidly mobilize their capital equipment, financial assets and personnel to respond effectively to the increasing scale and time constraints of customer demands.

The construction and installation industry in which we operate is highly competitive and we compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional markets, as well as large national and international firms and equipment vendors on turnkey projects who subcontract work to contractors other than us. Despite the current trend toward outsourcing, we may also face competition from existing or prospective customers who employ in-house personnel to perform some of the same types of services as we provide. There are relatively few significant barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors. Although we believe we are a unique provider of external network services for telecommunications service providers and energy companies in the United States and Canada, we cannot be considered significant in the industry on a national basis. In addition, one or more of our competitors may become predominant in the near future.

Because of the highly competitive bidding environment for infrastructure services, the price of the contractor's bid historically has often been the principal factor in determining whether the contractor is awarded the project. Smaller competitors are sometimes able to win bids based on price alone due to their lower overhead costs. We believe that as demand for our services increases, customers will increasingly consider other factors in choosing a service provider, including technical expertise and experience, financial and operational resources, nationwide presence, industry reputation, and dependability, which should benefit contractors like ourselves.

We expect to be granted the right to install and operate a telecommunications network within communities, buildings and other rights-of-way. The construction of these networks enables us and the rights-of-way owners to lease access to these networks to other communications carriers or large corporate or government customers seeking high bandwidth capacity, without these customers having to incur costly expenditures associated with building networks of their own. We expect to enter into equity agreements with the rights-of-way owners to own some or all of the network and provide a return to the rights-of-way owner for the use of their rights-of-way. Alternatively, some network owners may choose to use their infrastructure to provide switched voice and data services, competing directly with incumbent local exchange carriers ("ILECs") and interexchange carriers ("IXCs"). Currently, we do not expect to provide such services or plan to provide such services.

In the communities where we plan to deploy fiber optic communications networks, we face significant competition from the ILECs, which currently dominate their local communications markets. We also face competition from competitive local exchange carriers ("CLEC") and other potential competitors in these markets and will face competition in the communities in which we plan to build our networks. Many of our competitors have financial, management and other resources substantially greater than ours, as well as other competitive advantages over us, including established reputations in the communications market.

Various communications carriers already own fiber optic cables as part of their communications networks and thus could directly compete with us in the market for leasing fiber capacity in the areas in which we plan to build our networks. In addition, although CLECs generally provide a wider array of services to their customers than we expect to provide, CLECs nevertheless represent an alternative means by which our potential customer could obtain direct access to an IXC POP or other site of the customer's choosing. Thus, CLECs could compete with us.

Some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as numerous personnel and substantial resources to undertake the requisite construction to so equip their networks. To the extent that communications carriers and local cable companies decide to equip their networks with fiber optic cable, they are potential direct competitors provided that these competitors are willing to offer this capacity to all of their customers.

We expect that as competition in the local exchange market develops, a fundamental division between the needs of corporate, governmental and institutional end users and residential end users will drive the creation of differentiated communications services and service providers. We expect that the CLECs, IXCs, ISPs, wireless carriers and corporate and government customers on which we focus will have distinct requirements, including maximum reliability, consistent high quality transmissions, capacity for high-speed data transmissions, diverse routing and responsive customer service. We expect that we will be able to satisfy the needs of such customers.

We expect that the principal competitive factors in this market are uncongested connectivity, quality of facilities, level of customer service, price, the financial stability and credibility of the provider, brand name and the availability of network management tools. We might not have the resources or expertise to compete successfully in the future. Our current and potential competitors in this market include: Exodus Communications, Inc., Frontier Corporation, Global Crossing Ltd., NEXTLINK Communications, Inc., Hiway Technologies, Inc., Verio Inc., 360networks Inc., British Telecommunications plc, Deutsche Telekom AG, France Telecom S.A., Qwest Communications International Inc., Allied Riser, Cypress Communication, Williams Communications Group, Inc., Mastec, Metromedia Fiber Network, Inc., Western Integrated Networks, WideOpenWest, Grande Communications, RCN Inc., Rhythms Net Connections, Globix Corporation, Concentric Network Corporation, SBC Communications Inc., PSINet, Inc., Agruss Communications, Dycomm Industries, Quanta Services, Cygnal Inc., global, regional and local telecommunications and cable companies, such as Call-Net, AT&T, Sprint, MCI WorldCom and Regional Bell Operating Companies, and Rogers Cable and companies capable of offering services similar to those provided by us, including communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers and wireless telephone operators.

Some of our competitors have already made substantial long term investments in the construction of fiber optic networks and the acquisition of bandwidth. Some of these competitors have substantially greater resources and more experience than we do and could directly compete with us in marketing fiber assets or network services.

Other companies may choose to compete with us in our current or planned markets, by selling or leasing fiber assets or bandwidth to our targeted customers. A significant increase in industry capacity or reduction in overall demand would adversely affect our ability to maintain or increase prices. Additional competition could materially and adversely affect our operations.

For our base business of designing and building networks, we expect to have many of the above competitors as customers.

WE FACE COMPETITION FROM LOCAL TELEPHONE COMPANIES

Incumbent local telephone companies, including GTE and the Bell operating companies such as Bell Canada, Bell Atlantic and BellSouth, have several competitive advantages over us, including established brand names and reputations and significant capital to rapidly deploy or leverage existing communications equipment and broadband networks. They often market their services to tenants of buildings within our target markets and selectively construct in-building facilities. Additionally, the regional Bell operating companies are now permitted to provide long distance services in territories where they are not the dominant provider of local services. These companies may also provide long distance services in the territories where they are the dominant provider of local services if they satisfy a regulatory checklist established by the Federal Communications Commission (the "FCC"). In December 1999, the FCC ruled that Bell Atlantic has met these requirements in New York and may provide long distance services in New York. If other regional Bell operating companies are permitted to provide long distance services in territories where we operate or expect to operate, we could face greater price competition.

WE FACE COMPETITION FROM LONG DISTANCE COMPANIES

We will face strong competition from long distance companies. Many of the leading long distance carriers, including AT&T, MCI WorldCom and Sprint, could begin to build their own voice and data networks. The newer national long distance carriers, such as Level 3, Qwest and Williams Communications, are building and managing high speed fiber-based national voice and data networks, partnering with Internet service providers, and may extend their networks by installing in-building facilities and equipment.

WE FACE COMPETITION FROM FIXED WIRELESS SERVICE PROVIDERS

We may lose potential customers to fixed wireless service providers. Fixed wireless service providers are communications companies who can provide high-speed communications services to customers using microwave or other facilities or satellite earth stations on building rooftops. Some of these providers have targeted small and medium-sized business customers and have a business strategy that is similar to ours. These providers include Advanced Radio Telecom, NEXTLINK and Winstar.

WE FACE COMPETITION FROM INTERNET SERVICE PROVIDERS, DIGITAL SUBSCRIBER LINE COMPANIES AND CABLE-BASED SERVICE PROVIDERS

The services provided by Internet service providers, digital subscriber line companies and cable-based service providers can be used by our potential customers instead of our services. Internet service providers, such as Concentric Networks, EarthLink and PSINet, provide Internet access to residential and business customers, generally using the existing communications infrastructure. Digital subscriber line companies and/or their Internet service provider customers, such as Covad, NorthPoint and Rhythms NetConnections, typically provide broadband Internet access using digital subscriber line technology, which enables data traffic to be transmitted over standard copper telephone lines at much higher speeds than these lines would normally allow. Cable-based service providers, such as Excite@Home and its @Work subsidiary, RCN Telecom Services and Road Runner, also provide broadband Internet access. These various providers may also offer traditional or Internet-based voice services to compete with us.

COMPETITORS MIGHT USE NEW OR ALTERNATIVE TECHNOLOGIES TO OFFER BETTER OR LESS EXPENSIVE SERVICES THAN WE CAN OFFER

In addition to the fiber-optic technology that our SmartNetworks employ, there are other technologies that provide greater bandwidth than traditional copper wire transmission technology and may be used instead of our voice and data services. Furthermore, these technologies may be improved and other new technologies may develop that provide greater bandwidth than the fiber-optic based technology we utilize. Existing alternative technologies include:

 . Digital subscriber line technology which produces higher data transfer rates over the existing copper-based telephone network. The data transfer rates for digital subscriber lines are reported to range between 144 kbps and 6 Mbps.

 . Cable modems can allow users to send and receive data using cable television distribution systems. According to industry sources, cable modem users typically experience download speeds of 1.5 Mbps.

 . Wireless technologies, such as satellite and microwave communications systems, can provide high-speed data communications. Satellite systems, such as DirecPC, can offer high download speeds that are advertised at 400 kbps or higher.

 . Integrated services digital networks have been offered by the incumbent local telephone companies over the existing copper-based telephone network for some time. These services offer data transfer speeds of 128 kbps.

 . Internet Telephony has been deployed by several competitors, whereby voice calls may be made over the Internet. The sound quality of these services has improved since their introduction.

The development of new technologies or the significant penetration of alternative technologies into our target market may reduce the demand for our services and harm our business.

WE MAY EXPERIENCE ADDITIONAL RISKS AS A RESULT OF CO-LOCATION AND INTERNET CONNECTIVITY SERVICES

The legal landscape that governs co-location and Internet connectivity services has yet to be interpreted or enforced. Regulatory issues for industry include property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy. Business may be adversely affected by the adoption and interpretation of any future or currently existing laws and regulations. There is no patented technology and we rely on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect certain proprietary rights in the technology. Business may be adversely affected by a claim that it is infringing on the proprietary rights of others.

Despite the design and implementation of a variety of network security measures, unauthorized access, computer viruses, accidental or intentional action and other disruptions could occur. In addition, we may incur significant costs to prevent breaches in security or to alleviate problems caused by those breaches. The law relating to the liability of online services companies and Internet access providers of information carried on or disseminated through their networks is currently unsettled. It is possible that claims could be made against online services companies, co-location companies and Internet access providers. We may need to implement measures to reduce our exposure to this potential liability that may require the expenditure of substantial resources. The increased attention focused upon liability issues as a result of lawsuits, new laws and legislative proposal could impede the growth of Internet use.

In addition, some customers have sent unsolicited commercial E-mails from servers co-located at its facilities to massive numbers of people. This practice known as "spamming" can lead to complaints against service providers that enable such activities. In addition, legislation has recently been passed that prohibits "spamming."

NEW TECHNOLOGIES COULD REDUCE THE DEMAND FOR FIBER OPTIC SYSTEMS

The telecommunications industry generally is subject to rapid and significant changes in technology that may adversely affect the continued use of fiber optic cable. We cannot assure you that the introduction of new products or the emergence of new technologies will not enable competitors to install competing systems at a lower per-circuit cost on routes currently targeted by us. Moreover, these potential competitors may be able to expand capacity on existing competitive systems, which could render our infostructure and network services uncompetitive from a cost perspective. We cannot predict the likelihood of these changes and we cannot assure you that any technological changes will not materially and adversely affect our business and operating results.

WE CURRENTLY DEPEND ON A LIMITED NUMBER OF CUSTOMERS

We are particularly dependent on a limited number of customers for our contract work. In addition, our infostructure business has a long sales cycle. We are, therefore, more susceptible to the impact of poor economic conditions than some of our competitors.

LEGISLATION AND GOVERNMENT REGULATION COULD ADVERSELY AFFECT US

Regulations governing communications services change from time to time in ways that are difficult to predict and our services could become subject to federal, state and/or local regulation. Such changes may harm our business by increasing competition, decreasing revenue, increasing costs or impairing our ability to offer services. As we continue to expand our operations geographically, we may become subject to the regulation of additional jurisdictions. If we fail to comply with all applicable regulations or experience delays in obtaining required approvals, our business could be harmed. For example, we may be required to make regular filings in some of the states in which we intend to operate and could be fined if we do not timely make these filings. Additionally, compliance with these regulatory requirements may be costly.

If our interpretation of regulations applicable to our operations is incorrect, we may incur additional expenses or become subject to more stringent regulation.

Some of the jurisdictions where we provide services have little, if any, written regulations regarding our operations. In addition, the written regulations and guidelines that do exist in a jurisdiction may not specifically address our operations. If our interpretations of these regulations and guidelines are incorrect, we may incur additional expenses to comply with additional regulations applicable to our operations.

Existing and future government laws and regulations may influence how we operate our business, our business strategy and ultimately, our viability. U.S. Federal and state telecommunications laws and the laws of foreign countries in which we operate directly shape the telecommunications market. Consequently, regulatory requirements and/or changes could adversely affect our operations and also influence the market for Internet, web hosting and related services. However, we cannot predict the future regulatory framework of our business.

U.S. Federal and State and Canadian telecommunications law imposes legal requirements on common carriers who engage in interstate or foreign communication by wire or radio, and on telecommunications carriers. Should these regulations be applied to us, they may have a material adverse impact on our business and results of operation. If providing dark fiber facilities or related services provided by us were deemed to be a telecommunications service, then regulations, both Federal and state, applicable to telecommunications carriers, might apply to us. This could subject the revenues we received from facility leases in interstate commerce to assessment by the Federal Communications Commission Universal Service Fund and the offering of those facilities or services would be subject to common carrier regulation. For example, the Federal Communications Commission has recently taken steps, and may take further steps, to reduce the access charges, the fees paid by long distance carriers to local exchange carriers for originating and terminating long distance calls on the incumbent local exchange carriers' local networks, and to give the local exchange carriers greater flexibility in setting these charges. While we cannot predict the precise effect a reduction in access charges will have on our operations, the reduction will likely make it more attractive for long distance carriers to use local exchange carriers' facilities, rather than our fiber optic telecommunications network. A recent decision by the Federal Communications Commission to require unbundling of incumbent local exchange carriers' dark fiber could decrease the demand for our dark fiber by allowing our potential customers to obtain dark fiber from incumbent local exchange carriers at cost-based rates, and thereby have an adverse effect on the results of our operations.

Our expected offering of transmission services, which is different from dark fiber capacity, may be subject to regulation in each state to the extent that these services are offered for intrastate use, and this regulation may have an adverse effect on the results of our operations. We cannot assure you that these regulations, if any, as well as future regulatory, judicial, or legislative action will not have a material adverse effect on us. In particular, state regulators have the authority to determine both the rates we will pay to incumbent local exchange carriers for certain interconnection arrangements such as physical co-location, and the prices that incumbent local exchange carriers will be able to charge our potential customers for services and facilities that compete with our services. We will also incur costs in order to comply with regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators, and payment of regulatory fees and assessments, including contributions to state universal service funds. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions.

There have been proposals to require that commercial office buildings give access to competitive providers of communications services, and some states, such as California and Texas, already have similar laws. Regulatory or legal requirements that mandate access rights to our target buildings or our Smart networks would facilitate our competitors' entry into buildings where we have access rights. Our competitors' access to buildings in which we operate could diminish the value of our access rights to that property and adversely affect our competitive position. Increased access would be particularly detrimental in buildings in which we currently have exclusive or semi-exclusive access rights. Recently, the FCC initiated a regulatory proceeding relating to utility shaft access in multiple tenant buildings, and a bill was introduced in Congress regarding the same topic. Some of the issues being considered in these developments include requiring building owners to provide utility shaft access to communications carriers, and requiring some communications providers to provide access to their wiring to other communications providers. We do not know whether or in what form these proposals will be adopted.

Restrictions on Foreign Ownership May Affect our Future Operations

Under the Canadian ownership provisions of the Telecommunications Act, a "telecommunications common carrier" is not eligible to operate in Canada unless it is owned and controlled by Canadians. Furthermore, no more than 20% of the members of the board of directors of a telecommunications common carrier may be non-Canadians, and no more than 20% of the voting shares of a telecommunications common carrier may be beneficially owned by non-Canadians. In addition, no more than 33-1/3% of the voting shares of a non-operating parent corporation of a telecommunications common carrier may be beneficially owned or controlled by non-Canadians and neither the telecommunications common carrier nor its parent may be otherwise controlled in fact by non-Canadians.

Although we are not a carrier nor do we provide regulated telecommunications services, we believe that our activities in Canada comply with the foreign ownership provisions of the Telecommunications Act. However, there can be no assurance that a future Canadian Radio-Television and Telecommunications Commission determination or events beyond our control will not result in our being required to comply with the ownership provisions of the Telecommunications Act.

On October 1, 1998, the Canadian Radio-Television and Telecommunications Commission issued Telecom Decision CRTC 98-17, which established a framework for competition in Canada's international telecommunications services market to coincide with the Government of Canada's decision to terminate the monopoly of Teleglobe Canada Inc. over telecommunications facilities linking Canada to overseas destinations. In that decision, the Canadian Radio-Television and Telecommunications Commission determined that a party acquiring an indefeasible right of use interest in an international submarine cable would not necessarily fall within the definition of a telecommunications common carrier. As a result, acquirers of indefeasible rights of use in international submarine cables need not be Canadian owned and controlled. However, given the fact that the Canadian Radio-Television and Telecommunications Commission's findings in Decision 98-17 were limited to indefeasible right of use interests held in international submarine cables, as well as the fact that indefeasible right of use arrangements can involve varying degrees of ownership and control over fiber facilities, there can be no assurance that holders of indefeasible rights of use acquired in domestic fiber facilities would be exempt from the Canadian ownership provisions contained in the Telecommunications Act.

Various regulatory requirements and limitations also will influence our business as we attempt to enter international markets. Regulation of the international telecommunications industry is changing rapidly. We are unable to predict how the Federal Communications Commission and foreign regulatory bodies will resolve the various pending international policy issues and the effect of such resolutions on us. We will be required, under Sections 214 and 203 of the Communications Act of 1934, respectively, to obtain authorization and file an international service tariff containing rates, terms and conditions before initiating service. International carriers are also subject to certain annual fees and filing requirements such as the requirement to file contracts with other carriers, including foreign carrier agreements, and reports describing international circuit, traffic and revenue data service. We will have to operate as international common carriers; we will also be required to comply with the rules of the Federal Communications Commission. The international services are also subject to regulation in other jurisdictions in which we may operate. National regulations of relevant European and other foreign countries, as well as policies and regulations on the European Union and other foreign governmental level, impose separate licensing, service and other conditions on foreign joint ventures and our international service operations, and these requirements may have a material adverse impact on us.

The law relating to the liability of Internet access providers and on-line services companies for information carried on or disseminated through their networks is unsettled. As the law in this area develops, the potential imposition of liability upon us for information carried on and disseminated through our network could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain products or service offerings. Any costs that are incurred as a result of such measures or the imposition of liability could harm our business.

WE MAY NOT BE ABLE TO OBTAIN AND MAINTAIN THE RIGHTS-OF-WAY AND OTHER PERMITS NECESSARY TO IMPLEMENT OUR BUSINESS STRATEGY

We must obtain additional rights-of-way and other permits from railroads, utilities, state highway authorities, local governments and transit authorities to install underground conduit and/or overhead structures for the expansion of our networks. We cannot assure you that we will be successful in obtaining and maintaining these right-of-way agreements or obtaining these agreements on acceptable terms. Some of these agreements may be short-term or revocable at will, and we cannot assure you that we will continue to have access to existing rights-of-way after they have expired or terminated.

If any of these agreements were terminated or could not be renewed and we were forced to remove our fiber optic cable from under the streets or abandon our networks, the termination could have a material adverse effect on our operations. In addition, landowners have asserted that railroad companies and others to whom they granted easements to their properties are not entitled as a result of these easements to grant rights-of-way to telecommunications providers. If these disputes are resolved in the landowners' favor, we could be obligated to make substantial lease payments to these landowners for the lease of these rights of way. Some agreements may be terminated at any time without cause with three months' notice. In case of termination, we may be required to remove our fiber optic cable from the conduits or poles. This termination would have a material adverse effect on our operations.

Local governments exercise legal authority that may have an adverse effect on our business because of our need to obtain rights-of-way for our infostructure. While local governments may not prohibit persons from providing telecommunications services nor treat telecommunication service providers in a discriminatory manner, they can affect the timing and costs associated with our use of the public rights-of-way.

Termination or non-renewal of our franchise of certain other rights-of-way or franchises that we use for our infostructure would have a material adverse effect on our business, results of operations and financial condition. We will also need to obtain additional franchises, licenses and permits for SmartLinks and SmartCommunities. We cannot assure you that we will be able to maintain on acceptable terms our acquired franchises, licenses or permits or to obtain and maintain the other franchises, licenses or permits needed to implement our strategy.

In addition, some landholders in the United States and Canada, who granted rights-of-way to some railroad companies in the past have filed class action lawsuits against communications carriers that received rights-of-way from railroad companies in order to develop their fiber optic networks. The rights-of-way challenged in these class action lawsuits are similar to some of the rights-of-way that we use to develop our network. Loss of substantial rights and permits or loss of the ability to use these rights-of-way or the failure to enter into or maintain required arrangements for the network could have a material adverse effect on our business, financial condition and results of operations, if, as a result, the completion of our infostructure is delayed or becomes more costly.

RAPID TECHNOLOGICAL CHANGES COULD AFFECT THE CONTINUED USE OF FIBER OPTIC CABLE AND OUR RESULTS OF OPERATIONS

The telecommunications industry is subject to rapid and significant changes in technology that could materially affect the continued use of our services, including our fiber optic cable. We cannot predict the effect of technological changes on our business. We also cannot assure you that technological changes in the communications industry and Internet-related industry will not have a material adverse effect on our operations.

WE MAY EXPERIENCE RISKS AS A RESULT OF EXPANDING OUR NETWORKS INTO OTHER FOREIGN COUNTRIES, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

We expect to expand our services to provide infostructures throughout North America. The following are risks we may experience as a result of doing business in other foreign countries in which we may expand our networks:

 .  difficulties in staffing and managing our operations;
 .  longer payment cycles;
 .  problems in collecting accounts receivable;
 .  fluctuations in currency exchange rates;
 . delays from customs brokers or government agencies encountered as a result of exporting fiber from the United States and/or Canada to other countries in which we may operate; and
 . potentially adverse consequences resulting from operating in multiple countries, each with their own laws and regulations, including tax laws and industry related regulations.

We cannot assure you that we will be successful in overcoming these risks or any other problems arising because of expansion in other foreign countries.

OUR BUSINESS DEPENDS ON THE GROWTH OF BANDWIDTH

Our success will depend in large part on growth in the use of the Internet to increase the requirement for bandwidth. Growth of the Internet depends on many factors, including security, reliability, cost, ease of access, quality of service and bandwidth. The recent growth of the Internet has placed strain on the Internet, necessitating upgrades to its infrastructure. Any perceived or actual weakening in the performance of the Internet could undermine the services, which are dependent on third parties. Our ability to attract new customers similarly depends on a variety of factors, including the ability to provide continuous service. In addition, customers might terminate or decide not to renew commitments to use our services. We must continue to expand and adapt our network infrastructure as the number of our users grows, as our users place increasing demands on it, and as requirements change.

THE TELECOMMUNICATIONS AND ENERGY INDUSTRIES ARE SUBJECT TO RAPID TECHNOLOGICAL AND REGULATORY CHANGES THAT COULD REDUCE THE DEMAND FOR THE SERVICES WE PROVIDE

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the telecommunications industry. New or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them. Additionally, a high level of consolidation that may result in the loss of one or more customers has characterized the telecommunications industry. The energy industry is also entering into a phase of deregulation and consolidation similar to the telecommunications industry, which could lead to the same uncertainties as in the telecommunications industry.

THE VOLUME OF WORK WE RECEIVE FROM OUR CUSTOMERS IS DEPENDENT ON THEIR FINANCIAL RESOURCES AND ABILITY TO OBTAIN CAPITAL

The volume of work awarded under contracts and purchase orders with certain of our telecommunications and utility customers is subject to periodic appropriations or rate increase approvals during each contract's term. If a customer of ours fails to receive sufficient appropriations or rate increase approvals, that customer could reduce the volume of work that it awards to us or delay its payments to us. These outcomes could reduce the demand for the services that we provide.

In addition, a number of other factors, including financing conditions for the industry, could adversely affect our customers and their ability or willingness to fund capital expenditures in the future. These factors could also reduce the demand for the services that we provide.

THE TELECOMMUNICATIONS AND ENERGY INFRASTRUCTURE SERVICES INDUSTRIES ARE HIGHLY COMPETITIVE AND POTENTIAL COMPETITORS FACE FEW BARRIERS TO ENTRY. OUR INABILITY TO COMPETE SUCCESSFULLY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

The industries in which we operate are highly competitive and we compete with other companies in most of the markets in which we operate. We may also face competition from existing or prospective customers who employ in-house personnel to perform some of the same types of services as we provide. There are relatively few significant barriers to entry into the markets in which we operate, and as a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors.

MANY OF OUR CONTRACTS MAY BE CANCELED ON SHORT NOTICE, AND WE MAY BE UNSUCCESSFUL IN REPLACING OUR CONTRACTS AS THEY ARE COMPLETED OR EXPIRE

We could experience a material adverse effect on our revenue, net income and liquidity if:

 .  our customers cancel a significant number of contracts;
 . we fail to win a significant number of our existing contracts upon re-bid; or . we complete the required work under a significant number of our non-recurring projects and cannot replace them with similar projects.

Many of our customers may cancel our long-term contracts with them on short notice, typically 60 to 90 days, even if we are not in default under the contract. As a result, these contracts do not give us the assurances that long-term contracts typically provide. Many of our contracts are opened to public bid at the expiration of their terms and price is often an important factor in the award of these agreements. We cannot assure you that we will be the successful bidder on our existing contracts that come up for bid. We also provide a significant portion of our services on a non-recurring, project by project basis.

OUR EXTERNAL NETWORK SERVICES BUSINESS IS SEASONAL, EXPOSING US TO REDUCED REVENUE IN THE FIRST AND FOURTH QUARTERS OF EACH YEAR

We experience reduced revenue in the first and fourth quarters of each year relative to other quarters. These variations are partly due to the fact that the budgetary years of many of our external network services customers end in December. As a result of the end of their budgetary years, our telecommunications and utility customers, and particularly our incumbent local exchange customers, typically reduce their expenditures and work order requests towards the end of the year. The onset of winter also affects our ability to render external network services in certain regions of the United States and Canada.

WE EXPERIENCE VARIATIONS IN REVENUE AND NET INCOME AS WE COMMENCE OR COMPLETE
WORK

Our contracts typically require significant start-up costs in one quarterly period, but we typically do not realize the benefit of the contractual revenue until subsequent periods. The completion of major contracts may affect our quarterly results for similar reasons. In addition, the amount and type of work that we perform at any given time and the general mix of customers for which we perform work can vary significantly from quarter to quarter, affecting our quarterly results.

IF WE ARE UNABLE TO EXPAND OUR INTERNAL OPERATIONAL INFRASTRUCTURE, WE WILL NOT BE SUCCESSFUL IN MANAGING OUR RAPID GROWTH

To manage our growth effectively, we will need to continuously enhance our information systems and our operational and financial systems and controls. Our anticipated growth could significantly strain our operational infrastructure and financial resources. Our growth plan may be adversely affected if we are unable to expand and continuously improve our operational infrastructure.

IMPAIRMENT OF OUR INTELLECTUAL PROPERTY RIGHTS COULD HARM OUR BUSINESS

We regard certain aspects of our products, services and technology as proprietary and attempt to protect them with copyrights, trademarks, trade secret laws, restrictions on disclosure and other methods. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products, services or technology without authorization, or to develop similar technology independently.

We are unaware of other companies in our and other industries that use the word "Universe2U" in their corporate names. We are in the process of securing trademarks for the name "Universe2U," and our tag line "Connecting the Universe to you at the speed of light". Even if we are able to secure these trademarks, other companies could challenge our use of the word "Universe2U," and our tag line. If such a challenge is successful, we could be required to change our name and/or our tag line and lose the goodwill associated with the Universe2U name in our markets.

OUR BUSINESS COULD SUFFER FROM A REDUCTION OR INTERRUPTION FROM OUR EQUIPMENT SUPPLIERS

We purchase our equipment from various vendors. Any reduction in or interruption of deliveries from our major equipment suppliers, such as Lucent, Nortel Networks or Cisco Systems, could delay our plans to install networks, impair our ability to acquire or retain customers and harm our business generally. In addition, the price of the equipment we purchase may substantially increase over time, increasing the costs we pay in the future. It could take a significant period of time to establish relationships with alternative suppliers for each of our technologies and substitute their technologies into our networks.

WE MUST MAKE CAPITAL EXPENDITURES BEFORE GENERATING REVENUES, WHICH MAY PROVE INSUFFICIENT TO JUSTIFY THOSE EXPENDITURES

We typically install a network before we have any customers. Since we generally do not solicit customers until our network is in place we may not be able to recoup all of our expenditures within any build. Prior to generating revenues, we must incur initial capital expenditures.

OUR NETWORKS MAY BE VULNERABLE TO UNAUTHORIZED ACCESS WHICH COULD INTERFERE WITH THE PROVISION OF OUR SERVICES

Our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Remediating the effects of computer viruses and alleviating other security problems may require interruptions, incurrence of costs and delays or cessation of service to our customers. Unauthorized access could jeopardize the security of confidential information stored in our computer systems or those of our customers, for which we could possibly be held liable.

PRINCIPALS EFFECTIVELY CONTROL OUR COMPANY AND HAVE THE POWER TO CAUSE OR PREVENT A CHANGE OF CONTROL

The following persons as a group hold control of approximately 14 million shares of company common stock amounting to approximately 35% of all outstanding shares of company common stock: Angelo Boujos, Josie Boujos, Andrew Eyres and William McGill (the "Principals"). The Principals are able to exercise significant control over the election of the board of directors. In addition, the Principals hold a sufficient portion of our stock to generally determine the outcome of most corporate matters submitted to the stockholders for approval. This control may include, without limitation, power to determine the outcome of decisions regarding mergers, consolidations and the sale of all or substantially all of our assets. In addition, the Principals would have substantial influence over any change in control of our company. See, "PRINCIPAL STOCKHOLDERS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DISCOURAGE TAKEOVER ATTEMPTS

Provisions in our certificate of incorporation and bylaws may have the effect of preventing or delaying a change of control or changes in our management. These provisions include:

 . the right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors;

 . the ability of the board of directors to alter most provisions of our bylaws without prior stockholder approval;

 . the vesting of exclusive authority in the board of directors and specified officers (except as otherwise required by law) to call special meetings of stockholders; and

 . advance notice requirements for stockholder proposals and nominations for election to the board of directors.

These provisions may have the effect of preventing or delaying a change of control or impeding a merger, consolidation, takeover or other business combination, which in turn could preclude our stockholders from recognizing a premium over the prevailing market price of the common stock.

IMMEDIATE AND SUBSTANTIAL DILUTION

The price per share of the shares offered under this prospectus may be substantially higher than the net tangible book value per share immediately after the offering. Accordingly, if you purchase common stock in this offering, you may incur immediate and substantial dilution. See "Dilution." We also have a large number of outstanding stock options and warrants to purchase our common stock with exercise prices that are below the price of the common stock. To the extent these options and warrants are exercised, you will experience further dilution.

FUTURE SALES AND ISSUANCES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

Substantial sales of our common stock in the public market following this offering, or the perception by the market that such sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future. Incorporating the effect of the issuance of shares of the company's restricted common stock subsequent to September 30, 2000, and after giving effect to the issuance of common stock underlying outstanding warrants and outstanding exchangeable shares, the company will have 37,380,000 shares of common stock issued and outstanding. Of such issued and outstanding shares, the aggregate of 2,076,000 shares registered for resale under this prospectus and 10,204,000 previously registered and issued shares will result in an aggregate of 12,280,000 shares of outstanding generally freely tradable common stock. The remaining 25,100,000 shares of common stock are restricted, however, such shares will become eligible for resale without registration under Rule 144 commencing May 17, 2001. In addition, as of November 30, 2000, non-qualified options to purchase an aggregate of 1,698,500 shares of common stock were issued and outstanding, which vest and become exercisable commencing May 31, 2001 through April 2002. After this offering, we intend to register 1,500,000 shares of common stock for issuance under our 2000 Equity Incentive Plan (the "Equity Incentive Plan"). As of November 30, 2000, no options to purchase shares of common stock were issued and outstanding under the Equity Incentive Plan. We cannot predict if future sales or issuances of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities. See, "DESCRIPTION OF CAPITAL STOCK."

Our common stock is quoted for trading on the Over-The-Counter Bulletin Board (OTC/BB) under the symbol "UTOU." To date, there has been a limited public market for our common stock. No prediction can be made as to the effect, if any, that sales of common stock or the availability of common stock for sale will have on the market price of our common stock. The market price of our common stock could drop due to sale of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

Some members of our board of directors may serve as directors of other communications companies, which might compete with us. To the extent that any of these companies presently offer, or at some future point begin to offer, integrated communications services similar to the services that we provide, there may be conflicts of interest between the fiduciary duties owed by these individuals to us and the duties owed to these other companies. We have not adopted specific policy guidelines to address these potential conflicts of interest, and if these conflicts of interest arise they may be resolved on terms that are not in the best interests of all of our stockholders.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus under the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intends," "plan," "projection," "would," and "outlook." These forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties. Certain of these risks and uncertainties are beyond our control. In this prospectus, we have described our anticipated program of network expansion. However, there is no assurance that we will be able to implement our proposed business strategy. Our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those discussed under the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Some of the key factors that have a direct bearing on our results of operations are:

 .  general economic and business conditions;
 .  competition in the telecommunications industry; industry capacity;
 .  success of acquisitions and operating initiatives, including our ability to successfully integrate our acquisitions;
 .  management of growth;
 . ability to access markets, design effective fiber optic routes, install cable and facilities, and obtain rights-of-way, building access rights, all in a timely manner, at reasonable costs and on satisfactory terms and conditions;
 .  dependence on senior management;
 .  brand awareness;
 .  general risks of the telecommunications industries;
 .  development risks;
 .  loss of any significant number of customers;
 .  risks relating to the availability of financing;
 .  the existence or absence of adverse publicity;
 .  changes in business strategy or development plans;
 .  availability, terms and deployment of capital;
 .  business abilities and judgment of personnel;
 .  availability of qualified personnel;
 .  labor and employee benefit costs;
 .  changes in, or failure to comply with, government regulations;
 .  construction schedules;

 .  costs and other effects of legal and administrative proceedings;
 . changes in marketing and technology; and . changes in political, social and economic conditions, especially with respect to our foreign operations, and other factors referenced in this prospectus.

These factors and the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors." You should carefully consider the information set forth under the caption "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                                USE OF PROCEEDS

We will not receive any proceeds from the resale of the 2,076,000 shares of common stock (including shares underlying the exercise of the exchangeable shares and warrants) offered by the selling stockholders under this prospectus.

Assuming exercise of the issued and outstanding warrants, of which 621,500 underlying shares of common stock are hereby registered, we would receive $3,107,500 in proceeds, minus expenses. After the exercise of the warrants, we will not receive any proceeds from the resale of the underlying shares of common stock by such warrant holders.

We plan to use the proceeds from the exercise of the warrants for general corporate purposes, including equipment, hiring of additional personnel, software and licenses, marketing and advertising, acquisitions and general working capital.

This offering involves a high degree of risk. You should carefully consider the following risk factors before you decide to buy our common stock. You should also consider the other information in this prospectus.


                                   DILUTION

Dilution per share represents the difference between the amount per share paid by investors in this offering and the pro forma net tangible book value per share after this offering. All of the shares hereunder are offered by stockholders and warrant holders who have already purchased their common stock from us or will purchase common stock upon exercise of their warrants. After giving effect to the issuance of shares of common stock subsequent to September 30, 2000, the exercise of the exchangeable securities and issuance of shares of common stock registered hereunder, and the exercise of the warrants and issuance of the respective underlying shares, the pro forma as adjusted net tangible book value at September 30, 2000 would have been $5,932,355 or $0.16 per share. This represents an increase in net tangible book value of $0.08 per share to all of our stockholders. We also have 1,500,000 shares reserved for issuance under our Equity Incentive Plan that may be purchased below the price of the shares offered under this prospectus. To the extent any of these options are exercised, there will be dilution. In addition, we may be obliged to seek to raise funds through the sale of equity in public offerings or private placements, after which stockholders may incur dilution of their equity interests in the future.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The common stock of Universe2U Inc. trades under the symbol "UTOU" on the Over-The-Counter Bulletin Board (OTC/BB). The common stock commenced trading on the OTC/BB on April 7, 2000. The high and low trading prices of the common stock since inception of trading have been as follows, as adjusted to give effect to the company's 19-for-1 stock dividend to holders of record on May 25, 2000:

                  Quarterly Period Ended        High     Low
                  ----------------------        ----     ---
                  June 30, 2000                 $9.00    $0.78
                  September 30, 2000            $9.50    $5.00

The high and low trading prices from October 1, 2000, through November 30, 2000, were $9.50 and $4.75, respectively.

The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

There are approximately 415 holders of record of our common stock as of November 30, 2000, including stockholders who hold their respective shares through client accounts of broker/dealer institutions. The company has not declared any dividends to date and does not intend to do so during the foreseeable future.

                                DIVIDEND POLICY

To date, we have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain our earnings for future growth and development of our business and, therefore, do not anticipate paying cash dividends in the foreseeable future.

                           SELLING SECURITY HOLDERS

The following table sets forth certain information with respect to each selling security holder for whom the company is registering the securities for resale to the public. The company will not receive any of the proceeds from the sale of such securities. To the company's knowledge, none of the registered security holders listed in the table below are broker-dealers or affiliates of broker-dealers, except as indicated in the footnotes to the table. The information below is current as of November 30, 2000.

                                                                                             Percentage of           Shares
                                                                                                shares            beneficially
                                               Securities          Amount of Shares          beneficially         owned after
         Selling Security                    Owned Prior to        offered pursuant           owned after           offering
            Holder (1)                        Offering (2)        to this prospectus        offering (2)(3)          (2)(3)
            ----------                        ------------        ------------------        ---------------          ------
Bank Julius Baer & Co. Ltd. (4)                     76,000                    76,000               *                   *
Lloyds TSB Bank plc (5)                             24,000                    24,000               *                   *
Pierre Luigi Odorico                                14,000                    14,000               *                   *
Phil Loyley                                         36,000                    36,000               *                   *
Anthony Sansone                                     50,000                    50,000               *                   *
Archie Proper                                       10,000                    10,000               *                   *
Nadia Mastromattei                                   5,000                     5,000               *                   *
Andrew Belasbas                                     20,700                    20,700               *                   *
Vincent Crupi                                       25,000                    25,000               *                   *
Margaret DaSilva in Trust (6)                       87,500                    87,500               *                   *
Maria Figliomeni in Trust (7)                      100,000                   100,000               *                   *
Carlo DeMaria                                       31,000                    31,000               *                   *
Redquest Holdings Inc. (8)                           1,000                     1,000               *                   *
Laura Investments Inc. (9)                          75,000                    75,000               *                   *
Teddington Park Investments (10)                   100,000                   100,000               *                   *
Brian Corbett                                       62,000                    62,000               *                   *
John Vasquez                                        20,000                    20,000               *                   *
Adam Arviv                                          50,000                    50,000               *                   *
Voyager Securities Ltd. (11)                       560,000                   560,000               *                   *
Nazareth Fund (12)                                 100,000                   100,000               *                   *
Eric Salsberg (13)                                  41,000                    41,000               *                   *
1284513 Ontario Inc.(14)                            60,000                    60,000               *                   *
1407585 Ontario Inc.(15)                            60,000                    60,000               *                   *
1441986 Ontario Inc.(16)                            42,000                    42,000               *                   *
BiSell Investments Inc. (17)                       200,000                   200,000               *                   *
Edward Ohayon (18)                                  10,000                    10,000               *                   *
Debra Nosella                                        2,800                     2,800               *                   *
Phyllis DiCiano                                      1,500                     1,500               *                   *
PMC Devices Ltd. (19)                              211,500                   211,500               *                   *
                                                                       -------------
TOTAL SHARES OFFERED                                                       2,076,000

*    Less than 1%.

(1) Except as set forth in the footnotes below, no selling security holders held any position, office or had any other material relationship with the registrant or its officers, directors or affiliates during the past three years.

(2) Percentage of the company's common stock shares beneficially owned is based upon 36,758,500 shares of common stock outstanding as of November 30, 2000, giving effect to the exchange of all outstanding exchangeable securities, but excluding the effect of issuance of shares underlying outstanding warrants and options. With respect to the stock ownership of each selling stockholder, such percentage ownership gives effect to respective shares beneficially owned upon exercise of outstanding warrants and the exchange for shares of common stock of the exchangeable securities issued by the company's Ontario subsidiary to such stockholder. All outstanding warrants are exercisable for one share of common stock and all exchangeable securities are exchangeable at any time on a one-for-one basis for shares of company common stock.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(3)  Assumes all of the securities offered hereby shall be sold.

(4) Sole voting and power of disposition over the shares of common stock held of record by Bank Julius Baer is exercised by such bank's investment management department.

(5) Sole voting and power of disposition over the shares of common stock held of record by Lloyds TSB Bank plc is exercised by Mr. John H. Iglehart in a fiduciary capacity as to which Mr. Iglehart disclaims beneficial ownership thereof.

(6) Sole voting and power of disposition over the shares of common stock held of record by Margaret Da Silva in Trust is exercised by Ms. Margaret Da Silva.

(7) Sole voting and power of disposition over the shares of common stock held of record by Maria Figliomeni in Trust is exercised by Ms. Maria Figliomeni.

(8) Sole voting and power of disposition over the shares of common stock held of record by Red Quest Holdings Ltd. is exercised by Ms. Linda DeMaria.

(9) Sole voting and power of disposition over the shares of common stock held of record by Laura Investments Inc. is exercised by Ms. Laura Sacco.

(10) Sole voting and power of disposition over the shares of common stock held of record by Teddington Park Investments Inc. is exercised by Mr. Domenic Sgambelluri.

(11) Includes 260,000 shares of common stock underlying warrants exercisable until June 9, 2002, at a purchase price of $5.00 per share. Sole voting and power of disposition over the shares of common stock held of record by Voyager Securities Ltd., a Bermuda corporation, is exercised by Paul Lemmon. Voyager Securities is a registered broker-dealer in the jurisdiction of Bermuda. Voyager Securities purchased its beneficially-owned shares and warrants in a company private placement in the ordinary course of business as a principal. Voyager Securities has not acted in an underwriting capacity on behalf of the company.

(12) Includes 100,000 shares of common stock underlying a warrant exercisable until June 9, 2002, at a purchase price of $5.00 per share. Sole voting and power of disposition over such underlying shares of common stock is controlled by Mr. Owen S.M. Bethel.

(13) Includes 20,500 shares of common stock underlying a warrant exercisable until September 18, 2002, at a purchase price of $5.00 per share.

(14) Includes 30,000 shares of common stock underlying a warrant exercisable until September 28, 2002, at a purchase price of $5.00 per share. Sole voting power and power of disposition over such shares of common stock is controlled by Mr. Peter Gallo.

(15) Includes 30,000 shares of common stock underlying a warrant exercisable until September 28, 2002, at a purchase price of $5.00 per share. Sole voting power and power of disposition over such shares of common stock is controlled by Mr. Tony Calvano.

(16) Includes 21,000 shares of common stock underlying a warrant exercisable until September 28, 2002, at a purchase price of $5.00 per share. Sole voting power and power of disposition over such shares of common stock is controlled by Antonio Figliomeni.

(17) Includes 100,000 shares of common stock underlying warrants exercisable until September 29, 2002, at a purchase price of $5.00 per share. Sole voting power of disposition over such underlying shares of common stock is controlled by Pierre Quilliam.

(18) Includes 10,000 shares of common stock underlying a warrant exercisable until August 31, 2002, for $5.00 per share.

(19) Sole voting power and power of disposition over such shares of common stock is controlled by Tavola Limited.

                             PLAN OF DISTRIBUTION

The selling stockholders may from time to time sell all or a portion of their shares of common stock in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares of common stock will not be sold in an underwritten public offering. The shares of common stock may be sold directly or through brokers or dealers. The methods by which the shares of common stock may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent any such shares remain unsold, purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such re-sales, may pay to or receive from the purchasers of such shares commissions as described above.

In connection with the distribution of the shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

The selling stockholders and any broker-dealers participating in the distributions of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold by non-affiliates pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued, and by affiliates two years after the shares were issued by affiliates, subject to volume limitations.

We have filed the registration statement, on which this prospectus forms a part, with respect to the sale of the shares of common stock registered hereunder. There can be no assurance that the selling stockholders will sell any or all of the shares they desire to sell.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, which provisions limit the timing of purchases and sales of common stock by the selling stockholders. We will pay all of the expenses incident to the offering and sale of the shares of common stock, other than commissions, discounts and fees of brokers, dealers, or agents.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

It should be noted that notwithstanding any of the foregoing discussion in this section on plan of distribution, at the present time the common shares of the company are not listed on any exchange nor does any public market exist for the shares other than on the over-the-counter bulletin board quotation system. It remains uncertain at the present time whether trading of the company's common stock can be sustained at sufficient levels to provide for a reasonable ongoing market for the company's common stock.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

Counsel for the company, Wuersch & Gering LLP, is the beneficial owner of options exercisable for 50,000 shares of company common stock at $.01 per share. Such options become exercisable on June 9, 2001. The engagement of the law firm of Wuersch & Gering LLP was not made on a contingent basis in connection with the registration or offering of securities hereunder, nor is such law firm to receive an interest in the company in connection with the offering hereunder.

                            SELECTED FINANCIAL DATA

You should read the following selected financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes, all of which appear elsewhere in this Registration Statement.

In connection with the acquisition of Universe2U Canada Inc. and the name change from Paxton Mining Corporation to Universe2U Inc., we changed our fiscal year end to December 31 of each year.

The acquisition of Universe2U Canada Inc. by Universe2U Inc. (formerly Paxton Mining Corporation) on May 17, 2000, is considered a reverse acquisition for accounting purposes with Universe2U Canada Inc. considered to be the acquirer and Universe2U Inc. the acquiree. As a result of this accounting treatment, ongoing results are presented as a recapitalization of Universe2U Canada Inc. and historical results presented are those of Universe2U Canada Inc.

The acquisition of CableTec Communications Inc. ("CableTec") (formerly Bernie Tan Investments Inc.) on May 31, 2000 has been accounted for under the purchase method of accounting. As a result of this accounting treatment, revenues and expenses of CableTec have been included only from the acquisition date.

Financial information does not purport to be indicative of results which may be obtained in the future.

                                 Nine Months Ended                 Year Ended
                            Sept. 30,       Sept. 30,       Dec. 31,        Dec. 31,
                              2000            1999            1999            1998
                           ------------   ------------    ------------    ------------
                                                                                   (1)
OPERATING DATA:
 Revenue                    $ 4,207,056    $   404,436     $ 1,614,496     $   472,569
 Loss from continuing
  operations               ($ 2,101,622)     ($416,894)      ($537,718)       ($49,596)
 Net loss for the period   ($ 2,119,964)     ($327,928)      ($426,723)       ($39,540)
 Net loss per common
   Share                         ($0.06)        ($0.01)         ($0.01)              -
 Weighted average number
  of common shares           35,751,974     35,204,000      35,204,000      35,204,000
 Cash dividends per
   common share                       -              -               -               -

BALANCE SHEET DATA:
 Total assets               $ 4,373,056    $   646,615     $ 1,301,758     $   512,401
 Working capital            $ 1,225,262   ($   609,658)    $   130,808     $   101,577
 Long-term obligations      $    34,854    $   282,748     $ 1,116,233     $   386,824
 Deficit                   ($ 2,586,227)  ($   367,468)       (466,263)   ($    39,540)

(1) The company commenced operations in August 1998.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following information together with our consolidated financial statements and the related notes included in this prospectus beginning on page F-1. Certain statements in this section are "forward-looking statements." You should read the information under "Forward-looking Statements" for special information about our presentation of forward-looking information.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our company is the product of an acquisition, completed on May 17, 2000, in which Paxton Mining Corporation acquired all of the outstanding shares of Universe2U Canada Inc. Upon completion of the acquisition, we changed our corporate name to Universe2U Inc. In connection with the acquisition, the management of the company changed. We also elected to change our fiscal year end from June 30 of each year to December 31 of each year.

Prior to the acquisition, under the name Paxton Mining Corporation, we were a very early stage development company originally organized to acquire, explore and develop mining properties. Due to disappointing results, we decided to pursue another line of business. We subsequently acquired Universe2U Canada Inc., an Ontario, Canada corporation. Following the acquisition, we ceased our mining-related activities.

Our company provides telecommunications access solutions to communities, communications carriers, building owners and corporate and government customers in North America. We are a facilities-based provider of advanced fiber optic solutions and high-bandwidth connectivity that enables high-speed "managed broadband" access to the Internet, telecommunications, and other data networks to provide an overall improvement in the quality of life. We intend on providing open access networks that are available to all service providers. We are not a carrier nor do we provide regulated telecommunications services.

Our telecommunications operations focus on the following areas:

     .  engineering and design;
     .  infrastructure installation and maintenance;
     .  network servicing; and
     .  marketing services.

We are currently pursuing a two-prong business strategy:

     . to design and build fiber optic networks and market telecommunication services for major telephone and cable television companies; and
     . to be a pioneer in developing infostructure "SmartCommunities" networks in partnership with local governments; "SmartBuilding" networks in partnership with institutions, businesses; and "SmartLinks" in partnership with rights-of-way owners, where we may take an equity position in the network.

We believe that our two-prong business strategy exploits growth opportunity in tier 2 and tier 3 communities, where roughly two-thirds of the North American population is located, as well as in the high population density urban areas where most investment in high-speed network infrastructure has been focused to date. In addition, our strategy enables us to pursue the growth areas of in-building networks and linking networks to connect communities together.

Our business strategy focuses on the concept that each of our operations is responsible for establishing and growing its own unique profitable organization. This is primarily achieved through the development of relationships in its core strength area and the provision of contractual services. The individual operations may act as service providers to other telecommunications companies.

In addition, our operations act as integrated business units to provide turnkey service offerings. In this case, instead of contractual project clients, we expect to target strategic alliances, partnerships and joint ventures where equity ownership is an integral component of the deal structure. We expect our SmartCommunities networks, SmartBuilding networks and SmartLink models will all be designed on this basis. Where initially the primary revenue stream will be from the individual operations, we anticipate that the long term revenue stream and profitability will be driven by our equity/partnership model in all three network applications.

Some of our contracts will be operating leases under which we recognize recurring monthly revenues. Under other contracts we recognize revenue from the sale of fiber. Effective June 30, 1999, the Financial Accounting Standards Board issued FASB Interpretation No. 43 "Real Estate Sales" ("FIN 43") which requires that sales of integral equipment be accounted for in accordance with real estate accounting rules. We believe that the SEC may classify dark fiber cables in the ground as integral equipment as defined in FIN 43. This change in the accounting for dark fiber sales would not change any of the economics of the contracts. It would require us, however, to recognize the revenue from some sales contracts as operating leases over the term of the contract as opposed to the current method of recognizing revenue during the period over which we deliver the fiber. As a result, this change in accounting treatment would reduce the revenue and income that we would recognize in the earlier years of the contract and spread it out over the life of the contract regardless of when the cash was received or the delivery of the fiber took place.

We have experienced operating losses and expect to continue to generate losses during the foreseeable future. As a result of our limited operating history, prospective investors have limited operating and financial data upon which to evaluate our performance.

FACTORS AFFECTING FUTURE OPERATIONS

REVENUE. We generate revenues from engineering and design work, building networks, selling voice, data and other telecommunications services. The majority of our revenues are generated on non-recurring charges for one-time services. The remainder is derived from charges on a monthly recurring basis. We expect future contracts to have duration between 12 and 18 months. The value of our contracts could increase significantly if we become the supplier of the fiber optic cable and if higher fiber counts are selected by customers, however, there can be no assurance in this regard.

Our subsidiaries, Fiber Optics Corporation of Canada and Photonics Engineering and Design, have ongoing relationships with Windsor Utility Commission and Grimsby Hydro. We continue to build their networks through a series of purchase orders. We are supplying the fiber optic cable and the major components needed to build their networks. We expect to maintain long-term relationships with these customers, however, there can be no assurance in this regard.

Most other revenue is obtained through purchase orders ranging in value from a few thousand dollars to over a quarter of a million dollars.

We believe that our ability to generate revenues in the future will be affected primarily by the following factors, some of which we cannot control:

     . our ability to grow our engineering, design, construction and direct sales business to drive the organic growth;
     .  our ability to obtain customers before our competitors do;
     . our ability to deal effectively with anticipated changes in regulations to deliver telecommunications services;
     .  our ability to achieve adequate margins on materials;
     . the level of competition we face from other telecommunications service providers, including price competition, which has resulted in a trend of declining prices and margins for communications services over time;
     .  the demand for our network services;
     . the ability of the "new" entrants into the telecommunications industry to pay for our services on a timely basis; and
     . possible regulatory changes, including regulations requiring building owners to give access to competitive providers of communications services.

COST OF SALES. Our cost of sales consists primarily of costs of infrastructure materials, and associated costs of installation such as labor costs, equipment lease costs and fixed asset amortization expense. We expect these costs to increase in aggregate dollar amount as we continue to grow our business but to decline as a percentage of revenues with respect to materials costs due to economies of scale, expected improvements in technology and price competition from an increased number of vendors, however, there can be no assurance in this regard.

SALES, GENERAL AND ADMINISTRATION EXPENSES. Sales and marketing expenses include applicable employee salaries and commission payments and marketing, advertising and promotional expenses. We expect to incur significant sales and marketing expenses as we continue to grow our business and build our brand. General and administrative expenses include costs associated with the recruiting and compensation of corporate administration, customer care and technical services personnel as well as costs of travel, entertainment, back office systems, legal, accounting and other professional services. We expect these costs to increase significantly as we expand our operations, but decline as a percentage of revenues due to economies of scale, however there can be no assurance in this regard.

ACQUISITION STRATEGY. We intend to pursue acquisitions and other strategic relationships to expand our customer base, our ability to offer turnkey solutions and our geographic presence. We expect these activities to significantly affect our results of operations and require us to raise additional capital. We expect to acquire well-run subsidiaries and expect to retain their key management teams in place, however there can be no assurance in this regard.

RESULTS OF OPERATIONS

Year ended December 31, 1999 and nine months ended September 30, 2000, compared to the fiscal period ended December 31, 1998 and nine months ended September 30, 1999. The financial information has been presented on a combined basis due to the reorganization of the corporate structure, which was effective April 1, 1999. Prior to the reorganization, the subsidiaries were controlled by a group that now controls us. See, "Principal Stockholders." The financial information has been presented on the basis that the present structure existed from the date of incorporation of each subsidiary.

It should be noted that the fiscal period ended December 31, 1998, was not a full year as many of the relevant corporations were first incorporated during calendar 1998.

Certain accounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation adopted in the current period financial statements.

REVENUES

Total sales increased $1.1 million to $1.6 million for the fiscal year ended December 31, 1999, from $0.5 million for the year ended December 31, 1998. Total sales increased $3.8 million, or 940% to $4.2 million for the nine-months ended September 30, 2000 from $0.4 million for the nine-months ended September 30, 1999. These increases can largely be attributed to the change in our business strategy to build turnkey solutions for customers. This would include the start of two community projects in the third quarter of 1999. Our acquisition of CableTec, effective May 31, 2000 increased sales for the nine-month period ended September 30, 2000, by $0.3 million.

For the quarter ended September 30, 2000, sales were $1.6 million, an increase of $1.4 million over the comparable period ended September 30, 1999. The increase is largely attributed to revenue increases at FOCC of $1.0 million, at Photonics of $0.1 million and CableTec's contribution for such quarter of $0.3 million.

For the year ended December 31, 1999, Photonics engineered approximately 696,000 feet of fiber networks. During the nine month period ended September 30, 2000, we have engineered approximately 836,500 feet of fiber networks.

During the year ended December 31, 1999, Canadian Cable contacted approximately 128,500 individuals, approximately 87,500 through telemarketing and approximately 41,000 through door to door field sales that generated sales of approximately $12,264 and $9,228, respectively.

COST OF SALES

Our cost of sales include costs of providing services through the different operations and are as follows:

     . Fiber Construction and Maintenance: these costs are comprised of labor, equipment rentals, fixed asset amortization, materials and subcontracting expenses;
     . Fiber Network System Design and Engineering: these costs consist primarily of wages and, to a minor degree, materials;
     . Sales and Marketing: these costs are made up of wages for tele-marketers and sales representatives as well as sub-contracting expenses for tele-marketing services and field sales representatives; and,
     . Network Services: these costs are made up of the wages for technical and construction workers, equipment rentals, fixed assets amortization, as well as sub-contracting expenses.

Consolidated cost of sales increased $0.8 million to $1.1 million for the fiscal year ended December 31, 1999, from $0.3 million for the year ended December 31, 1998. The increase was principally the result of higher sales experienced throughout all the divisions. Consolidated cost of sales increased $2.1 million to $2.5 million for the nine-months ended September 30, 2000, from $0.4 million for the nine-months ended September 30, 1999. The increase was principally the result of higher sales experienced throughout all the divisions. For the three-month period ended September 30, 2000, cost of sales rose $0.8 million, to $1.0 million from the $0.2 million incurred in the three-month period ended September 30, 2000. Sales volumes again were primarily the reason for the rise in these costs. Our acquisition of CableTec, effective May 31, 2000, increased cost of sales expense for the nine-months ended September 30, 1999 by $0.2 million.

GROSS PROFIT

Our gross profit increased $0.3 million to $0.5 million for the fiscal year ended December 31, 1999, from $0.2 million for the period ended December 31, 1998. Gross profit for the three-months and nine-months ended September 30, 2000, was $0.6 million and $1.7 million respectively, verses $4 thousand and $13 thousand in the same periods in 1999. The increases in gross profits reflect the increased activity of the operations relative to the comparable period in 1999.

OPERATING, SELLING, GENERAL AND ADMINISTRATION EXPENSES

For the fiscal period ended September 30, 2000, our operating, selling, general and administration expenses primarily include administrative management wages, professional fees, customer service costs, advertising, sales and marketing expenses, order processing, telecommunications, and general and administrative expenses. For the periods ended December 31, 1999, and December 31, 1998, the financial statements also include, but disclose separately, stock based compensation, financing costs and interest.

For the fiscal year ended December 31, 1999, our costs, as a whole, increased $0.9 million to $1.1 million from $0.2 million for the fiscal year ended December 31, 1998. For the nine-months ended September 30, 2000, our costs increased $1.7 million, to $2.0 million for the nine-months ended September 30, 2000, from $0.3 million for the nine-months ended September 30, 1999. In the third quarter, selling, general and administration expense was $0.7 million verses $0.1 million for the comparable period ended September 30, 1999.

STOCK BASED COMPENSATION EXPENSE- Our stock based compensation expense for the three-months and nine-months ended September 30, 2000 was $1.0 million and $1.5 million respectively, verses nil for the same periods in 1999. We account for stock-based compensation under the provisions of APB No. 25 "Accounting for Stock Issued to Employees" and accordingly, recognizes compensation expense for stock options to the extent the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. This non-cash compensation expense is charged against operations ratably over the vesting period of the options or the service period, whichever is shorter. Much of the stock option expense relates to employee option grants provided before, or soon after, we were acquired on May 17, 2000. For the period ended December 31, 1999, stock based compensation was $20 thousand.

We anticipate expensing an additional $2.6 million of stock compensation expense over the next seven quarters relating to stock options existing as at September 30, 2000, of which approximately $2.4 million is expected to be expensed by June 30, 2001. As at September 30, 2000 there were 1,683,500 stock options outstanding with a weighted average excise price of $1.06. In the third quarter 55,000 stock options were granted and 5,500 expired.

INTEREST AND FINANCING COSTS- Our interest and financing costs expense totaled $208 thousand for the nine-months ended September 30, 2000, an increase of $171 thousand from the $37 thousand for the nine-months ended September 30, 1999. Such costs totaled approximately $129 thousand for the year ended December 31, 1999, an increase of approximately $116 thousand from approximately $13 thousand for the year ended December 31, 1998. This was a direct result of increased financing necessary for capital expenditures and to fund the operating losses. During the first six months of the current year we experienced cash flow shortages on a number of occasions and have been unable to meet all of our payable obligations on a timely basis. Three of the operating subsidiaries failed to consistently remit payroll withholding and sales taxes to the tax authorities. Included in the September 30 year-to-date costs are approximately $37 thousand of late payment penalties and interest charges. In August 2000, we completed additional funding arrangements, satisfied the outstanding obligations and have kept such obligations current during the third quarter.

For the quarter ended September 30, 2000, our interest costs were $8 thousand compared to the $34 thousand incurred in the comparable period ended September 30, 1999. The decrease reflects our repayment of two promissory notes, which became due and payable when we became public, totaling $289 thousand during the third quarter.

DEPRECIATION AND AMORTIZATION

Our depreciation and amortization costs totaled approximately $104 thousand for the year ended December 31, 1999 and approximately $45 thousand for the year ended December 31, 1998. The increase of approximately $59 thousand was the result of a substantial addition in fixed assets primarily in the Fiber Construction and Maintenance services.

Our depreciation and amortization costs totaled $156 thousand for the nine-months ended September 30, 2000, compared to $78 thousand for the nine-months ended September 30, 1999. The increase of $78 thousand was the result of a substantial addition in fixed assets primarily in FOCC, as well as, our acquisition of CableTec, which increased our amortization expenses by $57 thousand for the nine-months ended September 30, 2000.

SHARE OF LOSS OF SIGNIFICANTLY INFLUENCED INVESTMENT

Our loss of $17 thousand for the period ended September 30, 2000, represents start up costs associated with a 49% owned investment of ours, T-E Realty & Right-of-Way Agency, L.L.C., which began operations in the third quarter of year 2000.

NET LOSS

We incurred net losses for the periods ended December 31, 1999, and December 31, 1998, of $0.4 million and $40 thousand, respectively. We incurred net losses for the nine-month periods ended September 30, 2000, and September 30, 1999, of $2.1 million and $0.3 million, respectively. Non-cash stock based compensation accounted for $1.5 million of the loss in the nine-month period ended September 30, 2000.

For the quarters ended September 30, 2000, and September 30, 1999, we incurred net losses of $1.2 million and $0.1 million respectively. During the quarter ended September 30, 2000, non-cash stock based compensation was $1.0 million.


LIQUIDITY AND CAPITAL RESOURCES

We are currently pursuing a two-prong business strategy:

     . to design and build fiber optic networks and market telecommunication services for major telephone and cable television companies; and
     . to be a pioneer in developing infostructure "SmartCommunities" networks in partnership with local governments; "SmartBuilding" networks with institutions and businesses; and SmartLinks in partnership with rights-of-way owners.

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

Based on our current growth plan, we expect to require a substantial amount of capital to expand the development of operations and networks into new geographic areas of target markets in North America. We need capital to fund the construction of advanced fiber optic networks, upgrade our underground construction equipment, repay our debts and acquire strategic companies.

For all of our operations, materials, supplies and equipment are all readily available; therefore, we anticipate being able to schedule capital expenditures simultaneously with anticipated growth in each of the subsidiaries. Most of the capital expenditures will be in fiber construction and maintenance services where equipment requirements will mirror revenue growth and where equipment purchases are large ticket items. Based on our current growth plan, we expect to require a substantial amount of capital to expand the development of operations and networks throughout the new geographic areas of target markets in North America. The capital is needed to fund the construction of advanced fiber optic networks and upgrade our underground construction equipment.

By comparison, in the fiber design and engineering companies and the sales and marketing operations, revenue growth is expected to be supported primarily by an increased labor force and only on a minor basis with increased capital expenditures.

We intend to reduce the requirement for cash flow to fund operating equipment as much as possible by leasing a substantial portion of our operating equipment.
We expect the significant cash flow requirements will be for strategic acquisitions in each of our operation's industries. Our current growth plan includes strategic acquisitions to expand the development of operations and networks into new geographic areas of target markets in North America.

We have to date incurred operating losses and negative cash flows from operating activities. We have not been able to sustain profitability. We expect to make significant expenditures in connection with the development of our business, acquisitions and expansion of our networks, services and systems. As a result, we expect our losses to continue and increase in the foreseeable future, and we expect to incur significant future operating losses and negative cash flows from operating activities. If our revenue growth is slower than we anticipate or our operating expenses are higher than expected, our losses will increase significantly. We cannot assure you that we will achieve or sustain profitability or generate positive cash flow sufficient to meet our working capital requirements; such working capital requirements could increase our costs of capital and increase our losses substantially, which would have a material adverse effect on our business, financial condition and operating results.

Not including cash flow requirements for strategic acquisitions and major projects where we are taking an equity position, we currently estimate that our capital requirements for the period from September 30,2000 to December 31, 2000 at approximately $2.5 million and requirements for the 2001 fiscal year are expected to be approximately $7.0 million exclusive of cash flow requirements to fund acquisitions and major projects where we are taking an equity position. These estimates are forward-looking statements that may change if circumstances related to third party materials and labor costs, revenue growth expectations, construction, change of regulatory regime requirements and opportunities to deploy our smart building, community and links networks do not occur as expected.

Sources of funding for our current and future financing requirements may include vendor financing, public offerings or private placements of equity and/or debt securities, commercial credit facilities and bank loans. There can be no assurance that sufficient additional financing will continue to be available to us or, if available, that it can be obtained on a timely basis and on acceptable terms. Failure to obtain financing could result in the delay or curtailment of our development and expansion plans and expenditures. Any of these events could have a material adverse effect on our business.

For the year ended December 31, 1999, our net cash used in operating activities was $0.5 million. This amount includes adjustments for: non-cash items comprised of an add-back for depreciation and amortization of $0.1 million, and a deduction for future income taxes totaling $0.1 million; and, a net negative working capital change of $0.1 million. Net cash used in investing activities was $0.3 million, comprised of additions to property, plant and equipment. Net cash provided by financing activities of $0.8 million included the following: net proceeds from the issuance of long term debt totaling $0.2 million; net proceeds from debentures issued of $0.3 million; net increase in bank indebtedness of $20 thousand; and, net advances from related parties of $0.3 million.

For the period ended December 31, 1998, our net cash used in operating activities was $0.1 million. This amount includes adjustments for: non-cash items including an add-back for depreciation and amortization of $45 thousand, and a deduction for future income taxes totaling $10 thousand; and, a net negative working capital change of $0.1 million. Net cash used in investing activities of $0.3 million consisted of additions to property, plant and equipment. Net cash provided by financing activities of $0.5 million included the following: Proceeds from the issuance of long term debt totaling $0.2 million; net increase in bank indebtedness of $49 thousand; and, net advances from related parties of $0.2 million.

For the nine-months ended September 30, 2000, our net cash used in operating activities was $1.4 million. This amount includes adjustments for: non-cash items comprised of an add-back for depreciation and amortization of $0.2 million, stock option compensation of $1.5 million, and a deduction for future income taxes totaling $0.1 million. Furthermore it includes a net negative working capital change of $0.9 million largely attributable to $0.9 million of share subscriptions receivable at September 30, 2000, which was received shortly
after the end of the third quarter 2000.   For the nine-months ended September
30, 1999, the company's net cash used in operating activities was $0.2 million attributable to a loss of $0.3 million offset by a deduction for future income taxes of $0.1 million.

For the nine-months ended September 30, 2000, net cash used in investing activities was $1.1 million and was principally attributable to our acquisition of CableTec, on May 31, 2000. For the nine-months ended September 30, 1999, our net cash used in investing activities was $0.2 million, which consisted of additions to our property, plant and equipment.

For the nine-months ended September 30, 2000, net cash provided by financing activities of $2.5 million included the following: net repayments on long-term debt of $0.3 million, which became due when we became public, net proceeds from the issue of share capital of $3.4 million, offset by a net decrease in due to related parties of $0.6 million. For the nine-months ended September 30, 1999, net cash provided by financing activities of $0.4 million included a net increase in long-term debt of $0.2 million and a net increase in debts due to related parties of $0.2 million.

Effective as of May 31, 2000, through a wholly owned subsidiary incorporated pursuant to the laws of the Province of Ontario ("Subco"), we completed the acquisition of CableTec (formerly Bernie Tan Investments Inc.). Subco had entered into a definitive share purchase agreement to acquire CableTec on January 25, 2000 (the "Agreement"). Pursuant to the terms of the Agreement, Subco agreed to acquire all of the outstanding shares of CableTec in consideration for the payment of Cdn$1.5 million. The transaction was originally intended to close in February 2000. The terms of the

Agreement were amended in March and in May 2000 to extend the closing date to May 31, 2000, amongst other things. In addition, the Agreement was amended to grant Bernard Tanunagara, currently President of our CableTec subsidiary, an option to acquire up to 200,000 common shares of the company at an exercise price of $5.00 per share (the "Option"). Effective as of May 31, 2000, the transaction was completed and the cash consideration of Cdn$1.5 million was paid and the Option was granted to Bernard Tanunagara.

During the third quarter of the year 2000, one of our subsidiaries, MultiLink, acquired a 49% interest in T-E Realty & Right-of-Way Agency, L.L.C., which was established to act as a marketing agent for leasing rights-of-way and easements to others for the purpose of developing long-haul, point-to-point telecommunication services. As part of the agreement, we committed to transfer $200,000 worth of our shares of common stock to the other L.L.C. partner on the date of closing of the first rights-of-way transaction of the L.L.C. or MultiLink.

We, and certain of our subsidiaries, are named as defendants in two wrongful dismissal lawsuits brought by two former employees, as described in detail below under the caption "Legal Proceedings" which is incorporated herein by reference thereto. We believe that such law suits are without merit and intend to defend vigorously such actions.

On December 20, 2000, we entered into an agreement in principle with The Aetix Group of Companies to acquire their U.S. and Canadian Companies: Business Link Technologies Inc.; Fundamental Computing Inc.; 9075425 Ontario Limited; Jayce Technologies Inc.; and Intellitech Consulting Inc. The Aetix Group facilitates the development of information technology architectures and strategies, and designs and implements global and enterprise networking solutions for diverse local and multi-national clients. In addition to technical services, The Aetix Group provides structured project administration, contract services for LAN/MAN/WAN management, e-commerce solutions, ASP hosting and support services. We believe that The Aetix Group is well positioned to provide superior value-added network and product services. The definitive terms and conditions for the acquisition of The Aetix Group are currently under negotiation. Although we expect to close the acquisition of The Aetix Group during the foreseeable future, there can be no assurance in this regard prior to the execution of definitive documentation by all parties.

QUANTITATIVE & QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We currently have no items that relate to "trading portfolios". We did not include trade accounts payable and trade accounts receivable in the "other than trading portfolio" because their carrying amounts approximate fair value. We may from time to time enter into interest rate protection agreements.

We are subject to market risks due to fluctuation in foreign currency exchange rates as the company reports in US dollars yet the bulk of the corporation's assets are located in Canada. We have not made significant use of financial instruments to minimize the exposure to foreign currency fluctuations.


RECENT ACCOUNTING PRONOUNCEMENTS

Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements", as amended by SAB 101A and
SAB 101B, is effective in the fourth fiscal quarter of 2000. In general, SAB 101 points out that revenue should be recognized over the period of performance or the on-going activity that that was contracted for by the customer. Any changes required by adopting SAB 101 are to be accounted for as a change in accounting principle. The company will adopt SAB 101 in the fiscal quarter beginning October 1, 2000. The company is assessing the effect of adoption of SAB 101.

                                   BUSINESS

OVERVIEW

Our company is the product of an acquisition, completed on May 17, 2000, in which Paxton Mining Corporation, our predecessor company, acquired all of the outstanding shares of Universe2U Inc. Upon completion of the acquisition, we changed our corporate name to Universe2U Inc.

Prior to the acquisition, under the name Paxton Mining Corporation, we were a very early stage development company originally organized to acquire, explore and develop mining properties. Due to disappointing results, we decided to pursue another line of business. We acquired Universe2U Canada Inc., then an Ontario, Canada corporation. Following the acquisition, we ceased our mining-related activities.

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

Our company provides electronic connectivity solutions to communities, communications carriers, utilities, building owners, and corporate and government customers in North America. We are a facilities-based provider of advanced fiber optic and "managed broadband" solutions. We have operations focused on engineering and design; infrastructure installation and maintenance; marketing services; and network services. We provide open access networks that are available to all service providers. We are not a carrier nor do we provide regulated telecommunications services.

We have built our company around operating subsidiaries which provide a complementary array of services for building and supporting high-speed networks. We commenced operations by acquiring Fiber Optics Corporation in 1998, a company that had been in the fiber optics business for ten years. We restructured the operation and renamed it F.O.C.C. Fiber Optics Corporation of Canada ("FOCC"). To help our customers implement and maintain profitable networks we formed Canadian Cable, a company that provides marketing services to a rapidly expanding number of companies in the telecommunications and cable television industries. We subsequently formed Photonics to focus on the highly specialized tasks of planning, designing, and engineering fiber optic networks, setting up central switching offices, and securing rights-of-way access for fiber routes. Recently we acquired CableTec to expand our underground network construction capabilities. Together, we make up Universe2U, a unique combination of engineering and design, construction, fiber optics expertise, and marketing expertise that allows us to (a) profit from the needs of today's network builders and operators, while, (b) positioning ourselves to be providers of infostructure and network services that businesses, communities, and the industry are expected to demand during the foreseeable future.

THE INDUSTRY

TELECOMMUNICATIONS SECTOR DEVELOPMENT

We operate mainly in the telecommunications sector, which is a sub-sector of the data network industry and communications industries. Telecommunications is the transmission of digital information over fiber optic, copper cable, and wireless. Similarly, the cable TV industry, Internet, cellular and private point-to-point and wide area networks all require fiber optics to transport digital information. Fiber optic cable provides the ultimate bandwidth pipe for long distance and "last mile" connections, providing for transmission of voice, data and cable TV and any other type of data that requires digital transport. Over the years, these networks have been built and maintained by the large telephone companies (Telcos) operating throughout Canada and the U.S. These networks are primarily comprised of copper cables and serve residential and business customers' needs.

Many new telecommunication companies have been created during the past decade and are deploying networks in cities. Others are deploying fiber cable between cities throughout North America. Long distance, voice, and facsimile capabilities have supported the traditional telephone company model of service delivery, data, and dial-up services revenues, usually centered on densely populated areas. We believe that this model has reached maturity. The lucrative, high revenue stream, previously enjoyed by the traditional telephone companies, has disappeared due to intense competition. In fact, the average cost of a long-distance telephone call three years ago was about twenty-five cents a minute. The current cost is now dramatically reduced, with some providers charging rates as low as four cents a minute. Deregulation of telephone companies, and cable television companies, as well as mergers, and acquisitions by international service providers has further re-defined the marketplace.

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

Traditionally telephone and cable TV companies vertically integrated their infrastructure and equipment with their service offering. This integration provided for high barriers to entry for the new competitors. The Telecommunications Act of 1996 (the "1996 Act") eliminates many of the pre-existing barriers to competition in the telephone and video programming communications businesses. The 1996 Act also preempts many of the state barriers to local telephone service competition that previously existed in state and local laws and regulations and sets basic standards for relationships between telecommunications providers. The 1996 Act requires local exchange carriers to provide nondiscriminatory access and interconnection to potential competitors, such as cable operators, wireless telecommunications providers and long distance companies. The 1996 Act also makes far-reaching changes in the regulation of video programming transmission services. These include changes to the regulations applicable to video operators, the elimination of restrictions on telephone company entry into the video business, and the establishment of a new open video system regulatory structure for telephone companies and others. Under the 1996 Act and implementing rules adopted by the FCC, local telephone companies may provide service as traditional cable television operators subject to municipal cable television franchises, or they may choose to provide their programming over open video systems.

With an ever increasing demand for increased bandwidth and faster transmission rates, the old copper networks became increasingly more difficult to maintain. New technology has been developed that has dramatically increased the bandwidth, distance and transmission rates on copper cable pairs. Most Telcos have now changed all their switching equipment from analogue to digital. A conditioned copper cable pair now has the capability of carrying voice, high-speed data, and limited video signals. By placing fiber optics cable to feed the outer reaches of a service area, Telcos are now using copper cables only to feed that "last mile" into a customer's premises. As the price of optical/electronic switching equipment decreases, fiber to the home will become a more affordable solution. However, copper networks will still be utilized in residential areas and must be maintained and replaced as they age. Industry sources report that North American Telcos are downsizing their workforce and out-sourcing cable placement, splicing, and maintenance to contract companies. As more and more fiber optic cable is deployed, the need for the old copper-based networks will diminish. Industry sources believe that diminishment of old copper-based networks will take at least 20 years, if not more, to occur.

The emergence of the Internet and the widespread adoption of Internet Protocol ("IP") as a data transmission standard, combined with deregulation of the telecommunications industry and advances in telecommunications technology have significantly increased the attractiveness of providing data communication applications and services over public networks. E-commerce for private sector essentially has at least two facets: Business to Consumer (B2C) and Business-to-Business (B2B).

B2C are consumer oriented retail service and product transactions while B2B consists of transactions between businesses (wholesale market).

B2B is an extremely diversified field and can take many forms. A practical example: the purchasing department of a company can post its requirements online, with an extended forecast on their possible future purchases. This would enable all the suppliers who visit their web site to bid on the firm's purchasing requirements thereby providing for a more competitive environment.

B2B e-commerce has already surpassed the business-to-consumer market by a wide margin. Annual B2B e-commerce is projected to soar from $43 billion in 1998 to $1 trillion by 2003 according to industry sources. According to Forrester

Research, B2B was virtually a $0 business in 1990. The consumer market, on the other hand, is expected to increase from $7.8 billion to $108 billion in the same period. A 'middleman' in the B2B market, known as "infomediaries", is predicted to become the fastest growing and most profitable business model in the Internet area over the next 3 to 5 years, according to San Francisco investment firm Volpe Brown Whelan. Infomediaries employ a variety of mechanisms to generate transaction fees for their clients, including: auctions, matching buyers and sellers through request for proposals and quotation services, as well as direct sales of merchandise.

At the same time, growth in client/server computing, multimedia personal computers and online computing services and the proliferation of networking technologies have resulted in a large and growing group of people who are accustomed to using networked computers for a variety of purposes, including e-mail, electronic file transfers, online computing and electronic financial transactions. These trends have led businesses increasingly to explore opportunities to provide IP-based applications and services within their organization, and to customers and business partners outside the enterprise. Bloomberg's industry analysts expect the market size for network build-outs in the United States to grow to approximately $60 billion in the year 2000.

We expect that the principal competitive factors in this market are uncongested connectivity, quality of facilities, level of customer service, price, financial stability and credibility of provider, brand name and availability of network management tools. Our current and potential competitors in this market include:
Exodus Communications, Inc., Frontier Corporation, Global Crossing Ltd., NEXTLINK Communications, Inc., Hiway Technologies, Inc., Verio Inc., 360networks Inc., British Telecommunications plc, Deutsche Telekom AG, France Telecom S.A., Qwest Communications International Inc., Allied Riser, Cypress Communication, Williams Communications Group, Inc., Global Crossing Ltd., KPNQwest, Colt Telecom Group plc, Level 3 Communications, Inc., Mastec, Metromedia Fiber Network, Inc., Western Integrated Networks, WideOpenWest, Grande Communications, RCN Inc., Rhythms Net Connections, Globix Corporation, Concentric Network Corporation, SBC Communications Inc., PSINet, Inc., Agruss Communications, Dycomm Industries, Quanta Services, Cygnal Inc., global, regional and local telecommunications and cable companies, such as Call-Net, AT&T, Sprint, MCI WorldCom and Regional Bell Operating Companies, and Rogers Cable and companies capable of offering services similar to those provided by us, including communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers and wireless telephone operators.

TELECOMMUNICATIONS OPPORTUNITIES FOR RIGHTS-OF-WAY OWNERS

Industry sources acknowledge that the most difficult and most expensive element of a telecommunications system is connecting the "last mile." Organizations that have access to the rights-of-way (rights-of-way owners) are generally quite experienced at "last mile" construction and service. The common characteristic of a ROW owner is the access to infrastructure (poles, ducts, pipes, water mains, waste water mains, buildings, rail lines, highways) that can be utilized to install fiber optic cable. Thus, a natural opportunity exists for rights-of-way owners to enter the telecommunications business has emerged. The ROW owner can move up the value chain from providing infrastructure services (e.g., pole rental, duct rental, dark fiber rental) to broadband transmission services, to distribution, to switched services to retail services that may be synergistic with their core business. The networks are based on fiber infrastructure with hybrid features, such as coaxial cable and wireless services. The market for rights-of-way owners can be segmented into: carriers long distance, internet service providers (ISPs), wireless, and competitive local exchange carriers (CLECs); public sector; commercial; and information intensive industries.

Many rights-of-way owners do not have the expertise or resources to develop these opportunities. We work in partnership with the ROW to develop the opportunities that we expect would become profitable businesses. Rights-of-way owners include organizations such as: communities, government, utilities, pipeline companies, building owners, property managers, educational institutions, and First Nations Communities.

COMMUNITY NETWORKS

We believe that many high bandwidth projects have been led by 'technical specialists', not 'users'. The roll-out of high bandwidth has been slow because telecommunications providers are waiting for 'killer applications' or more demand for their services - they are often hesitant to invest in higher bandwidth to the home fearing that people will not use the capacity, or will not support additional cost for higher bandwidth, making it difficult to build a business case, especially in smaller communities. We believe that communities need to lead new telecommunications initiatives by encouraging telecommunications use, with telecommunications providers becoming partners rather than leaders in projects.

We believe that communities concerned with developing themselves economically, and diversifying their economy, need to educate themselves on the opportunities made available through the Internet, how it applies to them, and develop strategies to use the Internet as tool to increase the number and variety of jobs in their communities.

We believe that the Internet is an excellent economic development tool, especially for more remote communities. We believe that high bandwidth can provide opportunities in the following areas:

 .    Upgrade the skill level of the population in remote communities through e-
     learning and potentially change the economic fabric of the community including decreasing the youth out-migration;

 .    Provide services not currently available in remote communities such as telemedicine, and remote monitoring;

 .    Develop and link tele-workers to larger companies seeking human resources;

 .    Improve e-commerce activities and generate new services within the community such as consideration for transportation and information technology;

 .    Increase entrepreneurship by educating citizens on internet-based service provision and identifying new business examples that can be developed through the Internet or as a result of expanding local activities on the Internet.

Municipalities throughout Canada and the United States are expanding into all areas of "Smart Communities" through telecommunication services to facilitate internal efficiency and to enhance enterprises located in the community. Community networks are often made up of a partnership of school boards, hospitals, government, and public rights-of-way owners that share in cost of building their network throughout a service area that usually exceeds six hundred square miles. Some utility rights-of-way owners with reasonable population densities have seen the opportunity to enter the telecommunications market. They have the rights of way to deploy facilities-based (owned) fiber optic cable and equipment to deliver dark fiber and bandwidth for

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high-speed network access. The utility ROW owners have targeted the telecom market as a source of additional revenue in the increasingly competitive energy industry. Although some rights-of-way owners have substantial fiber optic networks in place, they have other important market advantages: access to a large customer base, available cash, and rights-of-way into virtually every home and business in the country.

We believe that communities can benefit significantly by involving themselves in the design and construction of community networks. We intend to provide the information that will encourage communities to become involved. Increased involvement may, in turn, encourage efficiency and development opportunities through the implementation of greater bandwidth applications and the upgrading of local infrastructures. We intend to assist local facilitators, who may be local economic development corporations, municipal governments, municipal utility, and/or a local Chamber of Commerce.

PRIVATE NETWORKS

Historically, the data communications services offered by public carriers had limited security features, were expensive and did not adequately ensure accurate and reliable transmission. As a result, many corporations established and maintained their own private wide-area networks ("WANs") to provide network-based services, such as transaction processing, to their customers and to coordinate operations between employees, suppliers and business partners. Such private WANs were frequently customized to specific applications, business practices and user communities. As a result, these private WANs had the capability of providing organizations and users with tailored performance and features, security, reliability and private-label branding. The demand for WANs has grown as a result of today's competitive business environment. Factors stimulating the higher demand include the need to provide broader and more responsive customer service, to operate faster and more effectively between operating units, suppliers and other business partners, and the need to take advantage of new business opportunities for network-based offerings in a timely fashion. In addition, as businesses become more global in nature, the ability to access business information across the enterprise has become a competitive necessity.

We expect that the model is evolving to the point where customers will demand access to all available content and thus a shared infrastructure will be needed to permit the flow of information. We believe that as utilities prepare for competition in their respective core businesses, many are expected to turn to telecommunications as a method of retaining customers and enhancing revenue opportunities. Many rights-of-way owners are taking progressive steps analyzing the installation and operation of broadband high-speed fiber optic based telecommunications system. We believe that the new system will form the foundation for a telecommunications infrastructure providing the capability of broadband access to Internet, data, video, voice and energy management applications and serving the needs of businesses and the public sector. Our surveys of business customers on telecommunications services indicate that most users desire lower costs, increased access speed, unfettered choice of content, video conferencing capability and simplicity. Industry sources indicate that the next wave of network build-out will occur in municipalities.

"LAST MILE" DELIVERY

The dramatic growth of telecommunications infrastructure and expanding bandwidth resources for major high population density areas has left some communities behind. The high speed, "last mile" connection from the network backbone to individual end-user sites necessary to access the global information highway is severely lacking in many communities outside of urban centers, especially in

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rural areas.  The industry trend on focusing solely on delivery of greater telecommunications and network resources to high density metropolitan areas is comparable to building a multi-lane public highway without local on-ramps outside of urban centers. Due to the high cost of wiring the "last mile" most long distance service providers and network companies have largely directed their broadband investments toward serving densely populated, or so-called "tier-one" communities. We believe there is a substantial growth opportunity for installation of the infrastructure necessary to provide local access "on-ramps" to the global information highway and install "last mile" telecommunications and network resource solutions outside of high density urban hubs.

INDUSTRY OPPORTUNITIES

Despite the significant and ongoing investments being made by telecommunications, cable television, and other companies to build network infrastructure, many industry sources believe that there is already a significant global bandwidth shortage that will continue to be unsatisfied during the foreseeable future. The U.S. Commerce Department, for example, reports that data traffic is doubling every 100 days, and Internet use is rising 10-fold every year. Other analysts have predicted that overall demand for bandwidth could rise to as much as 200-times current levels by 2005. Users can still log-on to the Internet or private corporate networks using a standard dialup modem. But considering that current modems operate at 56 Kbps, while optical network speeds are now measured in Giga-bits per second, 1 billion bits per second, we believe there will be substantial demand for enhanced infrastructure to accommodate broader access to these higher bandwidth networks.

Retailers are recognizing that they can attract more sales if more people are using the Internet. Three of the biggest retailers have announced deals with major Internet Service Providers (ISPs) to provide Internet access services at either very low or no cost. Kmart is linking with Yahoo to provide free Net access through a new ISP called BlueLight.com and America Online has signed with both Circuit City and Wal-Mart to provide certain Internet access. Jupiter Communications predicts that the number of US households accessing the Web without ISP fees will rise from 1.5 million today, to as many as 8.8 million by 2003. And while most analysts say major ISPs aren't threatened by the new trend, some smaller ISPs are moving away from the subscription-based business model in favor of one based on advertising revenues, commerce, and financial services.

Industry sources forecast that the number of PCs worldwide will exceed 100 million units in 2000. Access at slow speeds and large delay times in the Internet and the World Wide Web (WWW) are the sources of many complaints. Most users are currently connecting with a modem at 28 kbps or 56 kps. Those who have cable modems are connecting at higher speeds of up to 1.5 megabits per second. The quality and content of an application running either at the minimum data rate or at a suitable data rate will be remarkably different. As an example, an electronic newspaper operating at 2000 kps (2 Mbps) integrates real-time streaming video and audio, and real-time block-transfer of other media such as pictures, text, and graphics. This is an attractive alternative for newspaper and for TV news since it composes with various media and adds interactivity. The same application at 28 kbps suffers from considerable delay time and does not allow the transmission of real-time streaming audio and video. The user might be disappointed by this kind of service. Downloading a film using a 56 kbps modem could take 8 hours, while over a broadband connection, only half an hour. Another element in e-commerce development will be the need to bring municipal services on-line and provide citizens the opportunity to find out what is going on in the community at any time, register children for activities, or pay a ticket, a tax bill, etc. Several North American communities are exploring this concept. Connect Ontario, a new provincial program whose mandate is to develop 50

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Smart Communities within the next 5 years in Ontario, Canada, is allocating funding for community 'portals' which would place all community resources through one access point on the Internet. All e-commerce services would therefore fit under one portal or one Internet web page and the Connect Ontario program could cover some of the developmental costs. The City of Toronto recently announced its intention to "be open for business" 24 hours a day, 7 days per week, by providing services online.

Projections by industry sources of market share for 2004 for all residential broadband subscribers are expected to be as follows:

 .    Interexchange carriers ("IXCs") are projected to be market leaders, with
     30% largely based on AT&T's cable operations;

 .    Independent Cable operators stand to capture 29%;

 .    ILECs are expected to gain 2/3 of the DSL subscribers, however their overall market share is 22%;

 .    ISPs are expected to capture 14%, mainly from AOL's cable operation; and

 .    CLECs are expected to capture 5% of the market.

The North American residential market for broadband access services is expected, by industry sources, to increase to over $7 billion in 2004, from its level in 2000 of $1.4 billion. The market share of the delivery by delivery means will swing as follows (2000 share to 2004 share):

 .    Cable modems are expected to decrease from 72.8% to 57.6%;

 .    DSLs are expected to increase from 23.4% to 32.8%; and

 .    Wireless is expected to increase from 3.8% to 9.6%.

We expect fiber to the home to begin to capture some of the total market by 2004.

Projections of market share for 2004 for all commercial broadband subscribers are expected, by industry sources, to be as follows:

 .    CLECs are projected to be market leaders, expected to capture 38% of total revenues;

 .    ILECs are expected to capture 28%, with their strength in DSL category;

 .    IXCs are expected to capture 23%, as important resellers of DSL services;

 .    ISPs are expected to capture 8%, mainly through reselling DSL; and

 .    Independent Cable operators are expected to capture 3%.

The commercial market for broadband access services is expected to increase to over $3.5 billion in 2004, from its level in 2000 of $0.6 billion. The market share of the delivery by delivery means will swing as follows (2000 share to 2004 share):

 .    Cable modems are expected to decrease from 5.8% to 5.5%;

 .    DSLs are expected to decrease from 64.2% to 56.2%; and

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 .    Wireless is expected to increase 30% to 38.3%.

We expect fiber to business to begin to capture some of the total market by 2004.

We believe that the telecommunications industry is in a state of dramatic growth due to deregulation, the demand for bandwidth, increased use of the Internet and the advancements in fiber optic cable deployment and central switching equipment efficiency. We believe that we have a parallel opportunity for growth as a provider of telecommunications infrastructure, network services, engineering, design, and telecommunications marketing and sales services.

OUR OPERATIONS

Our telecommunications operations focus on the following areas:

 .    infrastructure installation and maintenance;

 .    marketing services;

 .    engineering and design; and

 .    network servicing.

We are currently pursuing a two-prong business strategy: to design and build, fiber optic networks and market telecommunication services for major telephone and cable television companies; and to be a pioneer in developing
"SmartCommunities" networks in partnership with local governments; "SmartBuilding" networks in partnership with Institutions and businesses; and "SmartLinks" in partnership with rights-of-way owners.

We believe that our two-prong business strategy exploits growth opportunity in tier 2 and tier 3 communities, where roughly two-thirds of the North American population is located, as well as in the high population density urban areas where most investment in high-speed network infrastructure has been focused to date. In addition, our strategy enables us to pursue the growth areas of in-building networks and linking networks to connect communities together.

Our business strategy focuses on the concept that each of our operations is responsible for establishing and growing its own unique profitable organization. We achieve this through the development of relationships in their core strength area, introduction of best practices and the provision of contractual services. The individual operations may act as service providers to other telecommunications companies.

As a solutions integrator, our operations are integrated business units which provide turnkey solutions. In this case, instead of contractual project clients, we expect to target strategic alliances, partnerships and joint ventures where equity ownership is an integral component of the deal structure. We intend that our SmartCommunity networks, SmartBuilding networks and SmartNetwork Link models all be approached on this basis. Where initially the primary revenue stream may be from our individual operating companies, we expect the longer term profitability to be driven by our equity/partnership model in all three network applications.

We believe that we are well positioned for growth as demand for greater bandwidth continues to escalate throughout North America. Just as the expectation for universal service drove the rapid expansion of telephone and electrical networks during the last century, we believe that businesses,

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communities, institutions and individuals will demand universal high-speed broadband telecom access to gain overall improvement in the quality of life. We believe that there is growing demand for fiber optic capacity and related network elements to transmit and service high-bandwidth data, voice and video. This growing demand is being accelerated by new applications and services and by improvements in "last mile" technology such as digital subscriber line and cable modems. In this changing market environment, we believe that we are in a favorable competitive position to satisfy this demand relative to other service providers due to our integrated technologies and flexible network architecture.

Our operations are conducted through our seven wholly-owned subsidiaries:

 .    F.O.C.C., Fiber Optics Corporation of Canada Inc.(fiber optic construction and maintenance);

 .    Canadian Cable Consultants Inc. (sales and marketing);

 .    Photonics Engineering & Design Inc. (network and system design);

 .    Coastal Networks Inc. (fiber optic network installation);

 .    MultiLink Networks Inc. (network sales);

 .    CableTec Communications Inc. (underground construction); and

 .    Universe2U Rights-of-way Agency Inc. (rights-of-way broker).

We organize delivery of services by our operations under four operational areas: Telecom Infrastructure operations, Direct Sales operations, Engineering and Design operations and Network Services and Alliance operations.

TELECOM INFRASTRUCTURE - This area is responsible for all building and maintaining of telecom infrastructure. Operations include work on long-haul networks, regional networks, community networks, and in-building networks using state-of-the-art fiber, wireless and copper based materials. We have two subsidiaries involved in this operational area: FOCC and Coastal. FOCC has been providing fiber optic network planning, engineering, and construction services to major communications and private network companies since 1987. Coastal is a parallel operation to FOCC and operates out of Michigan, USA.

SALES AND MARKETING - This area sells telecom products and services on behalf of telecommunications companies. The services include: telemarketing and direct sales services, cold sales, audits, customer satisfaction surveys, and promotion of additional bandwidth products and services within the cable and telecommunications industries. Our subsidiary operating in this area, Canadian Cable Consultants Inc. ("Canadian Cable") was formed in 1998. We currently have contracts with major cable TV operators, telephone, and rights-of-way ("ROW") owner companies. Canadian Cable also provides a captive marketing and sales organization for our "SmartCommunities" networks. We are seeking acquisitions to expand operations in this area in Canada and the United States. We also intend to expand activities in this area to include sales and marketing services for e-commerce, high volume call answer, bandwidth services, bundled telecommunications services, and the leasing of duct and fiber.

Our subsidiary operating Universe2U Rights-of-ways Agency Inc. is a 49% owner of a Michigan limited liability company, T-E Realty & Right-of-Way Agency, L.L.C. ("ROW Agency"). ROW Agency intends to act as marketing agent on behalf of U.S. Corporations interested in leasing their respective rights-of-way and easements

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

to others for purposes of providing long-haul, point-to-point telecommunication services. Universe2U Rights-of-ways Agency Inc., by its participation as a Member of the ROW Agency, intends to assist in marketing rights-of-way.

MultiLink Networks, Inc. ("MultiLink"), operating out of Lansing, Michigan, is focused on obtaining rights-of-way and developing long-haul networks and regional networks. The company works closely with the owner of the rights-of-way and we expect to enter into strategic alliances with them. MultiLink expects to obtain access to up to 50,000 miles of rights-of-way in the U.S. from utilities, on which we expect to develop open access networks.

ENGINEERING AND DESIGN - This area is responsible of all engineering and design activities. The prime focus of this function is driving ongoing improvement throughout the organization. These activities include: permits, designs, mapping, GIS, structural design, engineered drawings, network design, equipment specifications and research and development. Photonics Engineering and Design Inc. is a company we recently formed in 1999 to specialize in designing and engineering fiber optic networks, as well as to manage the complex installation and connection tasks for central office and hub infrastructure construction, and rights-of-way management. The company uses advanced technology such as laser measurement, CAD, GIS, and GPS to ensure fast, accurate designs. We also expect to shortly create a research and development group to examine new products and services to enhance our service offerings.

NETWORK SERVICES AND ALLIANCES - This area is responsible of all third party supplier relations, including fiber, ducts, underground construction, directional boring, duct structure construction, civil construction activities and the preparation of building for the installation of switching equipment. Activities include: trenching, duct structures, directional boring, electrical installations, make ready, and similar actions. Our subsidiary operating in this area, CableTec Communications Inc., has been in business since 1982, and was acquired by Universe2U May 31, 2000. CableTec provides underground construction services to electric rights-of-way owners, telecommunications companies, and cable television companies.

We are actively involved in design, construction, and post-installation sales support following network completion. We plan on obtaining an equity and/or a partnership position in various projects and new network installations where available to us. We believe that the scope of our services address a broad range of interrelated needs in the telecommunications network infrastructure market. As part of our business strategy, we also intend to organize consortiums for large-scale projects, such as coordinating SmartLinks and initiating major community-level projects with multiple partners.

SMART COMMUNITY NETWORKS

"SmartCommunities" networks refer to partnerships with local governments, institutions, businesses, and rights-of-way owners to service the roughly two-thirds of the North American population that lives outside of major urban centers where most investment in high-speed network infrastructure has been focused to date. Smart Communities are communities that are driven by people's needs, not by the imposition of the underlying technology.

We believe that communities can develop themselves economically and diversify their economy by educating themselves on the opportunities made available through the Internet, understanding how it applies to them, and developing strategies to use the Internet as tool to improve services and increase the number and variety of jobs in their communities.

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We believe that high bandwidth can provide opportunities in the following areas:

 .    Upgrade the skill level of the population in remote communities through e-
     learning and potentially change the economic fabric of the community including decreasing youth out-migration;

 .    Provide services not currently available in remote communities such as telemedicine, and remote monitoring;

 .    Develop and link tele-workers to larger companies seeking human resources;

 .    Improve e-commerce activities and generate new services within the community such as consideration for transportation and information technology;

 .    Increase entrepreneurship by educating citizens on internet-based service provision and identifying new business examples that can be developed through the Internet or as a result of expanding local activities on the Internet.

Industry sources report that the best prospects for residential broadband services are found among households making more than $25,000 a year and headed by persons less than 55 years old. Nearly half of all U.S. households fit these demographic parameters.

There are a great number of potential uses or applications for the Internet that all require faster speeds than currently available to the home. The following is a list of applications which may be promoted and developed in a community:

 .    Telework: working from home for an employer located in another region, running a home-based-business selling goods and services to a region or the world, working from a subsidiary office for an employer located in another region.

 .    Call centers: a wired community could attract more call centers, and a virtual call center project with employees working from home would have a competitive advantage over other locations offering standard service.

 .    Tele-medicine or tele-health: receiving health information or a consultation through a videoconference system, sending patient data to a specialist over the Internet for an opinion or assessment.

 .    Tele-education or e-learning: attending a college, university, or training program from home or a community classroom connected to any number of educational institutions. Attending a conference or a one-on-one training session from home or the office, while the trainer or conference is located in another region.

 .    Virtual libraries: the ability to browse through any library in the world, download books or articles, reserve and order books, talk to a librarian on-line from home, download a video available at the library, etc.

 .    E-commerce: doing business on the Internet by developing a site where consumer can shop, pay bills, obtain information, register for a class, book a hotel room, etc.

 .    Entertainment: receive videos, music, games, or other forms of entertainment from the Internet to your home computer.

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 .    IP Telephony: make telephone calls, with or without video (still or moving picture of the person you are calling), from a computer, through the internet (avoiding long distance charges).

 .    Software access, data storage: allowing users to download a number of software from the Internet, sometimes free of charge. Allowing users to use a central memory located in another part of the world to store large files on a rental basis.

These applications may use one or more of the following technologies:

 .    Digital video: largest potential user of bandwidth. A video is created with a computer instead of a film camera then sent over the Internet to the home user. The video is compressed using standards ranging from H.263 to MPEG-2 and can use from 56 kbps to 20 Mbps.

 .    Digital audio and speech coding: music or voice is coded into the computer and sent over the Internet. New audio standards such as Dolby or Sound Blaster Live enable more lifelike 3-D sound, which requires high transmission capacity.

 .    MPEG-4: standard for coding audio-visual objects and will enable a whole spectrum of new or improved application including audio-/visual broadcasting, interactive mobile multimedia communications, videophone, videoconference, multimedia videotext, games, interactive computer imagery sign language captioning, text-to-speech. MPEG-4 needs up to 15 Mbits/s for broadcast applications.

 .    VoIP: voice over IP is a generic term that provides a telephone service over the Internet. It has not taken off because delays exceeding 250 milliseconds are unacceptable for quality of a telephone service and new technology must be provided to the consumer to transform an analogue signal into a digital signal. Many people are using this service today on the Internet to save long distance costs regardless of the quality of the call.

We believe that SmartCommunities can make the most of the opportunities that new technologies can afford. We believe that SmartCommunities can enhance community dialogue and create awareness of common community challenges and goals among its constituents. The challenge is to build a fiber optic infrastructure that can bring universal access to high bandwidth information and services to each SmartCommunities home, school, government, community institution and business.

OUR STRATEGY

FIBER OPTIC INFRASTRUCTURE AND NETWORKS STRATEGY

We aim to provide our customers with a high-quality, affordable single-source solution designed to address the following communications requirements:

 .    A comprehensive telecommunications infrastructure solution from a single source. We effectively function as our customers' project manager and provide the convenience of "one stop shopping." We cluster our cooperating companies into four areas: communications infrastructure, engineering and design, direct sales and support services.

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 .    A close working relationship with the rights-of-way owners where we build the networks. We obtain and coordinate all telecom infrastructure permissions from the property owners. The property owners include: building owners, rights-of-way owners, municipalities, state and federal governments, telecommunication carriers, corporations, and private individuals.

 .    A reliable, robust network with performance levels and pricing that has traditionally been available only to large corporations. Our solution encourages the sharing of limited rights-of-way to reduce the cost of building the infrastructure.

 .    Rapid installation and service expansion while holding down the capital outlay by customers. Additionally, we intend to provide the ability for customers to lease our infrastructure; to help our customers avoid significant capital outlays as well as mitigate the risks of encountering communications capacity constraints.

 .    On-site or near-site customer service and support. Each of our customers is assigned a dedicated, experienced team available on a 24x7 respond to network issues.

Our objective is to become the preferred facilities-based provider of broadband communications infrastructure and Internet connectivity solutions to communications carriers, corporations and government agencies, in our target markets. We intend to focus our strategy on our strategy of outsourced network design, engineering, construction, and marketing. We also intend to organize consortiums for large-scale projects, such as SmartLinks, and initiate major community-level projects with multiple partners.

SMART COMMUNITY STRATEGY

To provide maximum benefit to participating communities, as well as to ensure efficient progress in the specific projects, we have developed a three-phased approach for "SmartCommunities" network construction.

Phase One: Delivery of "immediate bandwidth relief" through the deployment of a combination of existing high-capacity wireless microwave backbone technology and spread-spectrum wireless and copper-based access technology known as DSL, or Digital Subscriber Loop. We initially rely on our customer's physical points of presence and the rental of existing telephone company copper infrastructure.

Phase Two: the second phase of the strategy is to build fiber-optic backbone infrastructure along the path serviced by the wireless microwave deployed in Phase One. As the fiber-optic backbone reaches and surpasses the wireless systems, the wireless equipment is either re-deployed to other communities, or traded-in to the equipment manufacturer for credit towards fiber-optic equipment. We use public sector real estate to locate our switching and termination equipment, such as school buildings, libraries, and municipal government buildings, usually at nominal cost.

Phase Three: We assist the local ROW owner and government by setting up an operational management company called "The SmartCommunities Network Management Company", in order to oversee the sale of services to the private sector. We intend to invest in this company and retain an equity position. In this manner, the "community owned" operation which was deployed according to a "cost recovery" model, gives way to a "public-private" company operating according to

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a "for profit" model with any profits on the public sector equity portion to return to the respective community and be available for investment in other programs.

In our "SmartCommunities" model, the public sector is our partner. We bring to them a method of achieving high capacity telecommunications access built on a cost recovery basis. We also position ourselves as an organization that is funded by the public sector, for the public sector. Although the community is the provider of purchase orders and our revenue streams through their control of the local ROW owner, we intend to develop a high-level, strategic relationship with end-users, such as school boards, hospitals, and municipal government groups. In addition, we recruit and train local personnel for building of the infrastructure, ongoing maintenance of the system and the selling of services. We expect to mutually benefit from a strong local presence.

Federal, state, and local governments have recognized the broadband access problem afflicting tier-two and tier-three communities and are increasingly making funds available for infrastructure development projects. The government of the Province of Ontario has already earmarked $100 million for telecommunications networks, and industry sources expect other regions throughout Canada and the U.S. to follow suit.

In addition, deregulation has led electric rights-of-way owners to aggressively explore new business opportunities, both as a response to increased competition in their core businesses, as well as to overcome limits to low growth expansion in the delivery of electricity. Electric rights-of-way owners are extremely well positioned to enter the telecommunications business and have material incentives to participate in "SmartCommunities" network projects such as valuable rights-of-way needed for network construction and several other distinct advantages, including, existing conduit infrastructure, such as poles and ducts; the ability to finance significant long-term investments; structural access to buildings such as spare ducts that are already in place, equipment space in buildings such as transformer vaults, electrical network monitoring centers already in place, expertise in "last mile" construction and service, crews trained in working outdoors, 24/7 repair teams; and, sophisticated customer billing systems and processes. We believe that rights-of-way owners are highly motivated to become partners with their communities: helping the community helps to support an existing customer base and customers may be less likely to switch suppliers if they are receiving multiple services from the same provider. Our Chief Executive Officer, Kim Allen, is the former CEO of Scarborough (Ontario) Public Utility Commission, a $400 million water and electric utility. While serving in that position, he directed their successful diversification into the telecommunications business. We have already initiated construction of "SmartCommunities" networks in Ontario, Canada.

We believe that SmartCommunities networks will not only serve a critical role for the community by bringing much needed broadband access, we expect them to also provide us with long-term income potential through our equity stake in the management company, however there can be no assurance in this regard.

SMART BUILDING INFOSTRUCTURE STRATEGY

By 2004, industry sources expect a substantial portion of large metropolitan buildings will be served directly by fiber. Technical improvements are making fiber economical for a wider range of end users. In 2004, it is anticipated that 68,000 buildings with direct fiber connections are expected to accommodate 1,349,000 establishments.

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To provide maximum benefit to participating building owners, as well as to ensure efficient progress in the specific projects, we have developed a three-phased approach for "SmartBuilding" network construction.

Phase One: Delivery of "immediate bandwidth relief" where we quickly deploy a combination of existing copper-based access technology known as DSL, or Digital Subscriber Loop. We initially rely on our customer's physical points of presence and the existing telephone copper infrastructure.

Phase Two: the second phase of the strategy is to build fiber-optic backbone infrastructure to the floor or other appropriate gathering point and use convention copper based network technology to the suite or office.

Phase Three: We assist the building owner in setting up an operational management company, in order to oversee the sale of services to the private sector. We intend to invest and retain an equity position.

In our "SmartBuilding" model, the property owner/manager is our partner. We bring to them a method of achieving high capacity telecommunications access built on a cost recovery basis.

Building owners are extremely well positioned to enter the telecommunications business and have material incentives to participate in "SmartBuilding" network projects such as valuable rights-of-way needed for network construction and several other distinct advantages, including, existing conduit infrastructure, the ability to finance significant long-term investments; structural access to buildings such as spare ducts that are already in place, equipment space in buildings, electrical network monitoring centers already in place, expertise in construction and service, 24/7 repair teams; and, billing systems. We believe that building owners are highly motivated to become partners with their tenants: helping their tenants helps to support an existing customer base and customers may be less likely to switch if they are receiving multiple services from the building owner.

We believe that SmartBuilding networks will not only serve a critical role for the community by bringing much needed broadband access, we expect them to also provide us with long-term income potential through our equity stake in the management company, however there can be no assurance in this regard.

SMART LINK INFOSTRUCTURE STRATEGY

Our SmartLinks will initially offer three products, lease of duct space, lease of an entire fiber cable within a duct, and the lease of state-of-the-art fiber strands. We expect to work closely with the rights-of-way owners. They are extremely well positioned to enter the telecommunications business and have material incentives to participate in "Smart Network Link" projects such as valuable rights-of-way needed for network construction and several other distinct advantages, including, existing conduit infrastructure, and the ability to finance significant long-term investments. As described above, we believe that rights-of-way owners are highly motivated to become our partners.

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To exploit the growing demand for bandwidth and enhanced network services, our strategy is to:

 .  provide high-bandwidth connectivity between, and co-location facilities;

 .  pursue additional strategic alliances in network services and technology;

 . extend the reach of our infostructure through development, swaps and acquisitions of fiber and capacity;

 . increase, in collaboration with our customers, the number of products and services that we offer, and develop managed bandwidth products and services;

 .  capitalize on the experience and relationships management and our partners;
   and

 . develop and operate a technologically advanced, high-capacity, low-cost network.

We intend to expand our infostructure to provide connectivity on a North American basis. Our network's design can greatly reduce complexity of access and cost while allowing us to offer increased reliability and a wide range of products and services.

Our current and targeted customers include new and incumbent telecommunications service providers, Internet service providers, application service providers, storage service providers and large organizations with enterprise network needs. We believe that these customers have a limited choice of independent service providers capable of offering high-capacity, reliable, secure and cost-effective services between centers in North America. As a result, we believe that our targeted customers will buy services from us rather than purchase them from another source or build these service capabilities themselves. To meet our customers' requirements, we intend on offering a wide range of services on a scalable basis, including network infrastructure, dark fiber and conduit for sale, grant of indefeasible right of use or lease and construction services supporting the development of the network.

ADDITIONAL STRATEGIC ALLIANCES IN NETWORK SERVICES AND TECHNOLOGY

We intend to pursue additional strategic alliances with communications providers that have high-bandwidth needs and who offer us long-term, high capacity commitments for traffic on our network. Such strategic alliances could also allow us to combine our capabilities with those of our strategic alliance partners and thereby offer our customers additional products and services. Our relationship with Gateway Networks and FiberCo., emerging broadband services providers are examples of this strategy.

On December 20, 2000, we entered into an agreement in principle with The Aetix Group of Companies to acquire their U.S. and Canadian Companies: Business Link Technologies Inc.; Fundamental Computing Inc.; 9075425 Ontario Limited; Jayce Technologies Inc.; and Intellitech Consulting Inc. The Aetix Group facilitates the development of information technology architectures and strategies, and designs and implements global and enterprise networking solutions for diverse local and multi-national clients. In addition to technical services, The Aetix Group provides structured project administration, contract services for LAN/MAN/WAN management, e-commerce solutions, ASP hosting and support services. We believe that The Aetix Group is well positioned to provide superior value-added network and product services. The definitive terms and conditions for the acquisition of The Aetix Group are currently under negotiation. Although we expect to close the acquisition of The Aetix Group during the foreseeable future, there can be no assurance in this regard prior to the execution of definitive documentation by all parties.

COMPETITION

We face competition from many telecommunications providers with significantly greater financial resources, well-established brand names, larger customer bases and diverse strategic plans and technologies. Intense competition has led to declining prices and margins for many communications services. We expect this trend to continue as competition intensifies in the future. The following discussion identifies some of the competitive conditions within our area of business operations. For additional discussion of how one or more of the following factors could adversely affect our business, see our discussion above under the caption, "Risk Factors - Competition."

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Within our four areas of business operations, the telecommunications business is extremely competitive, particularly with respect to price and service. Competitors include incumbent local telephone and exchange carriers, long-distance telephone carriers, facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators, Internet service providers, digital subscriber line companies and other large end-users with private networks. Most of our competitors are capable of offering, and in some cases do offer, services substantially similar to those offered by us and may be able to offer them a lower cost. We expect that the principal competitive factors in this market are uncongested connectivity, quality of facilities, level of customer service, price, the financial stability and credibility of the provider, brand name and the availability of network management tools.

Some of our principal competitors include Exodus Communications, Inc., Frontier Corporation, Global Crossing Ltd., NEXTLINK Communications, Inc., Hiway Technologies, Inc., Verio Inc., 360networks Inc., British Telecommunications plc, Deutsche Telekom AG, France Telecom S.A., Qwest Communications International Inc., Allied Riser, Cypress Communication, Williams Communications Group, Inc., Global Crossing Ltd., KPNQwest, Colt Telecom Group plc, Level 3 Communications, Inc., Mastec, Metromedia Fiber Network, Inc., Western Integrated Networks, WideOpenWest, Grande Communications, RCN Inc., Rhythms Net Connections, Globix Corporation, Concentric Network Corporation, SBC Communications Inc., PSINet, Inc., Agruss Communications, Dycomm Industries, Quanta Services, Cygnal Inc., global, regional and local telecommunications and cable companies, such as Call-Net, AT&T, Sprint, MCI WorldCom and Regional Bell Operating Companies, and Rogers Cable and companies capable of offering services similar to those provided by us, including communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers and wireless telephone operators.

Some competitors already own fiber optic cables as part of their telecommunications networks. Accordingly, any of these carriers could directly compete with us in the market for leasing fiber capacity. In addition, some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as sufficient resources to begin construction to equip their networks which would result in substantially increased competition for us.

Agreements with the municipalities and other local and state governments typically are not exclusive. Competitors could enter into agreements with local and state governments and compete directly with us in each of areas of operations.

We may also face competition from existing or prospective customers who employ in-house personnel to perform some of the same types of the services we provide.

There are relatively few significant barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors.

There are new and alternative telecommunications technologies being developed. Competitors might use new or alternative technologies to offer better or less expensive services than we can provide. The development and deployment by competitors of new technologies or the significant penetration of alternative technologies or delivery of lower cost services into our target market may increase competition for our business.

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REGULATION

The Federal Communications Commission ("FCC") has the authority to regulate utility company rates for cable rental of pole and conduit space. States can establish preemptive regulations in this area, and the states in which the Systems operate have done so. The 1996 Telecom Act modified the pole attachment provisions of the Communications Act by requiring that utilities provide cable systems and telecommunications carriers with nondiscriminatory access to any pole, conduit or rights-of-way controlled by the utility. The FCC has adopted regulations to govern the charges for pole attachments used by companies providing telecommunications services. These regulations are likely to increase significantly the rates charged to cable companies providing voice and data, in addition to video services. These new pole attachment regulations do not become effective, however, until 2001, and subsequent increases in attachment rates resulting from the FCC's new regulations will be phased in equal annual increments over a subsequent period of five years, until 2006. There can be no assurance that FCC existing or as yet to be proposed access requirements and infrastructure rate control will not have a material adverse affect on our business.

The Telecommunications Act of 1996 ("1996 Telecom Act") largely removed barriers to entry in the local telephone market that was monopolized by the Bell Operating Companies and other incumbent local exchange carriers by preempting state and local laws that restrict competition and by requiring incumbent local exchange telephone companies to provide nondiscriminatory access and interconnection to potential competitors, such as cable operators and long distance companies. The 1996 Telecom Act also facilitates the entry of utility companies into the telecommunications market. The 1996 Telecom Act also largely eliminated the prohibition against telco-cable cross-ownership, however, it still prohibits a telephone company or a cable system operator in the same market from acquiring each other, except in limited circumstances, such as in areas of smaller population. This change in regulatory environment will likely result in intensified industry consolidation and may further result in increased market competitiveness of such merged companies. Any such mergers could increase the strength of current or potential competitors against whom we compete now or must compete against in the future.

Regulatory responsibility for essentially local aspects of the our business such as system design and construction, safety, and consumer services remains largely with either state or local officials and, in some jurisdictions, with both. We believe that current regulations affecting our business will not have a material affect on our operations, however there can be no assurance in this regard. Regulation of the communications industry is evolving rapidly. The regulations that apply to us are subject to ongoing administrative proceedings, litigation and legislation. The outcome of these various proceedings, as well as any other regulatory initiatives, cannot be predicted. Application of existing or future regulatory changes may have a material adverse affect on our business and operations. The full extent to which other companies in the industry will compete with us with respect to regulatory regime requirements may not be known for several years. There can be no assurance that existing or as yet unproposed regulations, will not become determinant competitive factors in the future and render our Smart Networks less profitable or even obsolete. See, "Risk Factors-Legislation And Government Regulation Could Adversely Affect Us."

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INTELLECTUAL PROPERTY

We regard certain aspects of our products, services and technology as proprietary and attempt to protect them with copyrights, trademarks, trade secret laws, restrictions on disclosure and other methods. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products, services or technology without authorization, or to develop similar technology independently. We do not currently have any technologies that are patented or under application for patent.

EMPLOYEES

As of November 30, 2000, we had 137 employees. We are not party to any collective bargaining agreements covering any of our employees, have never experienced any material labor disruption and are unaware of any current efforts or plans to organize our employees. We consider our relationships with our employees to be good.

FACILITIES

Our headquarters are located in facilities consisting of approximately 20,000 square feet in Richmond Hill, Ontario which we occupy under a lease which expires in July 2003. We believe that our current facilities will be sufficient during the foreseeable future, however, as we expand into new markets we intend to add office space. We share space at our corporate headquarters with our subsidiaries FOCC and Photonics. Our other subsidiaries maintain facilities as follows: Coastal rents approximately 5,350 square feet of space in Troy, Michigan under a lease ending November 30, 2003; MultiLink rents approximately 2,500 square feet of space in Lansing, Michigan under a lease ending July 31, 2003; Canadian Cable rents approximately 1,200 square feet of space in Ottawa, Ontario under a lease ending February 28, 2001 as well as approximately 2,300 square feet in Barrie, Ontario, under a lease ending August 31, 2005; and CableTec rents approximately 8,300 square feet of space in Ajax, Ontario under a lease ending December 14, 2005. FOCC also rents approximately 4,000 square feet in LaSalle, Ontario, under a lease expiring September 30, 2002.

REASEARCH AND DEVELOPMENT

We have not engaged in any research and development programs to date. We may establish a research and development program in the future.

LEGAL PROCEEDINGS

We are a party to several lawsuits as described in greater detail below. Our management believes that our positions are meritorious and that we will prevail in all such actions, however, there can be no assurance in this regard.

We are a defendant in Hollands v. Universe2U Inc., brought in the Ontario Superior Court of Justice, court file no. 00-CV-197308, commenced September 15, 2000. The Plaintiff is Robert Hollands. The Defendants also include our officers, Kim Allen, Angelo Boujos and Andrew Eyres. Robert Hollands is a former employee of ours who is suing for, inter alia, damages for wrongful dismissal, damages for alleged outstanding commissions, as well as, the court enforced delivery to him of certain shares which he claims are owed to him by way of signing bonus and pursuant to stock options. Mr. Hollands' employment was governed by an employment contract which, among other things, required Mr. Hollands to achieve certain sales for the company. According to our records, Mr. Hollands, in fact, completed no sales during his employment as to which his stock based compensation was tied. It is our position that his employment was terminated for cause pursuant to the terms of his employment contract for having, inter alia, failed to achieve required sales despite warnings,

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both orally and in writing. Having been terminated for cause, we have taken the position that Mr. Hollands is not entitled to any of the shares for which he is suing us. As against us, Mr. Hollands is seeking damages for wrongful dismissal and loss of opportunity in the sum of $4,000,000, a declaration that the plaintiff is the owner of 2,000,000 common shares (giving effect to the May 2000 stock dividend) of our company and a mandatory order requiring us to issue the stock to the Plaintiff, equitable damages to compensate the Plaintiff for any reduction in value to the Plaintiff's shares, an accounting of our sales and projected sales, and a declaration that the Plaintiff is not bound by any non-competition covenant. Mr. Hollands' claims against all of the Defendants include the following: a declaration that the Plaintiff has been oppressed and relief from oppression by requiring the Defendants to purchase 2,000,000 shares of the company for the Plaintiff, damages in the amount of $5,000,000.00 for conspiracy to interfere with economic relations. We, and the other defendants, believe Mr. Hollands' allegations are without merit and intend to defend vigorously Mr. Hollands' action.

Our subsidiaries, Canadian Cable and CableTec are the plaintiffs in Canadian Cable Consultants Inc. et al., v. Dan McAleer et al., brought in Ontario Superior Court of Justice, court file no. 00-CV-197416, commenced September 18, 2000. The Defendants are Dan McAleer, Gerry Roy and 1353042 Ontario Limited, c.o.b. Northern Call Solutions Inc. Canadian Cable out-sourced telemarketing work to Northern Call Solutions. The relationship was governed by a written contract. Canadian Cable has sued Northern Call Solutions for breach of contract for having wrongfully solicited certain of Canadian Cable's key employees to leave Canadian Cable and work for Northern Call Solutions and for having wrongfully solicited the customers and work of Canadian Cable. Canadian Cable has sued Dan McAleer and Gerry Roy, both former employees of Canadian Cable, for having solicited the employees and customers of Canadian Cable. As against Northern Call Solutions, the relief sought includes an interim and permanent injunction restraining the Defendants from soliciting the employees and customers of Canadian Cable and returning confidential information, damages for breach of contract, breach of fiduciary duty and tortious interference with economic interests in the amount of $1,000,000, punitive damages in the amount of $100,000, an interim interlocutory and permanent injunction, requiring Northern to provide Canadian Cable with all daily reports previously prepared but not delivered, and all future daily reports, which reports list all of the calls made on any particular day by each telemarketer of Northern in accordance with Article 3 of the telemarketing services agreement between Northern and Canadian Cable, dated January 7, 2000 (the "Northern Call Centre Agreement"), requiring Northern to provide Canadian Cable with appropriate access to Northern's books, records and other supporting documentation of Northern in order to enable Canadian Cable to perform the audit provided in the Northern Call Centre Agreement, requiring Northern deliver to Canadian Cable any and all material prepared or developed by Northern or any materials furnished to Northern by Canadian Cable in connection with the Northern Call Centre Agreement, restraining Northern from divulging to third parties any information obtained from or through Canadian Cable or developed by Northern in connection with the Northern Call Centre Agreement, and as against Daniel McAleer, damages in the amount of $1,000,000 for breach of contract, breach of fiduciary duty, tortious interference with business relations, and tortious interference with economic expectancy, punitive damages in the amount of $100,000, and an interim interlocutory and permanent injunction restraining McAleer from disclosing to any person or in any way making use of, in any manner, any of the Trade Secrets of Canadian Cable, as provided in the employment agreement between McAleer and Canadian, dated February 2, 2000 (the "McAleer Employment Agreement"), restraining McAleer from (i) being a party to or abetting any solicitations of customers, clients or suppliers of Canadian Cable or any of its associates or affiliates, (ii) transferring business from Canadian Cable or any of its associates or affiliates to any other person, or (iii) seeking in any way to persuade or entice any executive employee of Canadian or

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any of its associates or affiliates to leave that employment or from being a party to or abetting any such action, as provided in the McAleer Employment Agreement, restraining McAleer from, in any capacity whatsoever, carrying on, being engaged in, being employed by, or having any interest in any business similar to the business carried on by Canadian Cable or any of its associates or affiliates for a period of one year following the date of termination of his employment. The Plaintiff, CableTec, claims against the Defendant, Gerry Roy, damages in the amount of $500,000.00 for breach of contract, breach of fiduciary duty and tortious interference with economic relations, punitive damages in the amount of $25,000.00, and an interlocutory and permanent injunction restraining Roy from (i) being a party to or abetting any solicitations of customers, clients or suppliers of CableTec or any of its associates or affiliates, (ii) transferring business from CableTec or any of its associates or affiliates to any other person, or (iii) seeking in any way to persuade or entice any executive employee of CableTec or any of its associates or affiliates to leave that employment or from being a party to or abetting any such action, as provided in that certain employment agreement between CableTec and Roy dated August 11, 2000 (the "Roy Employment Agreement"), and restraining Roy from impairing or diminishing the goodwill of CableTec with respect to those of CableTec's customers, clients and suppliers with whom Roy, except by virtue of his employment with CableTec, would not have developed a close and direct relationship. Our management believes that our subsidiaries' positions are meritorious and that our subsidiaries will prevail in such actions, however, there can be no assurance in this regard.

Our subsidiary, Canadian Cable, and our employees William McGill and others, are defendants in a lawsuit brought by Northern Call Solutions, which is essentially a counterclaim to the action described in the paragraph immediately above. The proceeding is pending in Ontario Superior Court of Justice as court file no. 00-CV-198071, commenced September 29, 2000. Northern Call Solutions has claimed breach of contract for accounts alleged to have not been paid and for breach of contract of the telemarketing agreement between the companies. Northern Call Solutions has also sued certain of Canadian Cable's employees personally for having allegedly wrongfully solicited certain Northern Call Solution employees. Canadian Cable denies all of the allegations. The relief sought, as against all the Defendants, includes an interim and permanent injunction restraining the defendants from soliciting the plaintiff's employees or making use of confidential information, damages for breach of contract, breach of fiduciary duty and tortious interference with economic interests in the amount of $1,000,000, punitive damages in the amount of $100,000, and as against the Defendant Canadian Cable Consultants, the sum of $85,275.79 for unpaid accounts, and damages for breach of contract and misrepresentation in the amount of $1,000,000. We believe the counterclaims are without merit and intend to defend vigorously this action.

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                                  MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

Our directors, executive officers and key employees position and ages as of November 30, 2000, are as follows:


Name                     Age       Position
----                     ---       --------

Angelo Boujos            38        Chairman
Kim Allen                45        Director and Chief Executive Officer
Paul Pathak              32        Director and Secretary
Connie Colangelo         44        Director
Barry W. Herman          58        Director
Anthony Palumbo          45        Director
Jeff Rosenthal           41        President
Andrew Eyres             42        Vice President - Network Development
William McGill           42        President - Canadian Cable Consultants Inc.
Bernard Tanunagara       41        President - CableTec Communications Inc.
Thomas A. Adams          46        President - MultiLink Networks Inc.

Angelo Boujos, Chairman. Mr. Boujos is the founder and Chairman of the company. Mr. Boujos entered the telecommunications industry by establishing Canadian Cable Consultants in April 1998. Mr. Boujos worked for 7 years with Toronto Dominion Bank and 2 years with American Express. Between 1987 and 1995, Mr. Boujos served as President of Winter Valley Springs Inc. He also served as senior advisor to the President/CEO for Algonqua Springs Inc. and Culligan Inc. from 1995 until 1998.

Kim Allen, Director and CEO. Mr. Allen is the Chief Executive Officer of the company. He joined the company in December 1999. Mr. Allen has served as a Director of the company since May 2000. Prior to joining the company, Mr. Allen served as the founding President of DTE/Probyn Energy Solutions from its inception in June 1998, a joint venture between DTE Energy Solutions (Detroit Edison) and Probyn & Company. Mr. Allen also served as CEO of Scarborough Public Utilities Commission, a $400 million water and electric utility, from 1992 to 1998, and as its Director of Engineering & Operation from 1990 to 1992. Prior to those positions, in a 12-year career with Ontario Hydro, Mr. Allen held a number of management positions that included retail, engineering, operations and information systems functions. Mr. Allen obtained a Master of Business Administration from the University of Toronto (1987) and a Bachelor of Applied Science in Electrical Engineering from the University of Ottawa (1978).

Jeff Rosenthal, President of the company. Mr. Rosenthal became the President of the company in November 2000. He was President of FOCC from May 2000 until November 2000. He is also the acting President of Photonics Engineering & Design while the company searches for a new President. He was the Managing Principal for Utility Solutions Corporation (April 1998 through May 2000), a Canadian firm that specializes in delivering business solutions to energy providers. Prior to Utility Solutions, Mr. Rosenthal has held senior management positions during his 16-year career at Toronto Hydro (1982-1998). Mr. Rosenthal has a BASc (Electrical Engineering) from the University of Toronto (1982) and a MBA from York University (1990).

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Paul Pathak, Director and Secretary. Mr. Pathak has served as a Director of the company since May 2000. Mr. Pathak has been a lawyer practicing corporate and securities law in Toronto, Ontario since 1994. He is currently a partner at the firm of Chitiz Pundit Pathak & Sokoloff. Mr. Pathak has also has served as a director of several public companies and is currently a director of Fareport Capital Inc., a Toronto based publicly traded company. Mr. Pathak's law firm provides legal services to the company with respect to compliance with the laws of Canada and its provinces.

Connie Colangelo, Director. Ms. Colangelo has served as a Director of the company since May 2000. Ms. Colangelo is the Senior Human Resources Consultant-Wealth Management with Royal Bank Financial Group and has served as a part of the Senior Management Team of Global Securities Services since 1998. She has more than 20 years experience in financial services, combining extensive banking, trust, business, sales, client service, operations, human resources and general management experience. She held various management positions with Royal Trust (1986-1998). She holds an Honours Bachelor of Science Degree from the University of Toronto and accreditation from the Canadian Securities Course at the Canadian Securities Institute, and she is qualified as a Personal Financial Planner by the Institute of Canadian Bankers.

Barry Herman, Director. Mr. Herman has served as a Director of the company since May 2000. Mr. Herman is president of First Union Asset Management Limited. He served as President of Citco Fund Services (Bahamas) Limited from September 1996 to January 1998. Prior to that, he was founder and former President and Managing Director of MeesPierson Fund Services (Bahamas) Limited (formerly Fund Service International Limited) a position which he held from April 1988 to July 1996. Mr. Herman has been involved in the investment funds industry continuously since 1964 and in the offshore investment funds industry since 1968. First Union Asset Management Limited provided financial consulting services for the company from May 2000 through September 2000. See "Certain Relationships and Related Transactions."

Anthony Palumbo, Director. Mr. Palumbo has served as a Director of the company since May 2000. Mr. Palumbo has more than 20 years of consulting and financial experience, working with such companies as Clarkson Gordon (1978-1983), Lehndorff Group (1983-1987), Royal LePage (1987-1995), and his own company, Chartered Accountancy (1995-1999). In 1999, Mr. Palumbo became the Vice President, Chief Financial Officer and Director for PsiGate. In 1978 Mr. Palumbo obtained his Bachelor of Commerce from the University of Toronto and in 1981 obtained his chartered accountant designation while at a predecessor of Ernst & Young. Mr. Palumbo later formed his own chartered accountancy practice and provided strategic planning services as well as financial, tax and capital services.

Andrew Eyres, Vice President - Network Development. Mr. Eyres served as the President of FOCC from October 1998 through April 1999. Mr. Eyres led the growth of the company to become involved in regional networks. Before that, Mr. Eyres was the

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President of Sentry Communications from 1996 until 1998. Mr. Eyres has 18 years general construction, facility management, and Outside Plant construction experience. Mr. Eyres has planned, engineered, and managed network communications for AT&T Canada, Bell Canada, MetroNet, Ontario Hydro, Ontario Realty Corporation and the Legislative Assembly of Ontario. From 1987 to 1996 Mr. Eyres was a Facilitates Manager for the Legislative Assembly of Ontario. Mr. Eyres is a professional member of Building Industry Consulting Services Institute ("BICSI"), as well as a member of International Facilities Management Association ("IFMA").

William McGill, President - Canadian Cable Consultants Inc. Mr. McGill has served as the President of Canadian Cable since its inception in April 1998 and has over 16 years experience in the cable industry implementing sales and marketing, coordinating installations and fiber technology projects. Between 1995 and 1998, Mr. McGill was Vice President Marketing for the Collection Network Inc. He had a seven year career with Trillium Cable that concluded in July 1995.

Bernard Tanunagara, President - CableTec Communications Inc. Mr. Tanunagara has served as the President of CableTec since 1983, a company doing underground cable repair and installation for cable television, telephone and electric utilities. We acquired CableTec on May 31, 2000. Previously Mr. Tanunagara worked with Pickering Cable and Thomas Accounting Services. Mr. Tanunagara is a certified Architectural Draftsman from Centennial College, Scarborough, Ontario.

Thomas A. Adams, President - MultiLink Networks Inc. Mr. Adams was appointed as President of MultiLink in July 2000. Since 1984, Mr. Adams has been the President of T-Enterprises Inc., the 51% shareholder of Universe2U Right-of-Ways Agency Inc. Mr. Adams held numerous management positions during a 24-year career that includes positions at Consumer Power (1990-1992) and North Indiana Public Service Company (1976-1990)and at a Michigan engineering firm, Novak Engineering (1993-1998), specializing in systems engineering for energy providers. Mr. Adams holds a BSE in Electrical Engineering (1976) from Purdue University.

COMMITTEES OF THE BOARD OF DIRECTORS

Our bylaws provide that our board of directors may designate one or more board committees. We currently have an audit committee and a compensation committee.

AUDIT COMMITTEE. The audit committee is responsible for recommending to the board of directors the engagement of our outside auditors and reviewing our accounting controls and the results and scope of audits and other services provided by our auditors. The members of the audit committee are Messrs. Palumbo and Herman.

COMPENSATION COMMITTEE. The compensation committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management. The members of the compensation committee are Messrs. Pathak and Allen and Ms. Colangelo.

Other Committees. The board of directors may establish, from time to time, other committees to facilitate the management of our business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Allen, CEO of the company, serves on the company's compensation committee.

Mr. Pathak, a member of the company's Board of Directors is also Secretary of the corporation and a member of the company's compensation committee. Mr. Pathak is a

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partner in the law firm of Chitiz Pundit Pathak and Sokoloff, an Ontario law firm that provides counsel to the company with respect to Canadian legal matters. In respect of such legal services, Mr. Pathak was granted an option for the purchase of 50,000 shares of common stock that vests and becomes exercisable on June 9, 2000 at a purchase price of $.01 per share. In addition, Mr. Pathak's law firm continues to provide legal services to the company based on hourly rates and may receive aggregate annual fees in excess of $60,000 per year.

DIRECTOR COMPENSATION AND DIRECTOR OPTION GRANTS

Directors who are employees receive no cash compensation for their services as directors. Effective as of November 2000, non-employee directors receive cash compensation of $500 for attendance at each meeting of the Board and meeting of Board committees. Non-employee directors are eligible to participate in our Equity Incentive Plan at the discretion of the full board of directors. On May 16, 2000, non-employee Directors of the company each received options exercisable for 20,000 shares of the company common stock at a purchase price of $5.00 per share.

EXECUTIVE COMPENSATION

The following table sets forth in summary form the compensation that was paid to our Chief Executive Officer and the other most highly compensated executive officers whose aggregate compensation exceeded $100,000 in the year ended December 31, 1999.

                          Summary Compensation Table

                           Annual Compensation   Long-term Compensation
                           -------------------  -------------------------
Name and                                               Securities
Principal Position         Year  Salary  Bonus     Underlying Options
------------------         ----  ------  -----  -------------------------

Kim Allen, Chief
  Executive Officer (1)    1999  $7,000      -                 400,000(3)
Angelo Boujos,             1999       -      -                       -
  Chairman (2)             1998       -      -                       -
Hugh Grenfal (4)           1999       -      -               2,500,000


(1) Reflects compensation only with respect to the portion of December 1999 that Mr. Allen was employed by the company. Mr. Allen's annual compensation is $95,000 per annum.

(2) Mr. Boujos served as acting Chief Executive Officer of the company until the appointment of Mr. Allen in December 1999. In such capacity, Mr. Boujos did not receive any salary or other compensation. As of January 3, 2000, Mr. Boujos receives a salary of $117,000 per annum in his capacity as Chairman of the Board of Directors.

(3) Includes options granted on November 26, 1999, exercisable for an aggregate of 400,000 shares of common stock at a purchase price of $.01 per share, that vest as follows: 50,000 as of the date of grant; 50,000 on each of May 26, 2000, November 26, 2000 and May 26, 2001, and 200,000 on November 26,
     2001. Notwithstanding the foregoing, Mr. Allen has executed an option agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing option until June 1, 2001 except in the event of a change of control in which case all of such options shall vest and become immediately exercisable. Excludes options granted on May 5, 2000 exercisable for 500,000 shares of common stock at $.01 per share which vest and become exercisable June 9, 2001.

(4) Mr. Grenfal served as the acting Chief Executive Officer of Paxton Mining Corporation from inception on June 9, 1999 until Mr. Grenfal sold all of such 2,500,000 shares of common stock of the company in a third party private transaction on May 11, 2000. Mr. Grenfal resigned from the Board and from company management effective May 11, 2000. To the knowledge of current management, Mr. Grenfal did not receive any salary or other compensation from Paxton Mining Corporation during such period. See, "Certain Relationships and Related Transactions."

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information related to stock options granted to our named executive officers during the year ended December 31, 1999.

                                                                                                                Potential
                                                                                                                Realizable
                                                                                                          Value at Assumed Annual
                                                                                                            Rates of Stock Price
                                                                                                              Appreciation for
                                Individual Grants                                                             Option Terms (2)
------------------------------------------------------------------------------------------------------------------------------
                                          Percent of Total
                 Number of Securities     Options Granted
                      Underlying            to Employees      Exercise
                     Options/SARs            in Fiscal          Price       Assumed Public    Expiration
Name                  Granted (#)             Year (%)        Per Share     Offering Price       Date          5%         10%
----                  -----------             --------        ---------     --------------       ----         ----       -----
Kim Allen (1)           400,000                  67%             $0.01            $0.67       11/26/04      $338,043    $427,616

(1) The aggregate number of options granted by the company in the year ended December 31, 1999, was 600,000. Mr. Allen's options were granted on November 26, 1999, and are exercisable for 400,000 shares of common stock at a purchase price of $.01 per share, that vest as follows: 50,000 as of the date of grant; 50,000 on May 26, 2000, November 26, 2000 and May 26, 2001 and 200,000 on November 26, 2001. Notwithstanding the foregoing, Mr. Allen has executed an option agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing option until November 26, 2001 except in the event of a change of control in which case all of such options shall vest and become immediately exercisable. The assumed public offering price is based upon the fair market value of the company's common stock at December 31, 1999.

(2) Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the five-year term of the Option. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value of the common stock on the date of grant, determined in the good faith estimate of the company's board of directors to be $.67 per share as of December 31, 1999, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and subtracting from that result the aggregate option exercise price. Actual realizable value, if any, will be dependent on the future price of the common stock on the actual date of exercise, which may be earlier than the stated expiration date.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth the number of shares covered by both exercisable and unexercisable options as of December 31, 1999 and the year-end value of exercisable and unexercisable options as of December 31, 1999 for the named executive officers. The company did not grant any SARs during the fiscal year ended December 31, 1999 and has no intention to do so during the foreseeable future. For purposes of calculating the value of the following options the company has applied a value of $.67 per share which the Board of Directors of the company deemed to be the fair market value of the company's common stock at December 31, 1999.

                                                                     Value of Unexercised
                  Number of Securities Underlying Unexercised             In-the-Money
Name                     Options at December 31, 1999              Options at December 31, 1999
----             --------------------------------------------    -------------------------------
                 Exercisable         Unexercisable               Exercisable      Unexercisable
Kim Allen, CEO       50,000             350,000                    $33,500            $234,500

STOCK PLANS

Equity Incentive Plan

The purpose of our Equity Incentive Plan is to provide an incentive to employees, directors and consultants of our company and our subsidiaries, and to offer additional inducement in obtaining the services of such persons. The company's Board of Directors adopted the Equity Incentive Plan on June 9, 2000, subject to shareholder approval and ratification within twelve months of adoption date.

The Equity Incentive Plan provides for the grant of both incentive stock options and non-qualified stock options. The Equity Incentive Plan limits the number of shares of common stock subject to options granted under the Equity Incentive Plan to any one employee during any one calendar year to 100,000.

With respect to the Equity Incentive Plan, 1,500,000 shares were reserved for issuance. As of November 30, 2000, no options were granted and outstanding under the Equity Incentive Plan, and no options had been exercised and no options or shares underlying any options under the Equity Incentive Plan have vested.

The Equity Incentive Plan is administered by a Board committee thereof subject to the provisions of such plan. The plan administrator has the authority to determine which eligible persons shall receive grants, the time of grant, the type of grant and the number of shares underlying the options, the term of the options, the vesting schedule and other option terms.

The exercise price for options granted under the Equity Incentive Plan is to be determined by the plan administrator. However, the exercise price of all incentive stock options must be at least equal to the fair market value of the underlying shares on the date of grant. With respect to any optionee who owns capital stock possessing more than 10% of the voting power of all classes of stock, the exercise price of any incentive stock option must be not less than 110% of the fair market value of the underlying shares on the date of grant.

The plan administrator establishes the term of each option granted pursuant to the Equity Incentive Plan. The maximum term, however, for incentive stock options is five years. Options are subject to earlier termination as provided in the Equity Incentive Plan.

Options are exercisable at such times and in such installments as the plan administrator provides in the terms of the individual option agreement. Subject to the terms of the Equity Incentive Plan, an optionee shall not have the rights of a shareholder until the date of issuance of a stock certificate to the optionee for the shares underlying the exercised option.

Except as provided in the individual option agreement, any optionee whose relationship with us has terminated for any reason other than death or disability may exercise his or her options (if otherwise exercisable) not later than thirty (30) days after the termination date.

The Equity Incentive Plan also provides that in the event of the death or disability of an optionee, such optionee (or the optionee's representative) is entitled, under the appropriate circumstances, to exercise their options (if otherwise exercisable) for up to one year from the date of death or termination due to disability.

In the event of a stock dividend, recapitalization, certain mergers, split-up, combination or exchange of shares or similar corporate event which results in a change in the number or kind of our shares of common stock, the aggregate number and kind of shares subject to options under the Equity Incentive Plan and the related exercise price shall be adjusted accordingly. In the event of "corporate transactions" or a "change in control" (as defined in the Equity Incentive
Plan), or upon our dissolution, an optionee's vesting rights under the plans are accelerated.

The Equity Incentive Plan may be terminated or amended by the Board of Directors generally without shareholder approval. However, shareholder approval is required for certain types of amendments as provided in the Equity Incentive Plan. No termination or amendment of the Equity Incentive Plan may be made that adversely affects the rights of an existing option holder, without such person's consent. Options granted under the Equity Incentive Plan may not be transferred other than by will or pursuant to the laws of descent and distribution.

                            PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of November 30, 2000. The percentage of beneficial ownership is based on 36,758,500 shares of our common stock issued and outstanding as of such date, giving effect to the exchange of all outstanding securities issued by our Ontario, Canada subsidiary which are exchangeable for shares of our common stock. The table sets forth such information with respect to:

  . each stockholder who is known by us to beneficially own 5% or more of the common stock;
  . each of our directors;
  . each of the executive officers named in the "Summary Compensation Table";
    and
  . all of our executive officers and directors as a group.

Unless otherwise indicated, each of the stockholders has sole voting and power of disposition with respect to the shares of common stock beneficially owned by such stockholder. Except as otherwise noted in the footnotes below, the address of record for each of the principal stockholders is c/o Universe2U Inc., 30 West Beaver Creek Road, Suite 109, Richmond Hill, Ontario L4B 3K1 Canada.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after November 30, 2000, through the exercise of any stock option or other right.


                                                 Shares        Percent
                                                 Beneficially  Beneficially
     Name of Beneficial Owner                    Owned         Owned
     ------------------------                    ------------  -----

Angelo Boujos (1)                                12,612,400     34.3%
Josie Boujos (2)                                 12,612,400     34.3%
Josie Boujos in Trust (3)                           812,400      2.2%
Kim Allen (4)                                       150,000        *
Jeff Rosenthal(5)                                         0        *
Paul Pathak (6)                                           0        *
Connie Colangelo (7)                                200,000        *
Barry W. Herman (8)                                       0        *
Anthony Palumbo (9)                                       0        *
Andrew Eyres (10)                                   700,000      1.9%
William McGill (11)                                 700,000      1.9%
Bernard Tanunagara (12)                             200,000        *
                                                 ----------    -----

All Directors and Officers as a Group (13)       14,562,400     39.6%

*  Represents less than 1% of the outstanding shares of common stock.

(1) Mr. Boujos is Chairman of the company. Includes 4,600,000 shares of common stock held of record by Mr. Boujos and 2,500,000 shares of common stock issuable upon exercise of securities exchangeable for shares of common stock of the company which were issued by an Ontario subsidiary of the company (the "Chairman's Shares"). Includes 3,950,000 shares of common stock held by the spouse of Mr. Boujos and 750,000 shares of common stock issuable upon exchange of securities exchangeable for shares of common stock of the company which were issued by an Ontario subsidiary of the company (collectively the "Spouse Shares"). Includes 312,400 shares of common stock held in a trust over which Mr. Boujos has voting control, and 500,000 shares of common stock issuable upon exchange of securities exchangeable for shares of common stock of the company which were issued by an Ontario subsidiary of the company (collectively, the "Trust Shares"). Mr. Boujos disclaims beneficial ownership of the Spouse Shares and the Trust Shares.

(2) Ms. Boujos is the spouse of Mr. Boujos. Includes the Spouse Shares. Includes the Chairman's Shares. Includes the Trust Shares, as to which Ms. Boujos is the beneficiary. Ms. Boujos disclaims beneficial ownership of the Chairman's Shares.

(3) Includes the Trust Shares, over which Mr. Boujos exercises voting control and power of disposition, but as to which Mr. Boujos disclaims beneficial ownership. Ms. Boujos is the beneficiary of such trust.

(4) Mr. Allen is CEO and a director of the company. Includes vested options for the purchase of 150,000 shares of common stock at $.01 per share, but as to which options Mr. Allen has executed an agreement with the company that he shall not sell any of his shares purchased pursuant to any exercise of the foregoing option until November 26, 2001, except in the event of a change of control in which case all of such options shall vest and become immediately exercisable. Excludes options granted on November 26, 1999, and exercisable for an aggregate purchase of 250,000 shares of common stock at a purchase price of $.01 per share, that vest as follows: 50,000 on the 18th month anniversary of the date of grant and 200,000 on the 24th month anniversary, but as to which options Mr. Allen has executed an agreement with the company that he shall not sell any of his shares purchased pursuant to any exercise of the foregoing option until November 26, 2001, except in the event of a change of control in which case all of such options shall vest and become immediately exercisable. Also excludes a subsequent grant of options on May 5, 2000, exercisable for 500,000 shares of common stock, at a purchase price of $.01 per share, which options do not vest or become exercisable until June 9, 2001.

(5) Mr. Rosenthal is President of the company. Excludes an option for the purchase of 5,000 shares of Common Stock at a price of $0.01 per share that does not vest and become exercisable until April 19, 2002.

(6) Paul Pathak is Secretary and a Director of the company. Excludes an option for the purchase of 50,000 shares of common stock that vests and becomes exercisable on June 9, 2001 at a purchase price of $.01 per share.

(7) Connie Colangelo is a Director of the company. Excludes an option for the purchase of 20,000 shares of common stock that vests and becomes exercisable on June 9, 2001 at a purchase price of $5.00 per share.

(8) Barry W. Herman is a Director of the company. Excludes an option for the purchase of 20,000 shares of common stock that vests and becomes exercisable on June 9, 2001 at a purchase price of $5.00 per share.

(9) Anthony Palumbo is a Director of the company. Excludes an option for the purchase of 20,000 shares of common stock that vests and becomes exercisable on June 9, 2001, at a purchase price of $5.00 per share.

(10) Mr. Eyres is the Executive Vice President Universe2U Inc. - Networks Development. Includes 625,000 shares of common stock beneficially owned upon exchange of securities exchangeable for shares of common stock of the company which were issued by an Ontario subsidiary of the company.

(11) Mr. McGill is President - Canadian Cable Consultants. Includes 625,000 shares of common stock beneficially owned upon exchange of securities exchangeable for shares of common stock of the company which were issued by an Ontario subsidiary of the company.

(12) Mr. Tanunagara is President of CableTec. The share purchase agreement to acquire CableTec was amended to grant Mr. Tanunagara an option to acquire up to 200,000 common shares of the company at an exercise price of $5.00 per share vested and exercisable until July 31, 2001.

(13) All directors and executive officers as a group including beneficial ownership of common stock through the exercise of options or otherwise as of November 30, 2000, or within 60 days thereafter. Includes the Spouse Shares and the Trust Shares as to which shares Mr. Boujos disclaims beneficial ownership.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 11, 2000, a change of control occurred with respect to the stock ownership of the company. The change of control occurred by a third party purchase of stock involving the transfer of an aggregate of 5,000,000 shares of the company's outstanding common stock to investors led by First Union Asset Management Ltd. ("First Union"). The controlling interest acquired by First Union was purchased in a private transaction for aggregate consideration of $500,000 that was paid in cash to two of the former controlling stockholders of the company, Messrs. Hugh Grenfal and Robert Jarva, in exchange for all of their respective shares of company common stock. The change of control was made in connection with the company's acquisition of Universe2U Inc., an Ontario corporation (the "Ontario Company"). Following the foregoing third party purchase of company common stock and as a condition of the company's acquisition of the Ontario Company, an aggregate of 4,000,000 shares of common stock was tendered to the company by First Union and cancelled by the company without payment and 250,000 shares of exchangeable securities of a wholly owned Ontario subsidiary of the company were issued to the stockholders of the Ontario Company in exchange for all of the outstanding stock of the Ontario Company (the "Acquisition"). After giving effect to the foregoing transactions, Angelo Boujos, Josie Boujos, Andrew Eyres and William McGill (the "Principals") as a group held control of an aggregate of 695,622 shares of company common stock, at that date constituting approximately 41% of all outstanding shares of company common stock. Prior to the change in control, Messrs. Grenfal and Jarva controlled approximately 91% of the company's outstanding common stock and served as the company's sole directors and officers. In connection with the change of control, Messrs. Grenfal and Jarva appointed new directors and thereafter resigned as directors and officers of the company. To the knowledge of the company's current management, Messrs. Grenfal and Jarva in their respective capacities as directors and officers of the company did not have any disagreements with the company on any matter relating to the company's operations, policies or practices.

On May 15, 2000, the Board of Directors of the company authorized a dividend in the form of shares of company common stock, to be distributed to company stockholders of record as of the close of business on May 25, 2000 (the "Stock Dividend"). After giving effect to the Stock Dividend, such stockholders of record received 19 additional shares for each one share held at the record date (equivalent to a ratio of 20 shares of common stock for each one share of common stock held at the close of business on the record date).

On May 17, 2000, the company consummated the Acquisition of the Ontario Company and changed its name from Paxton Mining Corporation to Universe2U Inc. The company issued 250,000 shares (5,000,000 shares after giving effect to the 19-for-1 stock dividend on May 25, 2000) of exchangeable securities of a wholly owned Ontario acquisition subsidiary of the company to the Principals in their separate capacity as stockholders of the Ontario Company in exchange for all of their respective outstanding stock of the Ontario Company (the "Acquisition Issuance"). Messrs. Boujos, Eyres, and McGill are key employees of the Ontario Company and Mr. and Ms. Boujos are spouses. In conjunction with the change of control and the Acquisition, Barry Herman, Anthony Palumbo, Kim Allen, Paul Pathak and Connie Colangelo were elected directors of the company and Mr. Angelo Boujos was elected chairman of the Board. For accounting purposes, the acquisition of the Ontario Company by Universe2U Inc. (formerly known as Paxton Mining Corporation), has been treated as a recapitalization, with the Ontario Company as the acquirer (a reverse acquisition). See, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the company's Financial Statements and Notes herein. The exchangeable securities issued in connection with the Acquisition are exchangeable at any time on a one-for-one basis for shares of company common stock.

Mr. Barry Herman, a director of the company, is President of First Union, a Bahamian corporation. First Union represented the investors who purchased the controlling interests in the company from Messrs. Grenfal and Jarva on May 11, 2000. Following the change in control, Mr. Herman was elected to the Board of Directors. The company and First Union entered into a Financial Consulting Agreement dated as of May 17, 2000, and amended as of July 25, 2000 (as amended, the "First Union Agreement"), that provided for First Union to act as an agent on behalf of the company with respect to a financing program undertaken pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). In connection with services rendered in connection with the First Union Agreement, First Union received aggregate fees of $420,000 from the company.
The First Union Agreement concluded with the completion of the Regulation S private placement and the company does not currently plan to renew First Union's services.

Mr. Angelo Boujos, Chairman of the company, converted indebtedness of the company to him to common stock of the company. Prior to the acquisition of the Ontario company, Mr. Boujos had advanced approximately $429,000 to the Ontario Company. Mr. Boujos entered into an agreement dated as of June 9, 2000 to convert all of such amount to 100,000 shares of common stock at a purchase price of $4.29 per share. After giving effect to (i) the reduction in outstanding shares due to the tender and cancellation of share ownership by First Union,
(ii) the Acquisition Issuance, (iii) the Stock Dividend, and (iv) the conversion of pre-Acquisition loans by Mr. Boujos to the Ontario Company, the common stock beneficially owned by Mr. Boujos constituted at such date a controlling interest of the company's outstanding common stock. See, "Principal Stockholders."

Effective as of May 31, 2000, the company, through a wholly-owned subsidiary incorporated pursuant to the laws of the Province of Ontario ("Subco"), completed the acquisition of CableTec (formerly Bernie Tan Investments Inc.). Subco had entered into a definitive share purchase agreement to acquire CableTec on January 25, 2000

(the "Agreement"). Pursuant to the terms of the Agreement, Subco agreed to acquire all of the outstanding shares of CableTec in consideration for the payment of Cdn$1.5 million. The transaction was originally intended to close in February 2000. The terms of the Agreement were amended in March and in May 2000 to extend the closing date to May 31, 2000, amongst other things. In addition, the Agreement was amended to grant Bernard Tanunagara, currently President of the company's CableTec subsidiary, an option to acquire up to 200,000 common shares of the company at an exercise price of $5.00 per share vested and exercisable until July 31, 2001. Effective as of May 31, 2000, the transaction was completed and the cash consideration of Cdn$1.5 million was paid, and the Option was granted to Bernard Tanunagara.

The company has granted nonqualified stock options outside of the Equity Incentive Plan to certain of our personnel serving as officers and directors of the company at exercise prices below fair market value. Among such persons are the following, whose options vest and become exercisable as indicated below, except in the event of a change of control of the company in which case all of such options shall vest and become immediately exercisable:

 . Kim Allen, the company's CEO and a director of the company, was granted options on November 26, 1999, exercisable for 400,000 shares of common stock at a purchase price of $.01 per share, that vest as follows: 50,000 as of the date of grant; 50,000 on each of May 26, 2000, November 26, 2000, and May 26, 2001, and 200,000 on November 26, 2001. Mr. Allen has executed an option agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until June 1, 2001, except in the event of a change of control, in which case all of such options shall vest and become immediately exercisable. Mr. Allen received a subsequent grant of options on May 5, 2000, exercisable for 500,000 shares of common stock, at a purchase price of $.01 per share, which options vest and become exercisable on June 9, 2001.

 . Michael Doll, Vice President of Business Development of the company's subsidiary, Canadian Cable Consultants, was granted options on December 21, 1999, exercisable for 200,000 shares of common stock at a purchase price of $.01 per share, which options vest and become exercisable on December 21, 2001.

 .  Jeffrey Rosenthal, President of the company's subsidiary, Fiber Optics
   Corporation of Canada, was granted options on April 19, 2000, exercisable for an aggregate of 5,000 shares of common stock at a purchase price of $.01 per share, which options vest and become exercisable on April 19, 2002.

 .  Vincent Ursini, Vice President, Finance, of the company's subsidiary,
   Canadian Cable Consultants, was granted options on February 28, 2000, exercisable for 10,000 shares of common stock at a purchase price of $.01 per share, which options vest and become exercisable on February 28, 2002.

 . Paul Pathak, a director of the company, was granted options on May 5, 2000, for services rendered in his capacity as legal counsel to the company, which options are exercisable for 50,000 shares of common stock at a purchase price of $.01 per share, which options vest and become exercisable on June 9, 2001.

 .   Bernard Tanunagara, president of the company's subsidiary, CableTec
    Communications Inc., was granted options on May 31, 2000, for the purchase of 200,000 common shares of the company at an exercise price of $5.00 per share, which are vested and exercisable until July 31, 2001.

In June 1999, Paxton Mining Corporation issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal and Robert Jarva, then serving as officers and directors of the company. This was accounted for as a compensation expense of $273,356 and advances and reimbursement expenses of $1,644.

                         DESCRIPTION OF CAPITAL STOCK

The following summary describes the material terms of our capital stock. To fully understand the actual terms of the capital stock you should refer to our certificate of incorporation, as amended, and our bylaws, as amended. The summary does not give effect to the exercise of outstanding warrants or options to purchase common stock except where noted.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock. There are currently 36,758,500 shares of common stock, issued and outstanding, giving effect to the exchange of all outstanding securities exchangeable for shares of common stock of the company which were issued by an Ontario subsidiary of the company. Upon the exercise of outstanding warrants for 621,500 shares of common stock and issued and outstanding options as of November 30, 2000, exercisable for an aggregate of 1,698,500 shares of common stock, there will be 39,078,500 shares of common stock issued and outstanding on a fully diluted basis. There are approximately 415 holders of record of our common stock as of November 30, 2000, including several stockholders that hold their respective stock in client accounts of broker-dealers and/or banks.

COMMON STOCK

Voting Rights. The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class.

Dividends. Holders of common stock will share ratably in any dividends declared by our board of directors. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights. Upon the liquidation, dissolution or winding up of Universe2U, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock. Our certificate of incorporation does not provide for the issuance of any preferred stock. We do not currently have plans to amend the certificate to permit issuance of preferred stock.

WARRANTS

In connection with a private placement of securities, we issued warrants to acquire up to 621,500 shares of common stock, which shares are being registered hereunder. The warrants have an exercise price of $5.00 per share of common stock, and are exercisable for a period of five years.

OPTIONS

As of November 30, 2000 options to purchase a total of 1,698,500 shares of common stock had been granted at exercise prices ranging from $.01 per share to $5.00 per share. Of such options, as of November 30, 2000 options to purchase 450,000 shares of common stock of the Company are vested.

On June 9, 2000, our Board of Directors adopted the Equity Incentive Plan that provides for up to 1,500,000 shares of common stock to be granted in the future. No equity securities have been issued under the Equity Incentive Plan as of the date of this prospectus. See, "STOCK PLANS - EQUITY INCENTIVE PLAN.

REGISTRATION RIGHTS

The company has granted registration rights to certain holders of exchangeable securities and purchasers of company securities purchased in the company's private placement and has agreed to register for public sale up to an aggregate of 2,076,000 shares of common stock. All of such shares of common stock are registered hereunder. The registration rights available to such stockholders will generally terminate when all shares owned by such parties may be sold under Rule 144 without registration. The company is obligated to cover substantially all of the costs and expenses of such registration. See, the company's Financial Statements and Notes herein.

TRADING OF THE COMPANY'S COMMON STOCK ON THE OTC/BB SYSTEM

Our common stock is quoted for trading on the Over-The-Counter Bulletin Board (OTC/BB) under the symbol "UTOU."

NO PREEMPTIVE RIGHTS

No holder of any class of our stock has any preemptive right to subscribe for or purchase any kind or class of our securities.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

To date, there has been a limited public market for our common stock. No prediction can be made as to the effect, if any, that sales of common stock or the availability of common stock for sale will have on the market price of our common stock. The market price of our common stock could drop due to sale of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

After giving effect to the exercise of outstanding warrants and exchange of securities exchangeable for shares of common stock of the company which were issued by an Ontario subsidiary of the company, the company will have 37,380,000 shares of common stock issued and outstanding. Of such issued and outstanding shares, the aggregate of 2,076,000 shares registered for resale under this prospectus and 10,204,000 previously registered and issued shares will result in an aggregate of 13,280,000 shares of freely tradable common stock. The remaining 25,100,000 shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. The restricted securities generally may not be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, any person or persons whose shares are required to be aggregated, including any affiliate of ours, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

 . 1% of the then outstanding shares of common stock, which is expected to be approximately 37,380,000 shares upon the completion of this offering, or

 . the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain provisions relating to notice and manner of sale and the availability of current public information about us during the 90 days immediately preceding a sale.

Under Rule 144, a person who is not an affiliate of ours during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above.

As of November 30, 2000, non-qualified options to purchase an aggregate of 1,698,500 shares of common stock were issued and outstanding which vest and become exercisable commencing May 2001 through April 2002.

We intend to register on a registration statement on Form S-8 a total of 1,500,000 shares of common stock reserved for future issuance pursuant to the Equity Incentive Plan. The Form S-8 will permit the resale in the public market of shares so registered without restriction under the Securities Act.

INDEMNIFICATION MATTERS

In accordance with Section 78.037 of the Nevada Revised Statutes ("NRS"),
Article IX of our by-laws provides that no director or officer of Universe2U be personally liable to Universe2U or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of distributions in violation of NRS Section 78.300, which provides that (a) the directors of a corporation shall not make distributions to stockholders except as provided by this chapter; and (b) in case of any willful or grossly negligent violation of the provisions of this section, the directors under whose administration the violation occurred, excepting dissenters to those acts, are jointly and severally liable, at any time within three (3) years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders. In addition, our amended and restated certificate of incorporation provides that if the Nevada Revised Statutes are amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director and/or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Article IX of our amended and restated by-laws provides for indemnification by Universe2U of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Universe2U if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Universe2U, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

We have also entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we indemnify each of our directors and such officers to the fullest extent permitted under law and our by-laws, and provide for the advancement of expenses to each director and each such officer. We have also obtained directors and officers insurance against certain liabilities.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Provisions of our certificate of incorporation and bylaws described below may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers which particular stockholders may deem to be in their best interests. These provisions also could have the effect of discouraging open market purchases of our common stock because they may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

Director Vacancies and Removal. Our by-laws provide that vacancies on our board of directors may be filled for the unexpired portion of the term of the Director whose place is vacant by the affirmative vote of a majority of the remaining directors. Our by-laws provide that directors may be removed from office with or without cause by a majority vote of shareholders entitled to vote at an election of Directors. We do not elect a classified board.

Actions by Written Consent. Our by-laws provide that any action required or permitted to be taken by our stockholders or Directors at an annual or special meeting of stockholders or Directors may be effected without a meeting and may be taken or effected by a written memorandum of the respective stockholders or Directors, setting forth the action taken and signed by all the shareholders or Directors, as the case may be. Such consent may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called at any time by our

President, board of directors, or a majority thereof. Our bylaws provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

Advance Notice of Director Nominations and Stockholder Proposals. Our bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders.

Amendment of the Certificate of Incorporation. As required by Nevada law, certain amendments to our certificate of incorporation must be approved by a majority of the outstanding shares entitled to vote with respect to such amendment.

Amendment of Bylaws. Our certificate of incorporation and bylaws provide that our bylaws may be amended or repealed by our board of directors or by the stockholders.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for the company by Wuersch & Gering LLP.

EXPERTS

The financial statements and schedules included in this prospectus and elsewhere in the registration statement have been audited by Moore Stephens Cooper Molyneux LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

ADDITIONAL INFORMATION

Effective June 15, 2000, the company appointed Moore Stephens Cooper Molyneux LLP ("Moore Stephens") as its independent public accountants. Moore Stephens replaced Williams & Webster, P.S. ("Williams & Webster") as the company's auditors. The company dismissed Williams & Webster effective June 15, 2000. The change in independent public accountants was approved by the Board of Directors of the company. There were no disagreements with the former accountants during the company's fiscal year ending June 30, 1999 nor any subsequent period preceding the date of change. The Williams & Webster's report on the financial statements of the company for the year ended June 30, 1999, did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern. During the term of Williams & Webster's engagement, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Prior to retaining Moore Stephens, the company had not consulted with Moore Stephens regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the company's financial statements nor with respect to any matter that was the subject of a disagreement with the company's prior accountants.

                             DEFINITIONS OF TERMS

Asymmetric DSL or ADSL - offer an asymmetric speed of 192 to 8,192 Kbps
(8.2 Mbps) in the downstream direction and 64 to 1,088 Kbps (1.1 Mbps) in the upstream direction. This has been popular with the Internet since download speeds are more important than upload speeds. Because of distance limitation of the ADSL technology, providers were unable to provide the service to customers more than 18,000 feet (3.4 miles) from the central office.

Asynchronous Transfer Mode (ATM) - a high speed switching technology with the capability of transmitting different types of data, including voice and video. ATM service generally provides dedicated bandwidth ranging from 25 Mbps to 655 Mbps.

Bandwidth - the signaling rate possible for a given connection, expressed in bits per second. Bandwidth determines the rate at which date can travel over a physical medium. Bandwidth designations or categories are as follows:

Narrowband - Transmission rates less than 1.544 Mbps
Wideband - Transmission rates from 1.544 Mbps to 45 Mbps
Broadband - Transmission rates greater than 45 Mbps.

Bits per second (bps) - the volume of data transmission over time.
     . Kilobits per second (kbps) One thousand bits per second
     . Megabits per second (Mbps) One million bits per second
     . Gigabits per second (Gbps) One billion bits per second.

Broadband Capacity - in addition to the above definition, broadband capacity also refers to that application where the Utility owned fiber is connected into the customer premises and the transmitting and receiving equipment is also installed and maintained by the Utility. The agency/customer leases a share of capacity on the broadband circuit. This application is also referred to as "lit" fiber.

Cable modems - technology requires significant upgrades to become bi-directional and can provide speeds of 10,000 Kbps for multiple users in a neighborhood to 36 megabits per second. Cable users are also 'always on' such as xDSL connections. Although initially such services provide rapid connections, the speed slows down as additional adjacent customers sign on. If cable companies have not invested in technology to provide bi-directional service, their downstream direction speed is 10,000 Kbps, but upward speed is 64 to 128 Kbps.

Central Office - a switching facility with equipment and operating arrangements capable of terminating and interconnecting user lines and/or trunk lines. Typically, the location of operator services equipment. This facility is also referred to as a switch.

Coaxial Cable - a transmission cable with a central solid wire surrounded by insulation. A braided-wire conductor sheath covers the insulation and a plastic jacket surrounds the sheath. Normally used for video or cable television signal transmission.

Competitive Access Provider (CAP) - a carrier that concentrates on exchange access, in competition with ILECs, or carriage between interexchange carrier
(IXC) points of presence. CAPs are not required to assume carrier of last resort obligations and need not serve the same geographic area as ILECs. Most

CAPs have evolved into CLECs and provide local exchange service as well as exchange access service.

Competitive Local Exchange Provider (CLEC) - a Local Exchange Provider (LEC) that is not an incumbent local exchange provider (ILEC). A carrier that provides exchange and/or exchange accesses services to users in competition with the ILEC.

Dark Fiber - unused fiber optic cable through which no light (signal) is transmitted. Dark fiber owned and maintained by the Utility is leased to a customer and the customer provides and maintains the transmission and receiving electronic equipment (the "electronics) necessary to transmit and receive voice, data, and/or video signals.

Digital Broadcast Satellite - technology is resold by phone companies and offers two downstream speeds of 200 Kbps or 400 Kbps and upstream speeds of 64 Kbps or 128 Kbps. The downstream bandwidth is shared between multiple users. This technology is popular among remote users who do not have access to wireline broadband technologies such as DSL or cable modems.

DS 1-4 (Digital Services 1-4) - the connection services offered by the telephone companies through T- carriers, more commonly known as T-1, T-2, T-3, and T-4.

Service           T-Carrier        Voice Channels*        Rate (Mbps)
-------           ---------        ---------------        -----------
DS-1                 T-1                  24                  1.544
DS-2                 T-2                  96                  6.312
DS-3                 T-3                 672                 44.736
DS-4                 T-4                4032                274.176

* A voice channel is 64 Kbps, a regular phone line.

Ethernet - the most commonly used type of Local Area Network environment, with common operating speeds of 10 Mbps and 100 Mbps. Ethernet uses "multiple access with collision detection" discipline.

Ethernet Switch - a switch that reads the destination addresses in an Ethernet data packet and directs the packet to the proper destination port. This capability increases the volume of information traffic that can be transmitted on the network at one time. A standard switch repeats all incoming traffic across all network ports regardless of intended destination.

Fiber Optic Cable - the cable is made up of the following components:
Sheath  - the protective covering of the cable that house the buffer tubes.

Buffer Tube - a tube inside the sheath that contains multiple fiber strands, usually 8-12.

Fiber Strand - the glass core surrounded by glass cladding surrounded by a plastic coating. The diameter of the complete fiber is generally less than the diameter of a human hair.

Fiber - relies on light energy rather than electricity to communicate information. Fiber can carry the same kinds of signals as satellites with greater speed and less distortion at less expense. Since the data is transmitted as light waves instead of electrical pulses, such data is immune to the electrical interference that causes static and distortion in electronic systems. Two types of fiber exist: single-mode and multi-mode. Single has a smaller core and is less susceptible to dispersion of its light signal requiring fewer amplifiers along a path but it is more difficult to terminate and therefore not the best answer for local networks. Fiber uses optical amplifiers, transmitters, and receivers. Dark fiber is fiber without the transmitters, receivers, or associated electronics attached to them by CPAU, making the fiber less expensive. The service provider is then free to attach the voice, data, or video equipment of their choice to light the fiber and transmit information between locations.

The following applications require the following bandwidth:
     . Analogue phone: around 10 kilobits/second (kb/s)
     . Digital videophones: up to 100 kb/s
     . Integrated video-conferencing, full motion video: up to 1 megabit/second
       (Mb/s)
     . Desktop video-conferencing: up to 10 Mb/s
     . Visualization: up to 100 Mb/s

Fractional T-1 - a portion of a T-1, (i.e. less than 24 channels). A full T-1 consists of 24 64 Kbps channels. Most home telephone lines are 64 Kbps.

Frame Relay - a packet based networking mechanism that allocates dedicated resources between ends in order to provide bandwidth on demand.

G. lite DSL or Splitterless DSL - offers an asymmetric speed of 192 to 1,544 Kbps in the downstream direction and 64 to 512 Kpbs in the upstream direction.

High Speed DSL or HDSL - offers a symmetric speed of 1,544 Kbps in both directions just like a T1 line but less expensive than T1 lines. Beyond 3 miles of central office (or 5 km), this technology is technically challenging. The final step in the evolution of the public telephone network will be the integration of voice, high-speed data transmission, and video into a single network. This is referred to as a 'broadband network' because of its ability to deliver services that require a broad range of communication frequencies or bands. Broadband applications include television programming, picture phones, high-quality color graphics, and high-resolution medical images.

Hop - a routing term that refers to the number of times data travels through a router before reaching its destination.

Infostructure - a term used by Universe2U to describe its unique offering of an open network that can be used by all carriers to deliver their products to customers. The term to describe the network regardless of the medium (i.e., fiber optics, wireless, satellite, laser, etc.)

Integrated Service Digital Network (ISDN) - a type of network service offered by the phone companies that allows both voice and digital services to be combined over a single phone service line (twisted pair). ISDN services are delivered over standard telephone line at 128Kbps.

Interexchange Carrier (IXC) - also known as a long distance carrier.

Internet Protocol (IP) - a network layer protocol that contains addressing information and some control information to allow information packets to be routed across the Internet (an internetwork).

Internet Service Provider (ISP)- a company that provides direct access to the Internet (as opposed to an Online Service like America Online or CompuServe).

ISDN DSL or IDSL - offers a symmetric speed of 128 Kbps in both direction just like an ISDN line but cheaper than ISDN.

Leased Line - a permanent circuit provided by the phone company. Communication on this line is not established by dialing and is normally configured as a direct point-to-point connection. A T-1 connection is an example of a leased line.

Lit Fiber refers to the fiber as well as the equipment connected to the points of termination. Two types of optical fibers are in use in the market today: single and multi mode:

     . Single mode optical fibers have a small diameter with respect to the frequency of the "light" that is used in them. In single mode fibers, the light is constrained to travel in only one transverse path from transmitter to receiver. This process requires precision in the alignment of the light emitting devices at points where light enters the fiber. This precision results in higher transmitter/receiver costs than multi mode fiber systems. Single mode fibers are capable of bandwidths up to 100 Gigahertz.

     . Multi mode optical fibers have much wider core diameters than single mode fibers. They allow light to enter at various angles and bounce off of core boundaries as light propagates from transmitter to receiver. Multi mode fibers are capable of maximum bandwidths between 1-2 Gigahertz

Local Exchange Carrier (LEC) - a telecommunications carrier that provides exchange and/or exchange access services.

Local Multipoint Distribution Service or LMDS - wireless technology with varying speeds depending on the number of cell sites and the capacity of each cell site. The bandwidth is shared in both directions. Biggest challenge is roof rights for installing microwave receivers.

Multimode Fiber - a type of fiber capable of transmitting multiple optical signals; usually selected for short haul networks (less than 2 km). Core diameter is approximately 62 microns.

Multiplexer - a device used to combine data transmitted from many low-to-medium speed devices or more high-speed paths for re-transmission. Multiplexing techniques include time division, frequency division, statistical time division, and wavelength division. A multiplexer may also be called a mux or a concentrator.

Network Management - the function of controlling and operating a network in an efficient manner. Network management is divided into five management categories: performance, fault, accounting, security, and configuration.

Network Operations Center (NOC) - the central location for the management, operating and monitoring equipment supporting a complex high-speed telecommunications network. All network fiber circuits pass through the NOC. Location for multiplexers, routers and switches necessary to support, direct and monitor network traffic management. Multiple providers may connect at a NOC.

Packet - a group of bits comprised of address, data, and control information that is combined and transmitted as one unit. The terms frame and packet are often used synonymously.

Point of Presence (POP) - the location where telecommunications traffic is handed off to another carrier. A POP may be a building, a switch, or some location outside of a building. A POP serves as a connection point to long distance carrier fiber (e.g., Sprint, AT&T, etc.)

Private Line - a circuit, facility, or the capacity dedicated to a single customer's use and not part of a public switched network.

Protocol - the rules that determine and govern how information is routed or flows in a network. Protocol determines the format, timing, and error correction for network data traffic.

Router - determines which of multiple available network paths data will follow. In an IP based network, the router reads the IP destination address to determine the route.

Singlemode Fiber - a type of fiber usually used for high bandwidth, longer haul networks (greater than 2 km). Core diameter is approximately 8 microns.

Switch A network hardware device that allows for organization and routing of data by destination and predetermined rules. A switch is an intelligent device that can check transmitted data for errors, direct data to appropriate networks, and translate data into various formats.

Synchronous Optical Network (SONET) - a high-speed fiber optic based network used to interconnect high-speed networks. SONET carries information 50 times faster those T-3 rates with a higher quality signal. SONET multiplexes low speed lines onto high-speed trunk lines. SONET levels range from OC-1 to OC-192 as follows:

          SONET Level                 Maximum Bandwidth
          -----------                 -----------------

          OC-1                            51.84 Mbps
          OC-3                           155.52 Mbps
          OC-12                          622.08 Mbps
          OC-48                            2.50 MGbps
          OC-192                           10.0 Gbps
          OC-768                           40.0 Gbps

Synchronous Transmission - a way of transmitting data, which uses timing to control the transmission.

Symmetric DSL or SDSL - offers a symmetric speed of 768 Kbps in both directions.

Very high-speed DSL or VDSL - offer asymmetric or symmetric speed of up to 52,000 Kbps. This is sometimes used to replace fiber line to the service provider's fiber hub.

Topology - the physical structure and organization of a network. Common topologies included ring and star.

Transport Layer - the fourth layer in the seven-layer OSI model. This layer specifies the end-to-end delivery of data and detects transmission errors. Twisted Pair - a transmission media consisting of two copper wires that are arranged together in a precise spiral pattern. The pattern is important in order to minimize interference from adjoining wires. Twisted pair is the typical medium used for most telephone and data service connections.

T1 - a data transfer rate of 1.544 Mbps.  Also, see DS-1 service.
Wide Area Network  - a network that is made up of multiple local area networks
(LAN) that may span a large geographic distance.


                                   ACRONYMS

Acronym             Terminology
-------             -----------

ADM                 Add Drop Multiplexer
ADSL                Asymmetric Digital Subscriber Line
AM/FM               Automated Mapping Facilities Management
AMR                 Automated Meter Reading
ATM                 Asynchronous Transfer Mode
BRI                 Basic Rate Interface
CATV                Cable Television
CIS                 Customer Information System
CLASS               Custom Local Area Signaling Services
CLEC                Competitive Local Exchange Carrier
CO                  Central Office
CPE                 Customer Premise Equipment
CRTC                Canadian Radio-television and Telecommunications Commission
DA                  Distribution Automation
DS                  Digital Signal
DSM                 Demand Side Management


Acronym             Terminology
-------             -----------

DTMF                Dial Tone Multi-Frequency
EBO                 Early Buy Out
FMV                 Fair Market Value
FTP                 File Transfer Protocol
GIS                 Geographic Information System
GRU                 Gainesville Regional Utilities
HDT                 Host Digital Terminal
HFC                 Hybrid Fiber-Coaxial
ICN                 Integrated Community Networks
ILEC                Incumbent Local Exchange Carrier
IP                  Internet Protocol
ISDN                Integrated Service Digital Network
ISP                 Internet Service Provider
IXC                 Inter-exchange Carrier
IXC                 Interexchange Carrier
LAN                 Local Area Network
LEC                 Local Exchange Carrier

MUX                 Multiplexing
NOC                 Network Operations Center
NPV                 Net Present Value
OAM&P               Operations, Administration, Maintenance and Provisioning
OC                  Optical Carrier
OSS                 Operation Service System
PBX                 Private Branch Exchange
PCS                 Personal Communications Service
PEG                 Public Access, Education and Government institutions
POP                 Point of Presence
POTS                Plain Old Telephone Service
PRI                 Primary Rate Interface
SCADA               System Control and Data Acquisition
SMTP                Simple Mail Transfer Protocol
SONET               Synchronous Optical Network
STS                 Synchronous Transport Signal
TBM                 Transport Bandwidth Manager
VPN                 Virtual Private Network
VT                  Virtual Tributary
WDM                 Wave Division Multiplexing


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC for the common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.
We intend to furnish to our stockholders annual reports containing audited financial statements for each fiscal year.

You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC- 0330 for further information on the operation of the public reference facilities.

                       UNIVERSE2U INC. and subsidiaries

                         Index to Financial Statements

                                                                       Page
                                                                       ----
Review Engagement Report Of Independent Public Accountants              F-2

Universe2U Inc. Unaudited Interim Combined Financial Statements
    As of September 30, 2000                                            F-3

Universe2U Inc. Combined Financial Statements for
    December 31, 1999 and 1998                                         F-17

Universe2U Inc. (formerly Paxton Mining Corporation) Unaudited
    Pro Forma Consolidated Financial Statements for
    March 31, 2000 and December 31, 1999                               F-36

Bernie Tan Investments Inc. o/a CableTec Unaudited Financial
    Statements as of March 31, 2000                                    F-41

Bernie Tan Investments Inc. o/a CableTec Financial Statements
    As of December 31, 1999                                            F-51

                      MOORE STEPHENS COOPER MOLYNEUX LLP
                             CHARTERED ACCOUNTANTS

8th Floor, 701 Evans Avenue                         Telephone: (416) 626-6000
Toronto, Ontario                                    Facsimile: (416) 626-8650
Canada  M9C 1A3                                     E-mail: info@mscm.ca


                           Review Engagement Report


To the Shareholders of
Universe2U Inc.

We have reviewed the interim balance sheet and statement of deficit of Universe2U Inc. as at September 30, 2000, the interim statement of operations for the nine month period then ended and the statement of cash flows for the nine month period then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the Company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles in the United States.


                              Signed:  "Moore Stephens Cooper Molyneux LLP"


                                        Chartered Accountants

Toronto, Ontario
November 8, 2000

                                Universe2U Inc.

                Unaudited Interim Combined Financial Statements

                              September 30, 2000

                          (expressed in U.S. dollars)

Universe2U Inc.
--------------------------------------------------------------------------------

Unaudited Interim Combined Balance Sheet
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

Assets
   Current assets

   Cash and cash equivalents                                                                   $    16,852
   Accounts receivable (net of allowance for doubtful accounts of $112,093)                      1,511,536
   Share subscriptions receivable (note 6)                                                         905,000
   Due from officers and directors (note 4)                                                        159,158
   Due from related parties (note 4)                                                                25,923
   Inventory                                                                                        28,267
   Prepaid expenses and deposits                                                                    91,883
                                                                                               -----------
                                                                                                 2,738,619
   Future income taxes                                                                             243,517
   Capital assets (at cost less accumulated amortization of $469,140)                            1,390,920
                                                                                               -----------
                                                                                               $ 4,373,056
                                                                                               ===========
Liabilities
   Current liabilities
   Bank indebtedness                                                                           $    29,057
   Accounts payable and accrued liabilities                                                      1,310,253
   Income taxes payable                                                                            146,404
   Current portion of capital lease obligations                                                     19,497
   Current portion of long-term debt (note 5)                                                        8,136
                                                                                               -----------
                                                                                                 1,513,347
   Obligations under capital lease                                                                  17,077
   Long-term debt (note 5)                                                                          17,777
                                                                                               -----------
                                                                                                 1,548,201
                                                                                               -----------
Commitments and contingencies (note 10)                                                                  -
                                                                                               -----------
Shareholders' equity
   Share capital (note 6)
   Authorized:  100,000,000 Common shares, $0.00001 par value
   Issued and outstanding:  36,577,500 Common shares                                                   365
   Additional paid in capital (net of share issuance costs of $341,237)                          5,451,966
   Accumulated other comprehensive (loss)                                                          (41,249)
   Deficit                                                                                      (2,586,227)
                                                                                               -----------
                                                                                                 2,824,855
                                                                                               -----------
                                                                                               $ 4,373,056
                                                                                               ===========

The accompanying notes are an integral part of these combined financial statements.

Universe2U Inc.
--------------------------------------------------------------------------------

Unaudited Interim Combined Statement of Deficit
for the nine month period ended September 30, 2000 and September 30, 1999 (expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                 2000         1999
                                             -----------    ---------

Deficit, beginning of period                 $  (466,263)   $ (39,540)
 Net loss for the period                      (2,119,964)    (327,928)
                                             -----------    ---------
Deficit, end of period                       $(2,586,227)   $(367,468)
                                             ===========    =========

The accompanying notes are an integral part of these combined financial statements.


Universe2U Inc.
--------------------------------------------------------------------------------

Unaudited Interim Combined Statement of Operations
for the nine month period ended September 30, 2000 and September 30, 1999 (expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                             2000          1999
                                                      -----------   -----------

Revenue                                               $ 4,207,056   $   404,436
Cost of sales                                           2,493,605       391,649
                                                      -----------   -----------
Gross profit                                            1,713,451        12,787
                                                      -----------   -----------

Expenses
 Selling, general and administration                    2,012,806       325,303
 Stock based compensation (note 6)                      1,509,880             -
 Interest and financing costs                             208,653        36,989
 Interest expense - related parties (note 4)               10,679        34,228
 Depreciation and amortization                             55,494        33,161
                                                      -----------   -----------
                                                        3,797,512       429,681
                                                      -----------   -----------
Loss from operations                                   (2,084,061)     (416,894)
Share of loss of significantly influenced investment      (17,561)            -
                                                      -----------   -----------
Loss before provision for income taxes                 (2,101,622)     (416,894)
 Income tax expense - current                             107,346             -
 Income tax (benefit) - future                           (125,688)      (88,966)
                                                      -----------   -----------
Net loss for the period                               $(2,119,964)  $  (327,928)
                                                      ===========   ===========
Net loss per share - basic and fully diluted          $     (0.06)  $     (0.01)
                                                      ===========   ===========
Weighted average shares outstanding                    35,751,974    35,204,000
                                                      ===========   ===========


The accompanying notes are an integral part of these combined financial statements.

Universe2U Inc.
--------------------------------------------------------------------------------

Unaudited Interim Combined Statement of Operations
for the three month period ended September 30, 2000 and September 30, 1999 (expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                                         2000          1999
                                                                  -----------   -----------
Revenue                                                           $ 1,605,697   $   175,001
Cost of sales                                                         983,678       170,814
                                                                  -----------   -----------
Gross profit                                                          622,019         4,187
                                                                  -----------   -----------
Expenses
 Selling, general and administration                                  725,771       122,453
 Stock based compensation (note 6)                                  1,047,119             -
 Interest and financing costs                                           8,235        19,927
 Interest expense - related parties (note 4)                                -        14,378
 Depreciation and amortization                                         20,418        11,914
                                                                  -----------   -----------
                                                                    1,801,543       168,672
                                                                  -----------   -----------
Loss from operations                                               (1,179,524)     (164,485)
Share of loss of significantly influenced investment                  (17,561)            -
                                                                  -----------   -----------
Loss before provision for income taxes                             (1,197,085)     (164,485)
 Income tax expense - current                                          21,297             -
 Income tax (benefit) - future                                        (45,847)      (31,059)
                                                                  -----------   -----------
Net loss for the period                                           $(1,172,535)  $  (133,426)
                                                                  ===========   ===========
Net loss per share - basic and fully diluted                      $     (0.03)  $     (0.00)
                                                                  ===========   ===========
Weighted average shares outstanding                                36,440,109    35,204,000
                                                                  ===========   ===========

The accompanying notes are an integral part of these combined financial statements.

Universe2U Inc.
--------------------------------------------------------------------------------

Unaudited Interim Combined Statement of Cash Flows
for the nine month period ended September 30, 2000 and September 30, 1999 (expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                                          2000             1999
                                                                   -----------       ----------
Cash flow from operating activities

 Net loss for the period                                           $(2,119,964)       $(327,928)
 Items not affecting cash
     Depreciation and amortization                                     156,545           78,104
     Stock option compensation (note 6)                              1,509,880                -
     Imputed interest                                                   10,679                -
     Equity loss of significantly influenced investment                 17,561                -
     Future income taxes                                              (125,688)         (88,966)
                                                                   -----------       ----------
                                                                      (550,987)        (338,790)
 Other sources (uses) of cash from operations
     (Increase) decrease in accounts receivable                       (960,677)         130,568
     (Increase) in subscriptions receivable                           (905,000)               -
     Decrease (increase) in inventory                                   11,226          (38,844)
     Decrease (increase) in prepaid expenses and deposits               37,294           (2,402)
     Increase in accounts payable and accrued liabilities              847,432           74,985
     Increase in income taxes payable                                  118,087           (1,374)
                                                                   -----------       ----------
                                                                    (1,402,625)        (175,857)
                                                                   -----------       ----------
Cash flow from investing activities
 Purchase of capital assets                                         (1,102,171)        (211,779)
                                                                   -----------       ----------
Cash flow from financing activities
 Net (repayments) advances on long-term debt and capital leases       (289,184)         164,737
 Net proceeds from issue of share capital                            3,434,935                -
 (Decrease) increase in bank indebtedness                              (28,035)          45,456
 (Decrease) increase in due to related parties                        (646,099)         175,231
                                                                   -----------       ----------
                                                                     2,471,617          385,424
                                                                   -----------       ----------
Effect of exchange rate changes on cash                                 50,031            2,212
                                                                   -----------       ----------
Increase in cash                                                        16,852                -
Cash and cash equivalents, beginning of period                               -                -
                                                                   -----------       ----------
Cash and cash equivalents, end of period                           $    16,852       $        -
                                                                   ===========       ==========
Supplemental cash flow information
 Cash paid during the period for:
     Income taxes                                                  $    26,794       $        -
     Interest                                                      $    77,075       $   71,217
                                                                   ===========       ==========

The accompanying notes are an integral part of these combined financial statements.

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

1.   Basis of Presentation
--------------------------------------------------------------------------------

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the financial statements not misleading have been included. Results for the nine months ended September 30, 2000, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2000. For further information, refer to the combined financial statements and footnotes thereto included in Universe2U Inc.'s ("the Company") Form 8-K filed on July 24, 2000 for the year ended December 31, 1999.

     On May 17, 2000, Universe2U Inc. (Nevada) (formerly Paxton Mining Corporation) issued 250,000 shares for 100% of the shares of Universe2U Inc. (Ontario). For accounting purposes, the acquisition is being recorded as a recapitalization of Universe2U Inc. (Ontario), with Universe2U Inc. (Ontario) as the acquirer. The 250,000 shares issued are treated as issued by Universe2U Inc. (Nevada) for cash and are shown as outstanding for all periods presented in the same manner as for a stock split. Prior to the acquisition there were 5,510,200 shares outstanding in Universe2U Inc. (Nevada). In addition, the recapitalization reflects 4,000,000 shares tendered for cancellation and the declaration of a stock dividend on a 19 to 1 basis, representing 33,443,800 shares, which formed part of the acquisition transaction. The combined financial statements of the Company reflect the results of operations of Universe2U Inc. (Nevada) and Universe2U Inc. (Ontario) from May 17, 2000 to September 30, 2000. The combined financial statements prior to May 17, 2000, reflect the results of operations and financial position of Universe2U Inc. (Ontario). Pro forma information on this transaction is not presented as, at the date of this transaction, Universe2U Inc. (Nevada) is considered a public shell and accordingly, the transaction will not be considered a business combination.

     On May 31, 2000, the Company acquired all of the outstanding shares of CableTec Communications Inc. ("CableTec") (formerly Bernie Tan Investments Inc.), a company involved in underground excavation and cable installation activities, for cash consideration of $1,500,000 Canadian and stock options to purchase 200,000 shares at a price of $7.50 Canadian. This transaction was accounted for under the purchase method of accounting. The total cost of the acquired net assets was $1,500,000 Canadian, which was equal to the purchase price of the CableTec stock. The results of operations of the acquired entity are included in the accompanying financial statements since the date of acquisition.

2.   Basis of Combination
--------------------------------------------------------------------------------

     These unaudited financial statements have been prepared on a combined basis and not on a consolidated basis due to the reorganization of the corporate structure, which was effective April 1, 1999. Prior to the exchange, the subsidiaries were controlled by a group that subsequently controls the Company. These financial statements have been presented on the basis that the present share structure existed from the date of incorporation of each subsidiary.

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

2.   Basis of Combination - continued
--------------------------------------------------------------------------------

     These financial statements have been prepared on a combined basis and include 100% owned subsidiaries' assets and liabilities as well as the revenues and expenses arising from their respective incorporation or acquisition dates.

     Investments in entities over which the Company has significant influence but not control are accounted for under the equity method of accounting.

3.   Foreign Exchange
--------------------------------------------------------------------------------

     The Company's Canadian operations are self-sustaining and therefore their assets and liabilities are translated into U.S. dollars, the basis of presentation of these financial statements, using the period end rate of exchange. Revenue and expenses of such operations are translated using the average rate of exchange for the period. The related foreign exchange gains and losses arising on translation of the Company's Canadian operations are included in shareholders' equity until realized.

4.   Transactions with Related Parties
--------------------------------------------------------------------------------

     During the period, the Company imputed interest of $10,679 (1999 - interest paid of $34,228) to officers and directors on advances made to the Company and management fees of $ nil (1999 - $68,903) to officers and directors for services provided to the Company. Interest was waived by the officers and directors in the current period.

     On June 9, 2000, the Board of Directors adopted a resolution to convert a loan of $428,968 previously made by a shareholder of the Company into 100,000 common shares of the Company.

     As of September 30, 2000, the following balances were due from related parties:

     Directors and officers                           $159,158
     Loans to significantly influenced companies      $ 25,923

     These balances are non-interest bearing and due on demand. The Company does not intend to demand repayment of these balances during the subsequent quarter.

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

5.   Long-Term Debt
--------------------------------------------------------------------------------

                                                                                                                 2000         1999
                                                                                                              -------     --------
     Promissory note bearing interest at prime plus 3% per annum with monthly principal repayments of $1,449 plus interest, repaid during the period, secured by a general security agreement and
     a limited guarantee by an officer and director of the Company;                                           $     -     $158,920

     Promissory note bearing interest at prime plus 2.5% per annum with monthly principal repayments of $2,875 plus interest, repaid during the period, secured by a general security agreement and
     a limited guarantee by an officer and director of the Company;                                                 -      156,172

     Term loan bearing interest at 8.9% per annum, with monthly principal and interest payments of
     $345, maturing in October 2004, secured by the vehicle;                                                   13,873            -

     Term loan bearing interest at 1.9% per annum, with monthly principal and interest payments of
     $473, maturing in November 2002, secured by the vehicle;                                                  12,040            -
                                                                                                              -------     --------
                                                                                                               25,913      315,092
     Less:  Current portion                                                                                     8,136       49,816
                                                                                                              -------     --------
                                                                                                              $17,777     $265,276
                                                                                                              =======     ========

     The month end prime rate as at September 30, 2000 was approximately 7.5% (1999 - 6.25%).

     The promissory notes payable represented government assisted Small Business Loans that became payable once the Company became publicly owned. As a result of the reverse acquisition on May 17, 2000, the notes were repaid in full in the current period.

6.   Share Capital
--------------------------------------------------------------------------------

     Stock options

     The Company has in effect a Stock Option Plan ("the Plan") that provides for the potential grant of options to directors and employees. The terms of the awards under the Plan are determined by a Board appointed committee. The Company accounts for stock-based compensation under the provisions of APB No. 25 "Accounting for Stock Issued to Employees" and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. This non-cash compensation expense is charged against operations ratably over the vesting period of the options or service period, whichever is shorter, and was $1,509,880 for the period (1999 - $ nil). In accordance with FAS No. 123, "Accounting for Stock-Based Compensation", the fair value of each fixed option granted is estimated on the date of grant using the Black-Scholes option pricing model, as follows:

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

6. Share Capital - continued

   Stock options - continued
   Option assumptions
                                                   2000   1999
                                                   ----   ----

   Dividend yield                                     -      -
   Expected volatility                               75%     -
   Risk free interest rate                          5.2%     -
   Expected option term                             5.0      -
   Fair value per share of options granted        $4.99      -
                                                  -----   ----

   Compensation expense recorded under FAS No. 123 would have been approximately $2,018,137 in 2000 (1999 - $ nil), reducing earnings per share by $0.01 in 2000 (1999 - $ nil).

   As at September 30, 2000, details of options outstanding were as follows:

                                                Outstanding                   Exercisable
                                              weighted average              weighted average
                                    number      exercise price    number      exercise price
                                    ------    ----------------    ------    ----------------
September 30, 1999                       -         $         -         -         $         -
  Granted                          700,000         $      0.01         -                   -
December 31, 1999                  700,000         $      0.01         -         $         -
  Granted - first quarter           47,000         $      0.01         -         $         -
  Granted - second quarter         887,000         $      1.59         -         $         -
  Granted - third quarter           55,000         $      5.00         -         $         -
  Cancelled- third quarter          (5,500)        $      0.01         -         $         -
                                 ---------         -----------    ------         -----------
September 30, 2000               1,683,500         $      1.06         -         $         -
                                 ---------         -----------    ------         -----------

As at September 30, 2000, stock options expire as follows:


                                        number       exercise             number
                                   outstanding          price        exercisable
                                   -----------       --------        -----------
2001                                   200,000          $0.01                  -
2004                                   700,000          $0.01                  -
2005                                   135,000          $5.00                  -
2005                                   648,500          $0.01                  -
                                   -----------       --------        -----------
                                     1,683,500
                                   -----------       --------        -----------

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000

(expressed in U.S. dollars)
--------------------------------------------------------------------------------

6. Share Capital - continued
--------------------------------------------------------------------------------

   As at September 30, 2000, details of share purchase warrants outstanding were as follows:

                             number     exercise  expiry
                        outstanding       price     date
                        -----------     --------  ------
                          440,500       $   5.00    2005
                        -----------     --------  ------


Continuity of stockholders' equity
--------------------------------------------------------------------------------

                                                                             accumulated
                                                                             other comp-
                                         common       par       paid in        rehensive
                                         shares     value       capital    income (loss)        deficit        total
                                         ------     -----       -------    -------------        -------        -----
Recapitalization
as a result of merger

(see Note 1)                         35,204,000     $ 352    $   43,528                -              -    $    43,880
                                     ----------     -----    ----------         --------    -----------    -----------
Net loss for the year                         -         -             -                -        (39,540)       (39,540)
Exchange differences                          -         -             -           10,228              -         10,228
                                     ----------     -----    ----------         --------    -----------    -----------
Total comprehensive (loss)                    -         -             -           10,228        (39,540)       (29,312)
Imputed interest                              -         -         3,672                -              -          3,672
                                     ----------     -----    ----------         --------    -----------    -----------

December 31, 1998                    35,204,000     $ 352        47,200           10,228        (39,540)        18,240
Net loss for the year                         -         -             -                -       (426,723)      (426,723)
                                     ----------     -----    ----------         --------    -----------    -----------
Exchange differences                          -         -             -          (27,319)             -        (27,319)
                                     ----------     -----    ----------         --------    -----------    -----------
Total comprehensive (loss)                    -         -             -          (27,319)      (426,723)      (454,042)
Stock option compensation                     -         -        20,267                -              -         20,267
                                     ----------     -----    ----------         --------    -----------    -----------

December 31, 1999                    35,204,000       352        67,467          (17,091)      (466,263)      (415,535)
                                     ----------     -----    ----------         --------    -----------    -----------



December 31, 1999                    35,204,000       352        67,467          (17,091)      (466,263)      (415,535)
                                     ----------     -----    ----------         --------    -----------    -----------
Net loss for the period                       -         -             -                -     (2,119,964)    (2,119,964)
Exchange differences                          -         -             -          (24,158)             -        (24,158)
                                     ----------     -----    ----------         --------    -----------    -----------
Total comprehensive (loss)                    -         -             -          (24,158)    (2,119,964)    (2,144,122)
Conversion of debentures                833,000         8       668,665                -              -        668,673
Conversion of share-
 holder advances                        100,000         1       428,967                -              -        428,968
Private placements                      440,500         4     1,951,808                -              -      1,951,812
Subscription receivable                       -         -       814,500                -              -        814,500
Stock option compensation                     -         -     1,509,880                -              -      1,509,880
Imputed interest                              -         -        10,679                -              -         10,679
                                     ----------     -----    ----------         --------    -----------    -----------
September 30, 2000                   36,577,500      $365    $5,451,966         $(41,249)   $(2,586,227)   $ 2,824,855
                                     ----------     -----    ----------         --------    -----------    -----------

During the period, investors subscribed for an additional 181,000 common shares at $5.00 which includes 181,000 share purchase warrants, each exercisable to purchase 1 common share at $5.00 for a period of 5 years. The gross proceeds on the subscription amount to $905,000, net proceeds of $814,500, were received subsequent to the end of the period.

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

7.   Information on Operating Segments
--------------------------------------------------------------------------------

     General description

     The Company's subsidiaries are organized into operating segments based on the nature of products and services provided and into geographical segments based on the location of customers. The Company's operations can be classified into four reportable operating segments; Fiber Construction and Maintenance Services ("FC&MS"), Fiber Network and System Engineering and Design ("FN&SED"), Sales and Marketing ("S&M"), and Network Services ("NS") and also into two reportable geographic regions; Canada and the United States.

     The FC&MS segment is responsible for building and maintaining the telecom infrastructure including long-haul network builds, regional networks, community networks, and in-building networks. The focus is on physical infrastructure to support telecommunications encompassing fiber, wireless and copper based telecommunications.

     The FN&SED segment is responsible for all engineering and design activities including permits, designs, mapping, GIS, structural design, engineered drawings, network design, equipment specifications, research and development and the securing and perfecting of rights of ways.

     The S&M segment is responsible for all direct sales which involve the sale of telecom infrastructure products to telecommunication companies, telecommunication services on behalf of telecommunications companies and services on behalf of the rights-of-way owners. The segment also acts as broker for sales of rights of ways.

     The NS segment is a support service for the other operating segments.


     The accounting policies of the segments are the same as those described in the Company's historical financial statements. The Company evaluates financial performance based on measures of gross revenue and profit or loss from operations before income taxes. The following tables set forth information by operating segment as at, and for the nine month period ended September 30, 2000 and the nine month period ended September 30, 1999.

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

7.   Information on Operating Segments - continued


     Operating segments

     Information by operating segment as at and for the nine month period ended September 30, 2000:


                                                  FC&MS            FN&SED         S&M          NS            Total
                                               ----------         -------       -------     ---------      ----------
     Revenue                                   $2,542,329         485,451       902,661       276,615      $4,207,056
     Interest expense                          $   30,493          12,943        22,644           343      $   66,423
     Amortization of capital assets            $   70,205          21,559         7,615        56,905      $  156,284
     Income (loss) before income taxes         $  124,676         197,074        34,287        45,769      $  401,806
     Total assets                              $  316,870         199,536        64,601     1,157,644      $1,738,651
     Capital assets                            $  455,813         117,812        47,044       753,146      $1,373,815

     Reconciliations to combined results as at and for the nine month period ended September 30, 2000:

                                                               Segmented          Corporate             Total
                                                              -----------       --------------      ------------
     Revenue                                                  $ 4,207,056       $            -      $  4,207,056
     Income (loss) before income taxes                        $   401,806       $   (2,503,428)     $ (2,101,622)
     Total assets                                             $ 1,738,651       $    2,634,405      $  4,373,056

     Information by operating segment as at and for the nine month period ended September 30, 1999:

                                                  FC&MS            FN&SED         S&M          NS            Total
                                               ----------         -------       -------     ---------     -----------
     Revenue                                   $  175,810           4,748       223,878             -     $   404,436
     Interest expense                          $   52,676           9,616         8,925             -     $    71,217
     Amortization of capital assets            $   55,427          17,338         5,339             -     $    78,104
     Loss before income taxes                  $ (326,310)        (87,945)       (2,639)            -     $  (416,894)
     Total assets                              $  381,959         216,787        47,869             -     $   646,615
     Capital assets                            $  253,581         140,106        33,748             -     $   427,435

     Reconciliations to combined results as at and for the nine month period ended September 30, 1999:

                                                               Segmented           Corporate           Total
                                                              -----------        -------------      ------------
     Revenue                                                  $  404,436                     -      $    404,436
     Loss before income taxes                                 $ (416,894)                    -      $   (416,894)
     Total assets                                             $  660,803                     -      $    660,803
     Geographic information

     Information by geographic region as at and for the nine month period ended September 30, 2000:

                                                                Canada           United States         Total
                                                              -----------        -------------      ------------
     Revenue                                                  $ 4,162,322               44,734      $  4,207,056
     Interest expense                                         $    76,814                  261      $     77,075
     Amortization of capital assets                           $   154,206                2,339      $    156,545
     Loss before income taxes                                 $  (148,837)          (1,952,785)     $ (2,101,622)
     Total assets                                             $   397,385            3,975,671      $  4,373,056
     Capital assets                                           $ 1,371,995               18,925      $  1,390,920

     Information by geographic region as at and for the nine month period ended September 30, 1999:

                                                                Canada           United States         Total
                                                              -----------        -------------      ------------
     Revenue                                                  $   404,436                    -      $    404,436
     Interest expense                                         $    71,217                    -      $     71,217
     Amortization of capital assets                           $    78,104                    -      $     78,104
     Loss before income taxes                                 $  (414,394)              (2,500)     $   (416,894)
     Total assets                                             $   646,615                    -      $    646,615
     Capital assets                                           $   427,435                    -      $    427,435

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

7.   Information on Operating Segments - continued

     Revenues are attributed to countries based on location of customers.

8.   Earnings per Share

     The Financial Accounting Standards Board issued SFAS No. 128 "Earnings Per Shares" which requires companies to report basis and fully diluted earnings per share ("EPS") computations effective with the Company's quarter ending December 31, 1997. Basic EPS excludes dilution and is based on the weighted-average common shares outstanding and diluted EPS gives effect to potential dilution of securities that could share in the earnings of the Company. Diluted EPS has not been presented as it is anti-dilutive as a result of having incurred losses in each period

                                         Nine Months Ended    September 30
                                                      2000            1999
                                         -----------------    ------------
     Basic EPS Computation:
     Net loss for the period                     $(2,119,964)     $ (327,928)
     Weighted average outstanding shares          35,751,974      35,204,000
     Basic EPS                                   $     (0.06)     $    (0.01)

9.   Acquisition

     On May 31, 2000, the Company acquired all of the outstanding shares of CableTec Communications Inc. ("CableTec") (formerly Bernie Tan Investments Inc.), a company involved in underground excavation and cable installation activities, for cash consideration of $1,500,000 Canadian and stock options to purchase 200,000 shares at a price of $7.50 Canadian per share. This transaction was accounted for under the purchase method of accounting. The total cost of the acquired net assets was $1,500,000 Canadian, which was equal to the purchase price of the CableTec stock. The results of operations of the acquired entity are included in the accompanying financial statements since the date of acquisition.

     The following results report on a pro forma basis the results of operation had the acquisition occurred on the first day of the earliest period reported, being January 1, 1999. Pro forma results presented are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2000.

                            Nine Months Ended           Year Ended
                              September 30,            December 31,
                            2000          1999                 1999
                     -----------          ---------    ------------
     Revenue         $ 4,223,831          $ 744,398    $  2,477,510
                     -----------          ---------    ------------
     Net loss        $(1,674,773)         $(274,235)   $   (509,299)
                     ------------         ----------   ------------
     Loss per share  $     (0.05)         $   (0.01)   $      (0.01)
                     ===========          =========    ============

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Unaudited Interim Combined Financial Statements
September 30, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

10.  Commitments and Contingencies

     Lease commitments

     At September 30, 2000, the Company's total obligations, under various operating leases for equipment and occupied premises, exclusive of realty taxes and other occupancy charges, are as follows:

       2001                                         $394,969
       2002                                          321,075
       2003                                          169,540
       2004                                           52,318
       2005                                           12,478
                                                    --------
       Total                                        $950,380
                                                    ========

     Employment contracts


     The Company has employment agreements and arrangements with its executive officers and certain management personnel. The majority of agreements continue until terminated by the executive or the Company and do not provide for severance payments of any kind upon termination. Certain agreements do provide for severance payments of six months of regular compensation provided the termination is not voluntary or for cause. The agreements include a covenant against competition with the Company, which extends for a period of time after termination for any reason. As of September 30, 2000, the minimum annual commitment under these agreements was approximately $667,000.

     Contractual commitments

     The Company has a commitment to pay its joint venture partner, T-Enterprises Inc., the sum of $200,000 worth of its shares upon the date of closing of the first rights-of-way transaction completed by the joint venture or one of the Company's subsidiaries, MultiLink Networks Inc.

     Legal proceedings

     At September 30, 2000, the Company and its wholly owned subsidiaries are involved in litigation and claims, which arise from time to time in the normal course of business. The Company believes these claims are without merit and intends to vigorously defend these matters. No amount has been accrued in the accounts in respect of these matters and any amounts ultimately awarded against the Company are not expected to have a significant adverse effect on the combined financial statements of the Company.

11.  Comparative Figures

     Certain accounts in the prior period financial statements have been reclassified for comparative purposes to conform with the presentation adopted in the current period financial statements.

12.  Recent Accounting Pronouncements

     Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements", as amended by SAB 101A and SAB 101B, is effective in the fourth fiscal quarter of 2000. In general, SAB 101 points out that revenue should be recognized over the period of performance or the on-going activity that that was contracted for by the customer. Any changes required by adopting SAB 101 are to be accounted for as a change in accounting principle. The company will adopt SAB 101 in the fiscal quarter beginning October 1, 2000. The company is assessing the effect of adoption of SAB 101.

                                Universe2U Inc.

                         Combined Financial Statements

                          December 31, 1999 and 1998

                          (expressed in U.S. dollars)

                               Auditors' Report


To the Shareholders of
Universe2U Inc.

We have audited the combined balance sheets of Universe2U Inc. ("the Company") as at December 31, 1999 and 1998 and the combined statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in accordance with generally accepted accounting principles in the United States.



                                    Signed: "Moore Stephens Cooper Molyneux LLP"


                                            Chartered Accountants

Toronto, Ontario
July 11, 2000

Universe2U Inc.
--------------------------------------------------------------------------------

Combined Balance Sheets
December 31, 1999 and 1998
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                                      1999         1998
                                                                  -----------   ----------
Assets
    Current assets
    Cash                                                          $    12,340   $      265
    Accounts receivable                                               550,858      200,698
    Prepaid expenses and deposits                                     129,177        7,951
    Inventory                                                          39,493            -
                                                                  -----------   ----------
                                                                      731,868      208,914
    Future income taxes                                               124,596        9,727
    Capital assets (note 3)                                           445,294      293,760
                                                                  -----------   ----------
                                                                  $ 1,301,758   $  512,401
                                                                  ===========   ==========
Liabilities
    Current liabilities
    Bank indebtedness (note 4)                                    $    69,432   $   49,463
    Accounts payable and accrued liabilities                          462,821       37,133
    Current portion of capital lease obligation (note 8)               13,883        5,675
    Current portion of long-term debt (note 7)                         54,924       15,066
                                                                  -----------   ----------
                                                                      601,060      107,337
    Due to related parties (note 5)                                   486,941      226,431
    Obligation under capital lease (note 8)                            14,178       12,412
    Long-term debt (note 7)                                           268,686      147,981
    Debenture (note 6)                                                346,428            -
                                                                  -----------   ----------
                                                                    1,717,293      494,161
                                                                  -----------   ----------

Commitments and contingencies (note 12)                                     -            -

Deficiency in assets
    Share capital (note 9)
    Authorized: 100,000,000 Common shares, $0.00001 par value
    Issued and outstanding: 35,204,000 Common shares                      352          352
    Additional paid in capital                                         67,467       47,200
    Accumulated other comprehensive (loss) income                     (17,091)      10,228
    Deficit                                                          (466,263)     (39,540)
                                                                  -----------   ----------
                                                                     (415,535)      18,240
                                                                  -----------   ----------
                                                                  $ 1,301,758   $  512,401
                                                                  ===========   ==========


The accompanying notes are an integral part of these financial statements.


Approved on behalf of the Board


_________________________________            ___________________________________
Director                                     Director

Universe2U Inc.
--------------------------------------------------------------------------------

Combined Statements of Deficit
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                        1999           1998
                                                   ---------       --------
Deficit, beginning of years                        $ (39,540)      $      -
    Net loss for the years                          (426,723)       (39,540)
                                                   ---------       --------
Deficit, end of years                              $(466,263)      $(39,540)
                                                   =========       ========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.
--------------------------------------------------------------------------------

Combined Statements of Operations
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)
-----------------------------------------------------------------------------

                                                                     1999              1998
                                                               -----------      -----------
 Revenue                                                       $ 1,614,496      $   472,569
                                                               -----------      -----------
 Cost of sales
     Subcontract                                                   353,554          200,317
     Wages and benefits                                            296,217           44,761
     Materials                                                     287,481           30,367
     Equipment lease and rental                                     80,148           10,474
     Amortization                                                   62,461           34,944
                                                               -----------      -----------
                                                                 1,079,861          320,863
                                                               -----------      -----------
 Gross profit                                                      534,635          151,706
                                                               -----------      -----------
 Expenses
     Salaries and wages                                            223,296           18,103
     Consulting fees                                               145,052           21,779
     Management fees                                               128,058           66,053
     Professional fees                                             113,677           21,402
     Interest expense - related parties (note 5)                    71,342            3,672
     Auto and travel                                                71,000           10,268
     Rent and utilities                                             64,419            1,517
     Interest and bank charges                                      57,908            9,628
     Telephone                                                      33,753           10,347
     Advertising and promotion                                      31,584            4,015
     Insurance                                                      21,395            4,325
     Office and general                                             21,981            5,526
     Stock option compensation (note 9)                             20,267                -
     Employee benefits                                              13,529            2,168
     Management fees - related parties (note 5)                     10,769            4,509
     Repairs and maintenance                                         2,764            8,403
     Amortization                                                   41,559            9,587
                                                               -----------      -----------
                                                                 1,072,353          201,302
                                                               -----------      -----------
 Loss before provision for income taxes                           (537,718)         (49,596)
     Provision for income taxes (note 10)                         (110,995)         (10,056)
                                                               -----------      -----------
 Net loss for the years                                        $  (426,723)     $   (39,540)
                                                               ===========      ===========
 Net loss per share - basic and fully diluted                  $     (0.01)     $         -
                                                               ===========      ===========
 Weighted average shares outstanding                            35,204,000       35,204,000
                                                               ===========      ===========

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.
--------------------------------------------------------------------------------


Combined Statements of Cash Flows
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                                               1999              1998
                                                                         ----------         ---------
Cash flow from operating activities (note 13)
    Net loss for the years                                                $(426,723)        $ (39,540)
    Items not affecting cash
        Amortization                                                        104,020            44,531
        Stock option compensation                                            20,267                 -
        Imputed interest                                                          -             3,672
        Future income taxes                                                (110,995)          (10,056)
                                                                         ----------         ---------
                                                                           (413,431)           (1,393)
    Other sources (uses) of cash from operations
        Increase in accounts receivable                                    (350,160)         (200,698)
        Increase in inventory                                               (39,493)                -
        Increase in prepaid expenses and deposits                          (121,225)           (7,951)
        Increase in accounts payable and accrued liabilities                425,686            80,999
                                                                         ----------         ---------
                                                                           (498,623)         (129,043)
                                                                         ----------         ---------
Cash flow from investing activities
    Purchase of capital assets                                             (279,093)         (338,209)
                                                                         ----------         ---------
Cash flow from financing activities
    Net proceeds from long-term debt                                        160,564           181,134
    Proceeds from debenture                                                 346,428                 -
    Proceeds from issue of share capital                                          -                14
    Increase in bank indebtedness                                            19,969            49,463
    Increase in due to related parties                                      260,510           226,431
                                                                         ----------         ---------
                                                                            787,471           457,042
                                                                         ----------         ---------
Effect of exchange rate changes on cash                                       2,320            10,475
                                                                         ----------         ---------
Increase in cash                                                             12,075               265
Cash, beginning of years                                                        265                 -
                                                                         ----------         ---------
Cash, end of years                                                        $  12,340         $     265
                                                                         ==========         =========

The accompanying notes are an integral part of these financial statements.

     Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

1.   Business of the Company
--------------------------------------------------------------------------------
     Universe2U Inc. ("the Company") was incorporated under the laws of Ontario and carries on the business of providing dedicated fiber optic infrastructure and high-bandwidth Internet connectivity for communications carriers and corporate and government customers in North America.

2.   Significant Accounting Policies
--------------------------------------------------------------------------------

     Basis of presentation

     Subsequent to year end, Universe2U Inc. (Nevada) (formerly Paxton Mining Corporation) issued 250,000 shares for 100% of the shares of Universe2U Inc. (Ontario). For accounting purposes, the acquisition is being recorded as a recapitalization of Universe2U Inc. (Ontario), with Universe2U Inc. (Ontario) as the acquiror. The 250,000 shares issued are treated as issued by Universe2U Inc. (Nevada) for cash and are shown as outstanding for all prior periods presented in the same manner as for a stock split. Prior to the acquisition there were 5,510,200 shares outstanding in Universe2U Inc. (Nevada). In addition, the recapitalization reflects 4,000,000 shares tendered for cancellation and the declaration of a stock dividend on a 19 to 1 basis, representing 33,443,800 shares, which formed part of the acquisition transaction. Pro forma information on this transaction is not presented as, at the date of this transaction, Universe2U Inc. (Nevada) is considered a public shell and accordingly, the transaction will not be considered a business combination.

     Basis of combination

     These financial statements have been prepared on a combined basis and include the following 100% owned subsidiaries' assets and liabilities as well as the revenues and expenses arising from their respective incorporation dates:

     F.O.C.C. Fiber Optics Corporation of Canada Inc.               -  incorporated on August 17, 1998
     Canadian Cable Consultants Inc.                                -  incorporated on September 2, 1998
     Photonics Engineering and Design Inc.                          -  incorporated on December 23, 1998
     Coastal Networks Inc.                                          -  incorporated on September 2, 1999
     MultiLink Networks Inc.                                        -  incorporated on September 9, 1999

     Cash and cash equivalents

     Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturity at the date of purchase of nine months or less. The Company did not have any cash equivalents at December 31, 1999 and 1998.

     Inventory

     Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

Universe2U Inc.
--------------------------------------------------------------------------------
Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

2.   Significant Accounting Policies - continued
--------------------------------------------------------------------------------
Capital assets

     Capital assets are recorded at cost and amortized over their estimated useful lives as follows:

     Computer software             -    100 %  declining balance
     Computer equipment            -    30  %  declining balance
     Vehicles and machinery        -    30  %  declining balance
     Furniture and fixtures        -    20  %  declining balance
     Leasehold improvements        -           straight-line, over life of lease

     Revenue recognition

     Revenue for services provided is recognized in the period the services are performed based on the costs incurred. Revenue on long-term construction contracts is recognized on the percentage of completion basis. Provision is made for all anticipated losses as soon as they become evident.

     Future income taxes

     The Company has adopted the asset/liability method of accounting for future income taxes whereby future income tax liabilities are determined by applying the tax rate at the end of the fiscal year to temporary differences between the accounting and tax bases of the assets and the liabilities of the Company. The future income tax asset results from differences between the tax base and carrying values of capital and other assets, differences in the accounting and tax treatment of certain costs, and the recognition of prior year losses for tax purposes.

     Foreign exchange

     The Company's Canadian operations are self-sustaining and therefore their assets and liabilities are translated into U.S. dollars, the basis of presentation of these financial statements, using the year end rate of exchange, and revenue and expenses of such operations are translated using the average rate of exchange for the year. The related foreign exchange gains and losses arising on translation of the Company's Canadian operations are included in shareholders' equity until realized.

     Earnings (loss) per share

     Basic earnings (loss) per share have been determined based upon the weighted average number of common shares issued and outstanding throughout the period as restated to reflect the recapitalization as a result of the reverse acquisition (see Note 2 and 16b). Fully diluted information is not presented, as it is anti-dilutive as a result of having incurred losses in each period.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

2.   Significant Accounting Policies - continued
--------------------------------------------------------------------------------

     Reclassifications

     Certain amounts from prior years have been reclassified to conform to the current year's presentation.

     Fair value

     The carrying amount of accounts receivable, bank loans, accounts payable and accrued liabilities approximates their fair value because of the short-term maturities of these items. The fair value of the loans with related companies are not determinable, as these amounts are due on demand without interest, and, accordingly, cannot be ascertained with reference to similar debt with non-related parties.

     Recent accounting pronouncements

     In June 1999, the Financial Accounting Standards Boards (FASB) issued Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66." The interpretation is effective for sales of real estate with property improvements or integral equipment entered into after June 30, 1999. Under this interpretation, title must transfer to a lessee in order for a lease transaction to be accounted for as a sales-type lease. The classification of dark fiber cables in the ground as integral equipment as defined in FIN 43 is currently being considered by accounting standard setters in the U.S. These changes would not have any effect on the economics of the contract but may have a significant effect on the Company's revenue recognition. It is not possible to determine the consequences of such changes until further accounting guidance has been developed.

     In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Among other issues, this Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Company has adopted this pronouncement.

3.   Capital Assets
--------------------------------------------------------------------------------

                                                             1999        1998
                               ----------------------------------    --------
                                     Accumulated         Net Book    Net Book
                                 Cost    Amortization       Value       Value
                               ----------------------------------    --------

     Computer software         $  8,543      $  4,333    $  4,210    $  1,274
     Computer equipment          69,354        16,127      53,227      22,053
     Vehicles and machinery     413,242       115,422     297,820     198,015
     Furniture and fixtures      23,005         5,374      17,631       9,004
     Leasehold improvements      83,524        11,118      72,406      63,414
                               ----------------------------------    --------
                               $597,668      $152,374    $445,294    $293,760
                               ==================================    ========

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

4.   Bank Indebtedness
--------------------------------------------------------------------------------
     Bank indebtedness is due on demand and is secured by a personal guarantee from one of the Company's shareholders. The indebtedness bears interest at prime plus 1% over the bank's base rate of interest, payable monthly. The month end prime rate as at December 31, 1999 was approximately 6.5% (1998-6.75%).

5.   Due to Related Parties
--------------------------------------------------------------------------------

                                                          1999        1998
                                                      --------    --------
     Advances to commonly controlled companies        $(32,806)   $  6,107
     Advances from shareholders                        519,747     220,324
                                                      --------    --------
                                                      $486,941    $226,431
                                                      ========    ========

     The amounts due to and from commonly controlled companies are non-interest bearing, due on demand and have no fixed repayment terms. The amounts due to and from shareholders are interest bearing, due on demand and have no fixed repayment terms. During the year, the Company paid interest of $71,342 (1998 - imputed interest of $3,672) to shareholders on advances made to the Company and management fees of $10,769 (1998 - $4,509) to shareholders for services provided to the Company. Interest was waived by the shareholders in the prior year. The shareholders do not intend to demand repayment within the next 12 months (see note 16).

6.   Debenture

--------------------------------------------------------------------------------

                                                           1999          1998
                                                     ----------      --------
  Debenture bearing interest at 10% per annum,
  repayable by December 2000 unless converted
  at the option of the holder into 500,000
  common shares of the Company (see note 16);        $  346,428      $      -
                                                     ==========      ========

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------


7.   Long-Term Debt
--------------------------------------------------------------------------------

                                                                                     1999         1998
                                                                                 --------     --------
     Promissory note bearing interest at prime plus 3% per annum with monthly principal repayments of $1,455 plus interest, maturing in January 2009, secured by a general security
     agreement and a limited guarantee by a shareholder of the
     Company;                                                                    $157,210     $163,047

     Term loan bearing interest at 8.9% per annum, with monthly principal and interest payments of $346, maturing in October
     2004, secured by the vehicle;                                                 16,281            -

     Promissory note bearing interest at prime plus 2.5% per
     annum with monthly principal repayments of $2,887 plus
     interest, maturing in May 2004, secured by a general
     security agreement and a limited guarantee by a shareholder
     of the Company;                                                              150,119            -
                                                                                  -------     --------
                                                                                   323,610     163,047
     Less:  Current portion                                                         54,924      15,066
                                                                                  --------    --------
                                                                                  $268,686    $147,981
                                                                                  --------    --------
     The month end prime rate as at December 31, 1999 was approximately 6.5% (1998 - 6.75%).
     Principal payments on long-term debt are as follows:
          2000                                                                    $ 54,925
          2001                                                                      55,186
          2002                                                                      55,471
          2003                                                                      55,784
          2004                                                                      32,335
          Subsequent                                                                69,909
                                                                                  --------
                                                                                  $323,610
                                                                                  ========


8.    Obligation Under Capital Lease
--------------------------------------------------------------------------------

                                                                  1999      1998
                                                               -------   -------
     Office furniture and computer equipment lease contract,
     bearing interest at 11.33% per annum, requiring blended
     monthly payments of $1,363 to November 2001, secured by
     the office furniture and computer equipment;              $28,061   $18,087

      Less:  Current portion                                    13,883     5,675
                                                               -------   -------
                                                               $14,178   $12,412
                                                               =======   =======

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

8.   Obligation Under Capital Lease - continued
--------------------------------------------------------------------------------

     Principal payments on capital lease obligations are as follows:

          2000                                    $        13,883
          2001                                             14,178
                                                  ---------------
                                                  $        28,061
                                                  ===============

9.   Share Capital
--------------------------------------------------------------------------------
     Stock options


     The Company has in effect a Stock Option Plan ("the Plan") that provides for the potential grant of options to directors and employees. The terms of the awards under the Plan are determined by a Board appointed committee. The Company accounts for stock-based compensation under the provisions of APB No. 25 "Accounting for Stock Issued to Employees" and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is charged against operations ratably over the vesting period of the options or service period, whichever is shorter, and was $20,267 for the year (1998 - $ nil). In accordance with FAS No. 123, "Accounting for Stock-Based Compensation", the fair value of each fixed option granted is estimated on the date of grant using the Black-Scholes option pricing model, as follows:

     Option assumptions
                                                            1999      1998
                                                           -----      ----
     Dividend yield                                            -         -
     Expected volatility                                      75%        -
     Risk free interest rate                                 5.2%        -
     Expected option term                                    5.0         -
     Fair value per share of options granted               $4.99         -
                                                           -----      ----

     Compensation expense recorded under FAS No. 123 would have been approximately $20,276 in 1999 (1998 - $ nil), reducing earnings per share by a nominal amount in 1999 (1998 - $ nil).

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

9.   Share Capital - continued
--------------------------------------------------------------------------------
     As at December 31, 1999, details of options outstanding were as follows:


                                        Outstanding                Exercisable
                          ----------------------------------------------------
                                   weighted average           weighted average
                            number   exercise price   number    exercise price
                          ----------------------------------------------------

     December 31, 1998           -         $    -          -          $     -
        Granted            600,000           0.01          -                -
                          ----------------------------------------------------
     December 31, 1999     600,000         $ 0.01          -          $     -
                          ----------------------------------------------------

     As at December 31, 1999, stock options expire as follows:


                                            number  exercise          number
                                       outstanding     price     exercisable
                                       -------------------------------------
       2004                                600,000     $0.01               -
                                       -------------------------------------

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

9.   Share Capital - continued
--------------------------------------------------------------------------------
Continuity of stockholders' equity
--------------------------------------------------------------------------------

                                                                             accumulated
                                                                             other comp-
                                           common stock         paid in        rehensive
                                        shares     amount       capital    income (loss)    deficit     total
                                     ----------------------------------------------------------------------------
     Recapitalization
       as a result of merger
       (see Note 2 and 16b)           35,204,200     $352        $43,528            -             -     $  43,880
     Net loss for the year                     -        -              -            -       (39,540)      (39,540)
     Exchange differences                      -        -              -       10,228             -        10,228
                                     ----------------------------------------------------------------------------
     Total comprehensive (loss)                -        -              -       10,228       (39,540)      (29,312)
     Imputed interest                          -        -          3,672            -             -         3,672
                                     ----------------------------------------------------------------------------
     December 31, 1998                35,204,000     $352         47,200       10,228       (39,540)       18,240
                                     ----------------------------------------------------------------------------
     Net loss for the year                     -        -              -            -      (426,723)     (426,723)
     Exchange differences                      -        -              -      (27,319)            -       (27,319)
                                     ----------------------------------------------------------------------------
     Total comprehensive (loss)                -        -              -      (27,319)     (426,723)     (454,042)
     Stock option compensation                 -        -         20,267            -             -        20,267
                                     ----------------------------------------------------------------------------
     December 31, 1999                35,204,000     $352        $67,467     $(17,091)   $ (466,263)    $(415,535)
                                     ============================================================================

10.  Income Taxes
--------------------------------------------------------------------------------

                                                                                   1999            1998
                                                                             ----------      ----------
     The Company's income tax provision consists of the following:
       Current tax recovery                                                  $(106,852)      $  (2,856)
       Future income tax benefit arising from the origination of
       temporary differences                                                    (4,445)         (7,200)
       Future income tax expense arising from the reduction in tax rates           302               -
                                                                             ----------      ---------
                                                                             $(110,995)      $ (10,056)
                                                                             =========       =========

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

11.  Concentration of Credit Risk
--------------------------------------------------------------------------------

     Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are considered to be limited due to the credit quality of the customers comprising the Company's customer base.

     The Company performs ongoing credit evaluations of its customers' financial condition to determine the need for an allowance for doubtful accounts. The Company has not experienced significant credit losses to date. Accounts receivable was comprised of 20 customers at December 31, 1999 and 14 customers at December 31, 1998.

     The Company's three largest customers represented 25.50%, 11.03%, and 9.52% of the Company's total revenue for the year ended December 31, 1999 and 15.97%, 14.65%, and 14.02% of the Company's revenue for the year ended December 31, 1998.

12.  Commitments and Contingencies
--------------------------------------------------------------------------------

     Lease commitments

     At December 31, 1999, the Company's total obligations, under various operating leases for equipment and occupied premises, exclusive of realty taxes and other occupancy charges, are as follows:

             2000                                                $  229,656
             2001                                                   221,163
             2002                                                   194,849
             2003                                                   112,276
             2004                                                     9,896
                                                                 ----------
             Total                                               $  767,840
                                                                 ==========

     Employment contracts


     The Company has employment agreements and arrangements with its executive officers and certain management personnel. The agreements generally continue until terminated by the executive or the Company and do not provide for severance payments of any kind upon termination. The agreements include a covenant against competition with the Company, which extends for a period of time after termination for any reason. As of December 31, 1999, the minimum annual commitment under these agreements was approximately $277,000.

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

13.  Supplemental Cash Flow Information

     During the year, the Company had cash flows arising from interest and income taxes paid as follows:

                                                 1999           1998
                                              ---------      ---------
     Interest paid (note 5)                   $ 118,386      $   5,460
     Income taxes paid                        $       -      $       -
                                              =========      =========

14.  Information on Operating Segments
--------------------------------------------------------------------------------

     General description

     The Company's subsidiaries are organized into operating segments based on the nature of products and services provided and into geographical segments based on the location of customers. The Company's operations can be classified into three reportable operating segments; Fiber Construction and Maintenance Services ("FC&MS"), Fiber Network and System Engineering and Design ("FN&SED"), and Sales and Marketing ("S&M") and also into two reportable geographic regions; Canada and the United States.

     The FC&MS segment is responsible for building and maintaining the telecom infrastructure including long-haul network builds, regional networks, community networks, and in-building networks. The focus is on physical infrastructure to support telecommunications encompassing fiber, wireless and copper based telecommunications.

     The FN&SED segment is responsible for all engineering and design activities including permits, designs, mapping, GIS, structural design, engineered drawings, network design, equipment specifications, research and development and the securing and perfecting of rights of ways.

     The S&M segment is responsible for all direct sales which involves the sale of telecom infrastructure products to telecommunication companies, telecommunication services on behalf of telecommunications companies and services on behalf of the rights-of-way owners. The segment also acts as broker for sales of rights of ways.

     The accounting policies of the segments are the same as those described in note 2. The Company evaluates financial performance based on measures of gross revenue and profit or loss from operations before income taxes. The following tables set forth information by operating segment as at, and for the year ended December 31, 1999 and the year ended December 31, 1998.

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

14.  Information on Operating Segments - continued
--------------------------------------------------------------------------------


     Operating segments

     Information by operating segment as at and for the year ended December 31, 1999:

                                     FC&MS         FN&SED        S&M          Total
                                   ----------     --------     -------    ------------
      Revenue                     $ 1,010,320      115,813     488,363    $  1,614,496
      Interest expense            $    83,267       12,925      33,058    $    129,250
      Amortization of capital
       assets                     $    81,167       15,857       6,996    $    104,020
      Earnings (loss) before
       income taxes               $  (491,600)     (40,339)     (5,779)   $   (537,718)
      Total assets                $   951,099      189,319     161,340    $  1,301,758
      Capital assets              $   272,099      140,573      32,622    $    445,294
      Capital asset additions     $    80,240      156,431      42,422    $    279,093

     Information by operating segment as at and for the year ended December 31, 1998:

                                     FC&MS         FN&SED       S&M        Total
                                   ----------     --------     -------    ------------
     Revenue                     $  343,715            -      128,854    $  472,569
     Interest expense            $   10,559            -        2,741    $   13,300
     Amortization of capital
        assets                   $   42,003            -        2,528    $   44,531
     Earnings (loss) before
       income taxes              $  (46,409)           -       (3,187)   $  (49,596)
     Total assets                $  446,212            -       66,189    $  512,401
     Capital assets              $  276,572            -       17,188    $  293,760
     Capital asset additions     $  318,493            -       19,716    $  338,209

     Geographic information
     Information by geographic region as at and for the year ended December 31, 1999:

                                                 Canada       United States         Total
                                              ------------   ---------------    ------------
     Revenue                                  $  1,460,756        153,740       $  1,614,496
     Interest expense                         $    128,541            709       $    129,250
     Amortization of capital assets           $    103,980             40       $    104,020
     Earnings (loss) before income taxes      $   (537,508)          (210)      $   (537,718)
     Total assets                             $  1,201,472        100,286       $  1,301,758
     Capital assets                           $    442,441          2,853       $    445,294
     Capital asset additions                  $    276,200          2,893       $    279,093

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

14.  Information on Operating Segments - continued
--------------------------------------------------------------------------------

     Information by geographic region as at and for the year ended December 31, 1998:

                                               Canada       United States        Total
                                            ------------   --------------     ------------
     Revenue                                $   472,569             -         $    472,569
     Interest expense                       $    13,300             -         $     13,300
     Amortization of capital assets         $    44,531             -         $     44,531
     Earnings (loss) before income taxes    $   (49,596)            -         $    (49,596)
     Total assets                           $   512,401             -         $    512,401
     Capital assets                         $   293,760             -         $    293,760
     Capital asset additions                $   338,209             -         $    338,209

     Revenues are attributed to countries based on location of customers.


15.  Earnings per Share
--------------------------------------------------------------------------------

     The Financial Accounting Standards Board issued SFAS No. 128 "Earnings Per Shares" which requires companies to report basis and fully diluted earnings per share ("EPS") computations effective with the Company's quarter ending December 31, 1997. Basic EPS excludes dilution and is based on the weighted-average common shares outstanding and diluted EPS gives effect to potential dilution of securities that could share in the earnings of the Company. Diluted EPS has not been presented as it is anti-dilutive as a result of having incurred losses in each period.

                                                   Year Ended December 31,
                                                    1999            1998
                                                   ------          -------
     Basic EPS Computation:
        Net loss for the years                 $  (426,723)    $   (39,540)
        Weighted average outstanding shares     35,204,000      35,204,000
        Basic EPS                              $     (0.01)    $         -

Universe2U Inc.
--------------------------------------------------------------------------------

Notes to Combined Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

16.  Subsequent Events
--------------------------------------------------------------------------------

     Subsequent to the year end the following transactions occurred:

     a) An additional debenture of $346,428 was advanced to the Company which bears interest at 10% per annum and is repayable by December 2000 unless exercised at the option of the holder into 333,333 common shares of the Company. On May 26, 2000, debenture holders converted $461,443 of amounts advanced into 666,000 common shares in accordance with the conversion terms assigned to the debentures. On May 27, 2000, debenture holders converted the remaining $231,414 of amounts advanced into 167,000 common shares in accordance with the conversion terms assigned to the debentures.

     b) On May 17, 2000, 100% of the issued and outstanding shares of Universe2U Inc. ("the Company") were acquired by Universe2U Inc. ("Paxton"), a Nevada Corporation (formerly known as Paxton Mining Corporation) in exchange for 250,000 exchangeable shares of 1418276 Ontario Inc. ("1418276"), an Ontario Corporation being a 100% owned subsidiary of Paxton. The transaction will result in the former shareholders of the Company controlling approximately 41% of the total issued and outstanding common shares of Paxton which represents a controlling interest. Accordingly, the former shareholders of the Company have retained control of the Company and obtained control of Paxton. This is treated as a reverse-takeover. Although legally Paxton has acquired the Company, for accounting purposes, the Company is considered the acquiring company and Paxton is considered the acquired company. (See Note 1 of September 30, 2000 financial statements)

     c) On May 31, 2000, Universe2U Inc. acquired 100% of the issued and outstanding shares of Bernie Tan Investments Inc. (o/a CableTec Communications) for total cash proceeds of $1,039,285 subject to various specified purchase adjustments, and an option to purchase shares of Universe2U Inc., a Nevada corporation, being the sole shareholder of the Company at the time of the acquisition.

     d) On June 9, 2000, the Board of Directors approved a resolution to convert $498,857 of advances from a shareholder into 100,000 common shares.

     e) On June 9, 2000, the Board of Directors authorized and approved a private placement of 1,000,000 common shares at $5.00 and 1,000,000 warrants, each exercisable to purchase 1 common share at $5.00. The private placement is fully subscribed with undertakings to deliver the funds within 90 days of June 9, 2000.

                                Universe2U Inc.

                     (formerly Paxton Mining Corporation)

             Unaudited Pro Forma Consolidated Financial Statements

                     March 31, 2000 and December 31, 1999

                          (expressed in U.S. dollars)

                             Basis of Presentation


These unaudited pro forma financial statements give effect to the acquisition by Universe2U Inc. ("Universe2U") of Bernie Tan Investments Inc. ("CableTec") in a transaction to be accounted for as a purchase. The unaudited pro forma consolidated statements of operations are based on the individual historical statements of operations of Universe2U and CableTec and combine the results of the operations for the period ended March 31, 2000 and the year ended December 31, 1999 as if the acquisition occurred on January 1, 1999.

The unaudited pro forma consolidated statements of operations have been prepared by management in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and the pro forma assumptions and adjustments described in notes 1 and 3 attached hereto.

The unaudited pro forma consolidated statements of operations for the period ended March 31, 2000 and the year ended December 31, 1999 are based on the unaudited historical combined financial statements of Paxton for the period ended March 31, 2000, the unaudited historical combined financial statements of Universe2U for the period ended March 31, 2000, the audited historical combined financial statements of Universe2U for the year ended December 31, 1999, the unaudited historical financial statements of CableTec for the period ended March 31, 2000, and the audited historical financial statements of CableTec for the year ended December 31, 1999. All significant adjustments required in accordance with U.S. GAAP have been reflected in these pro forma figures.

These unaudited pro forma consolidated financial statements are not necessarily indicative of the results that actually would have resulted if the transactions reflected herein had been completed on the dates indicated or the results which may be obtained in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements of Paxton, Universe2U, and CableTec, including the respective notes thereto, included elsewhere herein.

Universe2U Inc. (formerly Paxton Mining Corporation)
--------------------------------------------------------------------------------
Unaudited Pro Forma Consolidated Statement of Operations
for the period ended March 31, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                                            Pro forma        Pro forma
                                                 Universe2U     CableTec   Adjustments     Consolidated
                                                 ----------     --------   -----------     ------------
Sales                                            $ 1,510,519    $244,839   $       -       $ 1,755,358
                                                 -----------    --------   ---------       -----------
Cost of goods sold
    Subcontracting                                   384,813      46,334           -           431,147
    Wages and benefits                                 7,869      32,637           -            40,506
    Materials                                        443,589      11,146           -           454,735
    Equipment rental and maintenance                  34,449      20,572           -            55,021
    Amortization                                      12,607      10,863           -            23,470
                                                 -----------    --------   ---------       -----------
                                                     883,327     121,552           -         1,004,879
                                                 -----------    --------   ---------       -----------
Gross profit                                         627,192     123,287           -           750,479
                                                 -----------    --------   ---------       -----------
Expenses
    Salaries and wages                               180,264           -           -           180,264
    Professional fees                                 63,084       6,693           -            69,777
    Consulting fees                                  108,585           -           -           108,585
    Management fees                                   44,652           -           -            44,652
    Interest and bank charges                         19,324         557           -            19,881
    Auto and travel                                   48,973      29,729           -            78,702
    Rent and utilities                                35,602      10,308           -            45,910
    Advertising and promotion                         13,369      14,082           -            27,451
    Insurance                                         12,309       4,363           -            16,672
    Telephone                                         21,170           -           -            21,170
    Office and general                                38,503       1,946           -            40,449
    Stock based compensation                           4,670           -           -             4,670
    Employee benefits                                 10,882           -           -            10,882
    Repairs and maintenance                            1,626           -           -             1,626
    Amortization of capital assets                    17,038           -      30,914 3a         47,952
                                                 -----------    --------   ---------       -----------
                                                     620,051      67,678      30,914           718,643
                                                 -----------    --------   ---------       -----------
Income before provision for income taxes               7,141      55,609     (30,914)           31,836
    Provision for income taxes                        17,560      11,952           -            29,512
                                                 -----------    --------   ---------       -----------
Net income for the period                        $   (10,419)   $ 43,657   $ (30,914)      $     2,324
                                                 ===========    ========   =========       ===========
Net income per share
    Basic and fully diluted                      $     (0.00)                              $      0.00
                                                 ===========                               ===========
Weighted average number of shares outstanding
    Basic and fully diluted                       35,204,000                                36,357,000
                                                 ===========                               ===========

Reference is made to the accompanying "Notes to Unaudited Pro Forma Financial Statements".

Universe2U Inc. (formerly Paxton Mining Corporation)
--------------------------------------------------------------------------------

Unaudited Pro Forma Consolidated Statement of Operations
for the year ended December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                                     Pro forma                        Pro forma
                                                     Universe2U      CableTec    Adjustments       Consolidated
                                                     ----------------------------------------------------------
Sales                                                $   1,614,496   $ 863,014   $         -        $ 2,477,510
                                                     ----------------------------------------------------------
Cost of goods sold
    Subcontracting                                         353,554     232,442             -            585,996
    Wages and benefits                                     296,217     205,940             -            502,157
    Materials                                              287,481      45,145             -            332,626
    Equipment rental and maintenance                        80,148      78,074             -            158,222
    Amortization                                            62,461      50,046             -            112,507
                                                     ----------------------------------------------------------
                                                         1,079,861     611,647             -          1,691,508
                                                     ----------------------------------------------------------
Gross profit                                               534,635     251,367             -            786,002
                                                     ----------------------------------------------------------
Expenses
    Salaries and wages                                     223,296           -             -            223,296
    Professional fees                                      113,677      17,059             -            130,736
    Consulting fees                                        145,052           -             -            145,052
    Management fees                                        138,827           -             -            138,827
    Interest and bank charges                              129,250       4,864             -            134,114
    Auto and travel                                         71,000      40,617             -            111,617
    Rent and utilities                                      64,419      36,170             -            100,589
    Advertising and promotion                               31,584      35,083             -             66,667
    Insurance                                               21,395      16,705             -             38,100
    Telephone                                               33,753           -             -             33,753
    Office and general                                      21,232       8,045             -             29,277
    Stock based compensation                                20,267           -             -             20,267
    Employee benefits                                       13,529           -             -             13,529
    Repairs and maintenance                                  2,764           -             -              2,764
    Loss on foreign exchange                                   749           -             -                749
    Bad debts                                                    -     (10,191)            -            (10,191)
    Amortization of capital assets                          41,559           -       154,571 3a         196,130
                                                     ----------------------------------------------------------
                                                         1,072,353     148,352       154,571          1,375,276
                                                     ----------------------------------------------------------
Loss from continuing operations                           (537,718)    103,015      (154,571)          (589,274)
Income from discontinued operations                              -      15,724       (15,724) 3a              -
                                                     ----------------------------------------------------------
Loss before provision for  income taxes                   (537,718)    118,739      (170,295)          (589,274)
    Provision for income taxes                            (110,995)     31,020             -            (79,975)
                                                     ----------------------------------------------------------
Net loss for the year                                $    (426,723)  $  87,719    $ (170,295)       $  (509,299)
                                                     ==========================================================

Net loss per share Basic and fully diluted           $       (0.01)                                 $     (0.01)
                                                     ==========================================================
Weighted average number of shares outstanding
    Basic and fully diluted                             35,204,000                                   36,357,000
                                                     ==========================================================

Reference is made to the accompanying "Notes to Unaudited Pro Forma Financial Statements".

Universe2U Inc. (formerly Paxton Mining Corporation)
--------------------------------------------------------------------------------

Notes to Unaudited Pro Forma Financial Statements
March 31, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

1.   Nature and Purpose of Pro Forma Financial Information
--------------------------------------------------------------------------------
     The pro forma consolidated statement of operations and deficit of the Company for the period ended March 31, 2000 and the year ended December 31, 1999 assumes that the following transactions occurred on January 1, 1999:

     (a)  the Company's acquisition of CableTec


2.   Significant Accounting Policies
--------------------------------------------------------------------------------
     The significant accounting policies used in the preparation of the pro forma consolidated balance sheet and statement of operations and deficit include those disclosed in the financial statements of Paxton, Universe2U, and CableTec.


3. Pro Forma Statement of Operations Assumptions and Adjustments for the Period Ended March 31, 2000 and the Year Ended December 31, 1999
--------------------------------------------------------------------------------

     (a)  Acquisition of CableTec

          The pro forma statements of operations have been prepared to reflect the acquisition as if it occurred on January 1, 1999 and the following adjustments and assumptions resulting from the acquisition of
          CableTec:

          - the elimination of the results of discontinued operations of $15,429 for the year ended December 31, 1999

          - the additional amortization of capital assets of $30,914 for the period ended March 31, 2000 and $154,571 for the year ended December 31, 1999

     (b)  Pro forma basic and fully diluted loss per share

          The weighted average number of shares used to compute pro forma basic and fully diluted loss per share is determined as follows:
--------------------------------------------------------------------------------
          Weighted average number of shares used to compute historical
            basic and fully diluted loss per share                    5,510,200
          Shares tendered for cancellation                           (4,000,000)
          Acquisition of Universe2U                                     250,000
          Stock dividend                                             33,443,800
--------------------------------------------------------------------------------

          Weighted average number of shares after giving effect to the
            recapitalization of Universe2U                           35,204,000
          Conversion of debenture                                       833,000
          Conversion of shareholder advances                            100,000
          Private placement                                             220,000
--------------------------------------------------------------------------------

                                                                     36,357,000
================================================================================

                   Bernie Tan Investments Inc. o/a CableTec

                        Unaudited Financial Statements

                                March 31, 2000

                          (expressed in U.S. dollars)

                      MOORE STEPHENS COOPER MOLYNEUX LLP
                             CHARTERED ACCOUNTANTS

8th Floor, 701 Evans Avenue                       Telephone: (416) 626-6000
Toronto, Ontario                                  Facsimile: (416) 626-8650
Canada  M9C 1A3                                   E-mail: info@mscm.ca



                           Review Engagement Report



To the Shareholders of
Bernie Tan Investments Inc. o/a CableTec

We have reviewed the interim balance sheet of Bernie Tan Investments Inc. o/a CableTec as at March 31, 2000 and the interim statements of operations and retained earnings and cash flows for the three month period then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the Company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles in the United States.


                              Signed:  "Moore Stephens Cooper Molyneux LLP"

                                             Chartered Accountants

Toronto, Ontario
April 20, 2000

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------


Unaudited Balance Sheet
March 31, 2000
(expressed in U.S. dollars)
----------------------------------------------------------------------------


                                                           2000        1999
                                                       --------    --------

Assets
    Current assets
    Cash and cash equivalents                          $ 25,802    $187,905
    Accounts receivable                                 182,613     111,810
    Note receivable (note 2)                             89,692           -
    Prepaid expenses                                        977       2,537
    Inventory                                                 -      70,724
    Due from employees (note 2)                          84,097           -
                                                       --------    --------
                                                        383,181     372,976
    Capital assets (note 3)                             168,975     147,778
    Incorporation costs                                       -         643
                                                       --------    --------
                                                       $552,156    $521,397
                                                       ========    ========
Liabilities
    Current liabilities
    Accounts payable and accrued liabilities           $ 53,411    $144,614
    Income taxes payable                                 70,150      32,554
    Due to related parties                                    -      28,090
    Current portion of vehicle loan (note 4)              5,433       5,130
                                                       --------    --------
                                                        128,994     210,388
    Vehicle loan payable (note 4)                         9,759      13,767
                                                       --------    --------
                                                        138,753     224,155
                                                       --------    --------
Commitments and contingencies (note 7)                        -           -
                                                       --------    --------
Shareholders' equity
    Share capital
    Authorized:  Unlimited number of Common shares
    Issued and outstanding:  120 Common shares                1           1
    Accumulated other comprehensive income                 (178)    (13,448)
    Retained earnings                                   413,580     310,689
                                                       --------    --------
                                                        413,403     297,242
                                                       --------    --------
                                                       $552,156    $521,397
                                                       ========    ========

The accompanying notes are an integral part of these financial statements.


Approved on behalf of the Board

------------------------------------
Bernard Tanunagara

Bernie Tan Investments Inc. o/a CableTec
-----------------------------------------------------------------------

Unaudited Statement of Retained Earnings
for the three month period ended March 31, 2000
(expressed in U.S. dollars)
-----------------------------------------------------------------------

                                                        2000       1999
                                                    --------   --------
Retained earnings, beginning of period              $369,923   $282,204
    Net income for the period                         43,657     28,485
                                                    --------   --------

Retained earnings, end of period                    $413,580   $310,689
                                                    ========   ========

The accompanying notes are an integral part of these financial statements.

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Unaudited Statement of Operations
for the three month period ended March 31, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------




                                                         2000       1999
                                                     --------   --------

Sales                                                $244,839   $107,368
                                                     --------   --------
Cost of goods sold
    Subcontracting                                     46,334     28,334
    Wages and benefits                                 32,637     31,475
    Equipment rental and maintenance                   20,572      6,662
    Materials                                          11,146     12,363
    Amortization                                       10,863      7,842
                                                     --------   --------
                                                      121,552     86,676
                                                     --------   --------
Gross profit                                          123,287     20,692
                                                     --------   --------
Expenses
    Vehicles and travel                                29,729     11,998
    Advertising and promotion                          14,082      9,824
    Rent and realty taxes                              10,308      7,548
    Professional fees                                   6,693          -
    Insurance                                           4,363      5,255
    Office and general                                  1,946      1,895
    Bank charges and interest                             557          -
                                                     --------   --------
                                                       67,678     36,520
                                                     --------   --------
Income from continuing operations                      55,609    (15,828)
Income from discontinued operations (note 6)                -     40,891
                                                     --------   --------
Income before provision for income taxes               55,609     25,063
    Provision for income taxes                         11,952     (3,422)
                                                     --------   --------
Net income for the period                            $ 43,657   $ 28,485
                                                     ========   ========

The accompanying notes are an integral part of these financial statements.

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------


Unaudited Statement of Cash Flows
for the three month period ended March 31, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

                                                                   2000        1999
--------------------------------------------------------------------------------------
Cash flow from operating activities
    Net income for the period                                   $  43,657    $ 28,485
    Items not affecting cash
        Amortization                                               10,863       7,842
                                                                ---------    --------
                                                                   54,520      36,327
    Other sources (uses) of cash from operations
        (Increase) decrease in accounts receivable                (71,885)     30,177
        Decrease (increase) in inventory                           12,339     (55,403)
        Decrease in accounts payable and accrued liabilities      (62,929)    (33,460)
        Increase in income taxes payable                           11,738       6,870
                                                                ---------    --------
                                                                  (56,217)    (15,489)
                                                                ---------    --------
Cash flow from investing activities
    Purchase of capital assets                                    (16,185)          -
                                                                ---------    --------
Cash flow from financing activities
    Repayments on long-term debt                                   (1,412)     (1,335)
    (Increase) decrease in due from employee                      (42,490)        277
                                                                ---------    --------
                                                                  (43,902)     (1,058)
                                                                ---------    --------
Effect of exchange rate changes on cash                              (331)      2,221
                                                                ---------    --------
Decrease in cash                                                 (116,635)    (14,326)
Cash and cash equivalents, beginning of period                    142,437     202,231
                                                                ---------    --------
Cash and cash equivalents, end of period                        $  25,802    $187,905
                                                                =========    ========

The accompanying notes are an integral part of these financial statements.

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------
Notes to Unaudited Financial Statements
March 31, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

1.   Significant Accounting Policies
--------------------------------------------------------------------------------

     Unaudited interim statements

     The financial statements as of March 31, 2000 and for the three months ended March 31, 2000 are unaudited, however, in the opinion of management all adjustments (consisting of normal recurring accruals) considered necessary in order to make the financial statements not misleading have been included. The results for the interim period ended March 31, 2000 are not necessarily indicative of the results to be obtained for a full fiscal year.

     Cash and cash equivalents

     Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturity at the date of purchase of three months or less.

     Capital assets

     Capital assets are recorded at cost. Amortization is provided over the assets' estimated useful lives at the following rates:

     Tools and equipment                    -       20  %   declining balance
     Vehicles and trucks                    -       30  %   declining balance

     Revenue recognition

     Revenue for services provided is recognized in the period the services are performed based on the costs incurred.

     Foreign exchange

     The Company's operations are self-sustaining and therefore their assets and liabilities are translated into U.S. dollars, the basis of presentation of these financial statements, using the period end rate of exchange, and revenue and expenses of such operations are translated using the average rate of exchange for the period. The related foreign exchange gains and losses arising on translation of the Company's operations are included in shareholders' equity until realized.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair value

     The carrying amount of accounts receivable, bank loans, accounts payable accrued liabilities approximates their fair value because of the short-term maturities of these items. The fair value of the note receivable from a related company is not determinable, as this amount is due on demand without interest, and, accordingly, cannot be ascertained with reference to similar debt with non-related parties.

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Notes to Unaudited Financial Statements
March 31, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

1.   Significant Accounting Policies - continued
--------------------------------------------------------------------------------

     Future income taxes

     The Company adopted the asset/liability method of accounting for future income taxes in fiscal 1999 whereby future income tax liabilities are determined by applying the tax rate at the end of the fiscal year to temporary differences between the accounting and tax bases of the assets and the liabilities of the Company. The future income tax liability results from differences between the tax base and carrying values of capital and other assets, differences in the accounting and tax treatment of certain costs.


2.   Related Party Transactions
--------------------------------------------------------------------------------
     During the prior year, the Company sold the net assets of its cellular division to 1375270 Ontario Limited, a corporation controlled by the shareholders of the Company. The purchase price was satisfied by the assumption of liabilities related to the cellular division and a note receivable of $89,692 which is non-interest bearing, unsecured, and repayable by May 31, 2000. The sale resulted in a gain on disposal of $18,476.

     Amounts due to and from shareholders are non-interest bearing with no fixed repayment terms.

3.   Capital Assets
--------------------------------------------------------------------------------

                                                            2000        1999
                              ----------------------------------    --------
                                         Accumulated    Net Book    Net Book
                                 Cost    Amortization      Value       Value
                              ---------  ------------  ---------    --------
     Furniture and fixtures   $       -  $       -     $       -   $   2,861
     Computers                        -          -             -       3,772
     Tools and equipment        178,183     95,745        82,438      64,028
     Vehicles and trucks        203,005    116,468        86,537      76,101
     Leasehold improvements           -          -             -       1,016
                              ---------  ---------     ---------   ---------
                              $ 381,188  $ 212,213     $ 168,975   $ 147,778
                              =========  =========     =========   =========

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Notes to Unaudited Financial Statements
March 31, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

4.   Vehicle Loan
--------------------------------------------------------------------------------

                                                                                 2000      1999
------------------------------------------------------------------------------------------------
     The loan is secured by the vehicle, bears interest at 1.9% per annum, is repayable at $473 monthly principal and interest and matures
     November 2002.
                                                                               $15,192   $18,896
     Less:  Current portion                                                      5,433     5,130
                                                                               -------   -------
                                                                               $ 9,759   $13,766
                                                                               =======   =======
     Principal payments on long-term debt are as follows:
     2001                                                                      $ 5,433
     2002                                                                        5,537
     2003                                                                        4,222
                                                                               -------
                                                                               $15,192
                                                                               =======

5.   Interest and Income Taxes Paid
--------------------------------------------------------------------------------
     During the year, the Company had cash flows arising from interest and income taxes paid as follows:
--------------------------------------------------------------------------------

                                                      2000         1999
                                                     -------     ---------
     Interest paid                                   $   557     $   1,382
     Income taxes paid                               $     -     $   1,417
                                                     =======     =========

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Notes to Unaudited Financial Statements
March 31, 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

6.   Discontinued Operations
--------------------------------------------------------------------------------
     On November 30, 1999 the Corporation completed an agreement with 1375270 Ontario Limited, a related corporation, to sell the net assets of its cellular division. The sale closed on November 30, 1999. Accordingly, the cellular operations have been treated as discontinued operations in the 1999 financial statements.

     The operating results of discontinued operations are as follows:
--------------------------------------------------------------------------------

                                                              2000              1999
                                                           ---------          --------
     Sales                                                 $       -          $117,990
      Cost of sales                                                -            40,564
                                                           ---------          --------
      Gross profit                                                 -            77,426
                                                           ---------          --------
     Expenses
        Operating expenses                                         -            23,471
        Interest expense                                           -             1,382
        Amortization                                               -               402
                                                           ---------          --------
                                                                   -            25,255
                                                           ---------          --------
     Income before provision for income taxes                      -            52,171
        Provision for income taxes                                 -            11,280
                                                           ---------          --------
     Net income from discontinued operations               $       -          $ 40,891
                                                           =========          ========

7.   Commitments and Contingencies
--------------------------------------------------------------------------------

     At March 31, 2000, the Company's total obligation, under an operating lease for equipment is as follows:

          2000                                               $ 36,289
          2001                                                 48,386
          2002                                                 28,225
                                                             --------
                                                             $112,900
                                                             ========


8.   Subsequent Event
--------------------------------------------------------------------------------

     Subsequent to the period end, 100% of the issued and outstanding shares of the Company were acquired by Universe2U Inc., a Canadian subsidiary of Universe2U Inc., a publicly traded Nevada Corporation.

                   Bernie Tan Investments Inc. o/a CableTec

                             Financial Statements

                               December 31, 1999

                          (expressed in U.S. dollars)

                      MOORE STEPHENS COOPER MOLYNEUX LLP
                             CHARTERED ACCOUNTANTS

8th Floor, 701 Evans Avenue                        Telephone: (416) 626-6000
Toronto, Ontario                                   Facsimile: (416) 626-8650
Canada M9C 1A3                                     E-mail: info@mscm.ca


                               Auditors' Report


To the Shareholders of
Bernie Tan Investments Inc. o/a CableTec

We have audited the balance sheet of Bernie Tan Investments Inc. o/a CableTec as at December 31, 1999 and the statements of operations and retained earnings and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999, and the results of its operations and cash flows for the years ended December 31, 1999 and 1998 in accordance with generally accepted accounting principles in the United States.


                                Signed:  "Moore Stephens Cooper Molyneux LLP"

                                    Chartered Accountants

Toronto, Ontario
February 24, 2000

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------


Balance Sheet
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

Assets
   Current assets
   Cash                                                         $  142,437
   Accounts receivable                                             110,728
   Note receivable (note 2)                                         90,071
   Prepaid expenses                                                    981
   Inventory                                                        12,339
   Due from shareholder (note 2)                                    41,607
                                                                ----------
                                                                   398,163
   Capital assets (note 3)                                         164,377
                                                                ----------
                                                                $  562,540
                                                                ==========
Liabilities
   Current liabilities
   Accounts payable and accrued liabilities                     $  116,340
   Income taxes payable                                             58,412
   Current portion of vehicle loan (note 4)                          5,430
                                                                ----------
                                                                   180,182
   Vehicle loan payable (note 4)                                    11,174
                                                                ----------
                                                                   191,356
                                                                ----------
Commitments and contingencies (note 7)                                   -
                                                                ----------
Shareholders' equity
   Share capital
   Authorized:  Unlimited number of Common shares
   Issued and outstanding:  120 Common shares                            1
   Accumulated other comprehensive income                            1,260
   Retained earnings                                               369,923
                                                                ----------
                                                                   371,184
                                                                ----------
                                                                $  562,540
                                                                ==========

The accompanying notes are an integral part of these financial statements.

Approved on behalf of the Board

----------------------------------------

Bernard Tanunagara

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Statement of Retained Earnings
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)
-------------------------------------------------------------


                                                            1999       1998
                                                        --------   --------

Retained earnings, beginning of years                   $282,204   $249,804
    Net income for the years                              87,719     32,400
                                                        --------   --------
Retained earnings, end of years                         $369,923   $282,204
                                                        ========   ========

The accompanying notes are an integral part of these financial statements.

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Statement of Operations
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)
----------------------------------------------------------------------------


                                                            1999        1998
                                                       ---------------------

Sales                                                  $ 863,014    $674,437
-----                                                  ---------------------
Cost of goods sold
    Subcontracting                                       232,442     146,302
    Wages and benefits                                   205,940     140,392
    Equipment rental and maintenance                      78,074      72,572
    Materials                                             45,145      54,213
    Amortization                                          50,046      39,315
                                                       ---------------------
                                                         611,647     452,794
                                                       ---------------------
Gross profit                                             251,367     221,643
                                                       ---------------------
Expenses
    Professional fees                                     17,059       2,646
    Vehicles and travel                                   40,617      37,089
    Rent and realty taxes                                 36,170      34,286
    Advertising and promotion                             35,083      24,371
    Insurance                                             16,705       5,907
    Office and general                                     8,045       5,956
    Bank charges and interest                              4,864       8,631
    Bad debt expense                                     (10,191)     22,010
                                                       ---------------------
                                                         148,352     140,896
                                                       ---------------------
Income from continuing operations                        103,015      80,747
Income from discontinued operations (note 6)              15,724     (27,464)
                                                       ---------------------
Income before provision for income taxes                 118,739      53,283
    Provision for income taxes                            31,020      20,883
                                                       ---------------------
Net income for the years                               $  87,719    $ 32,400
                                                       =====================


The accompanying notes are an integral part of these financial statements.

Bernie Tan Investments Inc. o/a CableTec
-------------------------------------------------------------------------------

Statement of Cash Flows
for the years ended December 31, 1999 and 1998
(expressed in U.S. dollars)

                                                                                  -------------------------
                                                                                      1999             1998
                                                                                  -------------------------
Cash flow from operating activities
    Net income for the years                                                       $  87,719       $ 32,400
    Items not affecting cash
        Amortization                                                                  50,046         39,315
        Gain on disposal of capital assets                                           (18,476)             -
                                                                                  -------------------------
                                                                                     119,289         71,715
    Other sources (uses) of cash from operations
        Decrease in accounts receivable                                               31,258         79,639
        Decrease (increase) in prepaid expenses                                        1,515           (248)
        Decrease in inventory                                                          2,981         24,029
        (Decrease) increase in accounts payable and accrued liabilities              (61,737)        41,671
        Increase (decrease) in income taxes payable                                   32,728        (57,896)
                                                                                  -------------------------
                                                                                     126,034        158,910
                                                                                  -------------------------
Cash flow from investing activities
    Purchase of capital assets                                                       (60,536)       (65,617)
    Proceeds on disposal of capital assets                                            27,436              -
                                                                                  -------------------------
                                                                                     (33,100)       (65,617)
                                                                                  -------------------------
Cash flow from financing activities
    (Repayments) proceeds on long-term debt                                           (3,626)        20,232
    Increase in note receivable                                                      (90,071)             -
    Increase in due from employee                                                    (69,420)        (3,274)
                                                                                  -------------------------
                                                                                    (163,117)        16,958
                                                                                  -------------------------
Effect of exchange rate differences                                                   10,389         (5,414)
                                                                                  -------------------------
(Decrease) increase in cash                                                          (59,794)       104,837
Cash, beginning of years                                                             202,231         97,3
                                                                                  -------------------------
Cash, end of years                                                                 $ 142,437       $202,
                                                                                  =========================

The accompanying notes are an integral part of these financial statements.

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Notes to Financial Statements
December 31, 1999
(expressed in U.S. dollars)

--------------------------------------------------------------------------------
1.   Significant Accounting Policies
--------------------------------------------------------------------------------
Cash and cash equivalents

     Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturity at the date of purchase of three months or less.

     Inventory

     Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

     Capital assets

     Capital assets are recorded at cost. Amortization is provided over the assets' estimated useful lives at the following rates:

     Furniture and fixtures         -   20   % declining balance
     Computers                      -   30   % declining balance
     Tools and equipment            -   20   % declining balance
     Vehicles and trucks            -   30   % declining balance
     Leasehold improvements                5 year straight line

     Revenue recognition

     Revenue for services provided is recognized in the period the services are performed based on the costs incurred.

     Foreign exchange

     The Company's operations are self-sustaining and therefore their assets and liabilities are translated into U.S. dollars, the basis of presentation of these financial statements, using the year end rate of exchange, and revenue and expenses of such operations are translated using the average rate of exchange for the year. The related foreign exchange gains and losses arising on translation of the Company's operations are included in shareholders' equity until realized.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair value

     The carrying amount of accounts receivable, bank loans, accounts payable accrued liabilities approximates their fair value because of the short-term maturities of these items. The fair value of the note receivable from a related company is not determinable, as this amount is due on demand without interest, and, accordingly, cannot be ascertained with reference to similar debt with non-related parties.

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Notes to Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

1.   Significant Accounting Policies - continued
--------------------------------------------------------------------------------

     Future income taxes

     The Company adopted the asset/liability method of accounting for future income taxes in fiscal 1999, whereby future income tax liabilities are determined by applying the tax rate at the end of the fiscal year to temporary differences between the accounting and tax bases of the assets and the liabilities of the Company. The future income tax liability results from differences between the tax base and carrying values of capital and other assets, differences in the accounting and tax treatment of certain costs.

2.   Related Party Transactions
--------------------------------------------------------------------------------

     During the year, the Company sold the net assets of its cellular division to 1375270 Ontario Limited, a corporation controlled by the shareholders of the Company. The purchase price was satisfied by a note receivable of $90,071 which is non-interest bearing, unsecured, and repayable by May 31, 2000. The sale resulted in a gain on disposal of $18,476 (see note 6).

     Amounts due to shareholders are non-interest bearing with no fixed repayment terms.


3.    Capital Assets
      --------------------------------------------------------------------------

                                                                                                       1999          1998
      ----------------------------------------------------------------------------------------------------------------------
                                                                                 Accumulated          Net Book      Net Book
                                                               Cost              Amortization           Value         Value
      ----------------------------------------------------------------------------------------------------------------------

      Furniture and fixtures                               $       -              $      -         $        -       $  2,964
      Computers                                                    -                     -                  -          3,907
      Tools and equipment                                    172,598                91,854             80,744         66,789
      Vehicles and trucks                                    193,948               110,315             83,633         78,821
      Leasehold improvements                                       -                     -                  -          1,052
      ----------------------------------------------------------------------------------------------------------------------
                                                           $ 366,546              $202,169         $  164,377       $153,533
      ======================================================================================================================

4.    Vehicle Loan
      ----------------------------------------------------------------------------------------------------------------------
                                                                                                         1999        1998
      ----------------------------------------------------------------------------------------------------------------------
      The loan is secured by the vehicle, bears interest at 1.9% per annum, is repayable at $475 monthly principal and interest and matures November
      2002.
                                                                                                     $ 16,604       $ 20,231
      Less:  Current portion                                                                            5,430          5,023
     -----------------------------------------------------------------------------------------------------------------------
                                                                                                     $ 11,174      $  15,208
     =======================================================================================================================

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Notes to Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

4.   Vehicle Loan - continued
--------------------------------------------------------------------------------
     Principal payments on long-term debt are as follows:
     2000                                                            $   5,430
     2001                                                                5,534
     2002                                                                5,640
                                                                     ----------
                                                                     $  16,604

5.   Interest and Income Taxes Paid
-------------------------------------------------------------------------------
     During the year, the Company had cash flows arising from interest and income taxes paid as follows:
                                                  1999                 1998
                                                ---------            ---------
     Interest paid                              $   4,991            $   9,056
     Income taxes paid                          $   6,843            $  71,158
                                                =========            =========

6.   Discontinued Operations
--------------------------------------------------------------------------------

     On November 30, 1999, the Company completed an agreement with 1375270 Ontario Limited, a related corporation, to sell the net assets of its cellular division. The sale closed on November 30, 1999. Accordingly, the cellular operations have been treated as discontinued operations in the 1999 financial statements and the comparative balances for 1998 have been restated.

     The operating results of discontinued operations are as follows:

                                                           1999       1999
                                                         --------   ---------

      Sales                                              $441,515   $508,752
      Gain on sale of assets                               18,476          -
                                                         --------   ---------
                                                          459,991    508,752
      Cost of sales                                       368,185    461,778
                                                         --------   ---------
      Gross profit                                         91,806     46,974
                                                         --------   ---------
      Expenses
        Operating expenses                                 65,264     75,449
        Interest expense                                    4,759      4,986
        Amortization                                            -      3,584
                                                         --------   ---------
                                                           70,023     84,019
                                                         --------   ---------
      Income before provision for income taxes             21,783    (37,045)
                                                         --------   ---------
        Provision for income taxes                          6,059     (9,581)
                                                         --------   ---------
      Net income (loss) from discontinued operations     $ 15,724   $(27,464)
                                                         --------   ---------

Bernie Tan Investments Inc. o/a CableTec
--------------------------------------------------------------------------------

Notes to Financial Statements
December 31, 1999
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

7.   Commitments and Contingencies
--------------------------------------------------------------------------------

     At December 31, 1999, the Company's total obligation, under an operating lease for equipment is as follows:

       2000                                                          $   48,591
       2001                                                              48,591
       2002                                                              28,345
                                                                     ----------
                                                                     $  125,527
                                                                     ==========

8.   Subsequent Events
--------------------------------------------------------------------------------

     Subsequent to the year end, 100% of the issued and outstanding shares of the Company were acquired by Universe2U Inc., a Canadian subsidiary of Universe2U Inc., a publicly traded Nevada Corporation.

Prospective investors may rely only on the information contained in this prospectus. Universe2U Inc. has not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.


                              ----------------


Until January 21, 2001 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                           [Logo of Universe2U Inc.]

                               2,076,000 shares

                                 Common Stock

                                --------------

                                  PROSPECTUS

                                --------------


                               December 27, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):


 Nature of Expense                                                   Amount
 -----------------                                                 ----------
 SEC Registration Fee.............................................  $  2,848
 Accounting Fees and Expenses.....................................    40,000
 Legal Fees and Expenses..........................................    75,000
 Director and Officer Insurance Expenses..........................    22,000
 Blue Sky Qualification Fees and Expenses.........................    25,000
 Miscellaneous....................................................    30,000
                                                                    --------
  TOTAL...........................................................  $194,848
                                                                    ========

The amounts set forth above, except for the Securities and Exchange Commission fee, are in each case estimated.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Section 78.037 of the Nevada Revised Statutes ("NRS"),
Article IX of our by-laws provides that no director or officer of Universe2U be personally liable to Universe2U or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of distributions in violation of NRS Section 78.300, which provides that (a) the directors of a corporation shall not make distributions to stockholders except as provided by this chapter; and (b) in case of any willful or grossly negligent violation of the provisions of this section, the directors under whose administration the violation occurred, excepting dissenters to those acts, are jointly and severally liable, at any time within three (3) years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders. In addition, our amended and restated certificate of incorporation provides that if the Nevada Revised Statutes are amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director and/or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Article IX of our amended and restated by-laws provides for indemnification by Universe2U of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Universe2U if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Universe2U, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

We have also entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we indemnify each of our directors and such officers to the fullest extent permitted under law and our by-laws, and provide for the advancement of expenses to each director and each such officer. We have also obtained directors and officers insurance against certain liabilities.

                    RECENT SALES OF UNREGISTERED SECURITIES

Universe2U Inc. has sold or issued the following securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). No underwriters were used in connection with these sales and issuances.

On May 17, 2000, the company issued an aggregate of 5,000,000 shares of common stock to Angelo Boujos, Josie Boujos, Andrew Eyres and William McGill (the "Principals") in connection with the acquisition of Universe2U Inc. (Ontario). None of such shares are registered for sale hereunder. See, "Certain Relationships and Related Transactions" and "Principal Stockholders."

On May 26, 2000, and May 27, 2000, an Ontario, Canada subsidiary of the company issued an aggregate of 833,000 shares of exchangeable securities. Such securities are exchangeable at any time on a one-for-one basis for shares of company common stock without payment of further consideration. The exchangeable securities were issued in connection with the conversion of debentures held by thirteen Non-U.S. investors. Such issuance was made under Regulation S of the Securities Act. Such debentures had been issued by Universe2U Inc. (Ontario) prior to its acquisition by the company.

From June through November 2000, the company sold to Non-U.S. investors as part of a private placement offering under Regulation S of the Securities Act 601,500 shares of common stock at a purchase price of $5.00 per share and warrants exercisable for the purchase of 621,500 shares of common stock at an exercise price of $5.00 per share.

In June 2000, the company issued 20,000 shares of common stock to one accredited U.S. investor under Section 4(2) of the Securities Act.

On June 9, 2000 the company issued to Mr. Angelo Boujos, Chairman of the company, 100,000 shares of restricted common stock in exchange for the conversion of approximately $429,000 of indebtedness of the company to Mr. Boujos. The company relied upon Section 4(2) of the securities act with respect to the issuance of the foregoing shares. None of such shares are registered for resale hereunder.

                                   EXHIBITS

     (a) Exhibits: Incorporated herein by reference to the List of Exhibits following the signature pages hereto.

                                 UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted towards directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For purposes of registration of securities under Rule 415 promulgated under the Securities Act, the undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Richmond Hill, Ontario, on December 27, 2000.

                                   UNIVERSE2U INC.

                                      /s/ Kim Allen
                                   By:______________________________
                                         Kim Allen
                                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the Town of Richmond Hill, Ontario, on December 27, 2000.


      Signature                   Title                      Date


/s/ Angelo Boujos
_____________________________     Chairman                 December 27, 2000
Angelo Boujos


/s/ Kim Allen
_____________________________     Chief Executive
Kim Allen                         Officer, Director
                                  and Acting Chief
                                  Financial Officer        December 27, 2000

/s/ Jeff Rosenthal
_____________________________     President                December 27, 2000
Jeff Rosenthal


/s/ Paul Pathak
_____________________________     Director                 December 27, 2000
Paul Pathak


/s/ Connie Colangelo
_____________________________     Director                 December 27, 2000
Connie Colangelo


/s/ Barry W. Herman
_____________________________     Director                 December 27, 2000
Barry W. Herman


/s/ Anthony Palumbo
_____________________________     Director                 December 27, 2000
Anthony Palumbo

EXHIBITS LIST

Exhibit No.    Description of document
-----------    -----------------------

3.1(a)         Certificate of Incorporation as filed with the Commission as
               Exhibit 3.1 to Paxton Mining Corporation's Form SB-2 filed on September 1, 1999, is incorporated herein by reference thereto.

3.1(b) Certificate of Amendment of Articles of Incorporation, as filed with the Commission as Exhibit 3.1(b) to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

3.2 By-laws, as filed with the Commission as Exhibit 3.2 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

4.1            Specimen Stock Certificate, as filed with the Commission as
               Exhibit 4.1 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

5.1            Opinion of Wuersch & Gering, LLP.

10.1 Share Purchase Agreement dated January 25, 2000, between 1348485 Ontario Inc. and Bernie Tan Investments Inc. o/a CableTec Communications and Bernard Tanunagara and Barbara Tanunagara and Edward Tanunagara, as filed with the Commission as Exhibit 10.1 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.2           Amending Agreement dated March 1, 2000, between Universe2U Inc.
               (formerly 1348485 Ontario Inc.), Bernie Tan Investments Inc. o/a CableTec Communications, Bernard Kris Tanunagara, Barbara J. Tanunagara and Edward Tanunagara, as filed with the Commission as
               Exhibit 10.2 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.3 Second Amending Agreement dated May 31, 2000, between Universe2U Inc. (formerly 1348485 Ontario Inc.), Bernie Tan Investments Inc. o/a CableTec Communications, Bernard Kris Tanunagara, Barbara J. Tanunagara and Edward Tanunagara, as filed with the Commission as
               Exhibit 10.3 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.4 Share Option Agreement dated May 31, 2000 between Universe2U Inc., and Bernard Kris Tanunagara, as filed with the Commission as Exhibit 10.4 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.5           Escrow Agreement dated May 31, 2000, between Universe2U Inc.
               (formerly 1348485 Ontario Inc.), Bernard Tanunagara, Barbara Tanunagara, Edward Tanunagara and Rigobon, Carli, Barristers & Solicitors, as filed with the Commission as Exhibit 10.5 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.6 Indemnification Agreement between Universe2U Inc. and Indemnitee, as filed with the Commission as Exhibit 10.6 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.7 Executive Employment Agreement dated November 24, 1999 between 1348485 Ontario Inc. and Kim Allen,, as filed with the Commission as Exhibit 10.7 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.8 Executive Employment Agreement dated December 22, 1999 between Universe2U Inc. and Angelo Boujos, as filed with the Commission as Exhibit 10.8 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.9 Executive Employment Agreement dated December 21, 1999 between Canadian Cable Consultants Inc. and William McGill, as filed with the Commission as Exhibit 10.9 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.10 Executive Employment Agreement dated June 1, 2000 between Universe2U Inc. and Andrew Eyres, as filed with the Commission as
               Exhibit 10.10 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.11 Executive Employment Agreement dated April 19, 2000, between Fiber Optic Corporation of Canada and Jeff Rosenthal, as filed with the Commission as Exhibit 10.11 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.12 Employment Agreement dated May 31, 2000 between CableTec and Bernard Tanunagara, as filed with the Commission as Exhibit 10.12 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.13 Share Purchase Agreement dated May 16, 2000, between Universe2U, 1418276 Ontario Inc., Universe2U Inc., Angelo Boujos, Josie Boujos, Josie Boujos, in trust, Bill McGill and Andrew Eyres, as filed with the Commission as Exhibit 10.13 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.14 Share Exchange Agreement dated May 16, 2000, between Universe2U Inc., 1418276 Ontario Inc., Angelo Boujos, Josie Boujos, Josie Boujos, in trust, Bill McGill and Andrew Eyres, as filed with the Commission as Exhibit 10.14 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.15 Support Agreement dated May 16, 2000, between Universe2U Inc., 1418276 Ontario Inc., Angelo Boujos, Josie Boujos, Josie Boujos in trust, Bill McGill and Andrew Eyres, as filed with the Commission as Exhibit 10.15 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.16 Engagement Letter Agreement dated July 17, 2000 between Universe2U Inc., and First Union Asset Management, as filed with the Commission as Exhibit 10.16 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.17 Waiver and Release dated May 17, 2000 between Universe2U Inc., and First Union Asset Management, as filed with the Commission as
               Exhibit 10.17 to the company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.18 Operating Agreement of T-E Realty And Rights-of-way Agency, L.L.C., as filed with the Commission as Exhibit 10.18 to the Company's Form 10-QSB filed on November 14, 2000, is incorporated herein by reference thereto.

10.19 Executive Employment Agreement dated July 26, 2000, between Universe2U Inc. and R. John Slattery, as filed with the Commission as Exhibit 10.19 to the Company's Form 10-QSB filed on November 14, 2000, is incorporated herein by reference thereto.

10.20 Joint Venture Term Sheet, between T- Enterprises, Inc., and the Right-of-Ways Agency Inc., dated July 13, 2000, as filed with the Commission as Exhibit 10.20 to the Company's Form 10-QSB filed on November 14, 2000, is incorporated herein by reference thereto.

15.1 Letter on unaudited interim financial information, dated November 8, 2000, included in this registration statement as part of the financial statements, see page F-2, is incorporated herein by reference thereto.

16.1 Letter from Williams & Webster, P.S., dated June 15, 2000, regarding change in certifying accountant, as filed with the Commission as Exhibit 16 to the Company's Form 8-K filed on June 16, 2000, is incorporated herein by reference thereto.

21.1           Subsidiaries of Registrant

23.1           Consent of Moore Stephens Cooper Molyneux LLP.

23.2           Consent of Wuersch & Gering, LLP (see Exhibit 5.1).